AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                 March 27, 2001
                                REGISTRATION NO.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          AMENDMENT NO. 1 TO FORM SB-2

                              THE AUXER GROUP, INC.
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

Delaware                           6770                         22-3537927
(State or other             (Primary Standard                (I.R.S. Employer
Jurisdiction of             Industrial Classification          Identification
Incorporation or                 Code No.)                         Number)
Organization)

                                12 Andrews Drive
                         West Paterson, New Jersey 07424
                            Telephone: (973) 890-4925
                            Facsimile: (973) 890-9877
                   (Address and Telephone Number of Principal
               Executive Offices and Principal Place Of Business)

                             EUGENE CHIARAMONTE, JR.
                 CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR
            (Name, Address and Telephone Number of Agent for Service)

                                12 Andrews Drive
                         West Paterson, New Jersey 07424
                            Telephone: (973) 890-4925
                            Facsimile: (973) 890-9877

                                   COPIES TO:
                             Richard I. Anslow, Esq.
                              Anslow & Jaclin, LLP
                             4400 Route 9, 2nd Floor

                           Freehold, New Jersey 07728
                            Telephone: (732) 409-1212
                            Facsimile: (732) 577-1188

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities of Act, check the following box and list the Securities Act registration statement number earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: /X/

CALCULATION OF REGISTRATION FEE

TITLE OF EACH                AMOUNT             PROPOSED               PROPOSED
AMOUNT OF
CLASS OF SECURITIES          TO BE              MAXIMUM                MAXIMUM
REGISTRATION
TO BE REGISTERED             REGISTERED         OFFERING PRICE(1)      AGGREGATE       FEE
                            (3)                                        PER SHARE(2)
OFFERING
PRICE

Common Stock $.001         31,689,501             $1,901,370            $.06       $475.34
par value per share

(1) Estimated solely for the purposes of computation of the registration fee pursuant to Rule 457.

(2) Represents the average closing bid price of our Common Stock as of March 22, 2001.

(3) Represents the maximum amount of shares of our Common Stock that we will be required to register in accordance with our Regulation D offering Debentures, excluding interest converted into shares of our Common Stock. This also includes the following shares of our Common Stock underlying warrants: 1,165,000 - Perrin, Holden and Davenport Capital Corp.; 67,500 - Intercontinental Capital Corp.; 67,500 - Seth A. Farbman.

                       Subject To Completion, Dated , 2001

                                   Prospectus

                              The Auxer Group, Inc.

               31,689,501 Shares of Common Stock, $.001 Par Value

This is an offering of a total of 31,689,501 shares of our common stock, par value $.001 by the individuals who are named under the caption "Selling Stockholders." Of the shares of common stock being offered by the selling stockholders, a maximum of 30,389,501 shares of our Common Stock may be acquired by them upon conversion of the 8% Convertible Debentures held by them and a maximum of 1,300,000 shares of our common stock may be acquired based upon conversion of warrants. We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

The Selling Stockholders may offer and sell the shares of our Common Stock from time to time directly, or through underwriters, in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Prior to this offering (the "Offering"), our Common Stock, also known as the "Securities",) is traded on the OTC Electronic Bulletin Board ("OTC BB") under the symbol "AXGI." There is no assurance that such a public market will be sustained after the completion of the Offering.

These are speculative securities. See "risk factors" beginning on page 12 for a discussion of certain factors to be considered by prospective investors. These securities have not been approved or disapproved by the securities and exchange commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Information contained here is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

                     The Date Of This Prospectus is , 2001.

                               Prospectus Summary

The Company

The Auxer Group, Inc. (the "Auxer Group")is headquartered in West Paterson, New Jersey. The Auxer Group, Inc. was incorporated in Idaho on June 24, 1920 under the name "The Auxer Gold Mines, Inc." (the "Auxer"). The Auxer Group's original business was mining. In 1972, the mining assets were transferred to Idora Silver Mines, Inc. and Auxer maintained a dormant status for a majority of the 1970's and 1980's. Effctive May 2, 1994, the National Association of Securities Dealers
(NASD) cleared Auxer's request for unpriced quotation on the OTC Bulletin Board for the Auxer Gold Mines common stock under the symbol AUXI. On April 18,1995, Auxer acquired all of the issued and outstanding shares of CT Industries, which became our wholly owned subsidiary. CT's assets included the distribution rights to an oil treatment formulation, specifically Formula 2000. Auxer issued 4,000,000 shares of its common stock to shareholders of CT Industries. Upon consummation of such acquisition, Auxer moved its offices to Ridgewood, New Jersey. Auxer continued to develop the engine treatment and test market the product it acquired from CT Industries through infomercials and by sponsoring regional races.

In 1996, Auxer established Wayne, New Jersey as its principal place of business and acquired the issued and outstanding shares of two companies. Firstly, on February 8, 1996, it acquired Universal Filtration Industries, Inc. ("Universal Filtration"), a company that manufactured and delivered products for dry cleaners. On March 24, 1999, the Auxer Group's board of directors approved closing down Universal Filtrations operating account. Currently, Universal Filtration is dormant with no operating activity. Secondly, on October 25, 1996, Auxer acquired Harvey Westbury Corporation, Inc.("Harvey Westbury") a light manufacturer and wholesaler of aftermarket automotive products.

In August 1997, shareholders of Auxer voted to exchange their shares on a one for one basis for shares in The Auxer Group, Inc., the new Delaware corporation (the "Auxer Group"). The Auxer Group, was incorporated in the State of Delaware on August 11, 1997. In August 1997, Auxer merged into the Auxer Group. Effective on or about August 7, 1997, the Auxer Group began trading on the OTC Electronic Bulletin Board under the symbol AXGI.

On April 22, 1999, the Auxer Group purchased automotive parts inventory from Ernest DeSaye, Jr., employed Mr. DeSaye and placed these assets in Hardyston Distributors, Inc., one of the Auxer Group's wholly owned subsidiaries. Hardyston was incorporated in New Jersey on April 22, 1999.

On June 12, 2000, the Auxer Group's board of directors approved the formation of a telecommunications group for the purpose of acquiring and/or investing in telecommunications companies and/or related technology.

Auxer Telecom Inc. was incorporated on August 7, 2000 in Delaware. The Auxer Group acquired 2 telecommunications excel switching platforms, which is a series of equipment that enables companies to track and bill telecommunications traffic. These assets were placed into Auxer Telecom Inc. on August 24, 2000. Auxer Telecom Inc. is one of the Auxer Group's wholly owned subsidiaries.

On September 21, 2000 the Auxer Group purchased the assets of Clifton Telecard Alliance Inc. employed Mustafa Qattous and placed these assets in Clifton Telecom Inc., one of the Auxer Group's wholly owned subsidiaries. Clifton Telecom Inc. was incorporated in Delaware on August 7, 2000. On May 16, 2001, the Auxer Group sold 100% of the stock of Clifton Telecard, Inc.

We maintain our principal offices at 12 Andrews Drive, West Paterson, New Jersey 07424 and our telephone number is (973) 890- 4925.

                                  The Offering

Securities Offered         31,689,501 Selling Security Holder Shares

Common Stock Outstanding 115,075,066. This amount does not include an aggregate of shares of Common Stock reserved for issuance upon the exercise of certain stock option agreements granted to our employees and consultants.

Offering Price There is no offering price. The shares are being registered for the Selling Security Holders only.

Use of Proceeds We will not receive any proceeds from this offering.

Risk Factors An investment in the Common Shares offered hereby involves a high degree of risk and therefore the Common Shares should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective purchasers of the shares of our Common Stock should carefully review and consider the factors set forth under "Risk Factors" as well as other information contained herein, before purchasing any of the shares of our Common Stock.

OTC BB Symbol(2) The shares of our Common Stock are presently trading on the OTC Electronic Bulletin Board ("OTC BB") under the symbol "AXGI." There can be no assurance that an active trading market will be sustained. As a result, an investor may find it difficult to dispose of, or to obtain adequate quotations as to the price of the shares of our Common Stock.

                          Summary Financial Information

The following table sets forth summary historical financial information of the Auxer Group for the years ended December 31, 2000 and 1999.

The summary historical financial data should be read in conjunction with the financial statements, and notes thereto, of the Auxer Group and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                   Year ended               Year ended
                                   December 31,             December 31,
                                      1999                    2000
                                      ----                    ----
Net Sales                            871,259                    10,993,570
                                     -------                    ----------
Gross Profit                         249,049                       969,310
                                     -------                       -------
Selling, General &                 1,302,418                     3,619,994
                                   ---------                     ---------
Administrative
Expenses

Research &                                 0                             0
                                           -                             -
Development Costs

Depreciation Costs                    11,626                       111,145
                                      ------                       -------

Amortization Costs                         0                             0
                                           -                             -

Interest                              10,618                        36,524
                                      ------                        ------
Net Income (Loss)                   (975,127)                  (2,795,833)
                                    ----------                 -----------
Inventory                            290,725                     1,226,807
                                     -------                     ---------
Cash Flows:

Operating                        (1,084,371)                   (1,321,356)

Investing                          (127,790)                   (1,634,660)


Financing                         1,217,474                      3,229,639

Basic Earnings per share             ($0.02)                       ($0.03)

Balance Sheet Data:

Current Assets                      414,778                      3,789,623

Total Assets                        471,835                      5,407,411

Current Liabilities                 299,168                      4,714,030

Total Liabilities                   300,323                      4,717,208

Stockholders Equity                 171,512                        690,203


The following table sets forth summary historical financial information of the Auxer Group for the three months ending March 31, 2001 and 2000.

The summary historical financial data should be read in conjunction with the financial statements, and notes, of the Auxer Group and Managements Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.

                             Three Months ended   Three Months ended
                               March 31, 2000       March 31, 2001
                               --------------       --------------
Net Sales                         535,540         7,412,884
Gross Profit                      171,334           321,147
Selling, General &                259,273         1,820,531
Administrative Expenses
Research & Development                  0                 0
Costs
Depreciation Costs                  4,035            35,487
Amortization Costs                      0                 0
Interest                            2,338           422,462
Net Income (loss)                 (96,830)       (1,956,149)
Inventory                         457,527         1,947,448
Cash Flows:
Operating                        (417,741)         (734,881)
Investing                         (30,733)          (44,865)
Financing                         482,003           711,887
Basic Earnings per share          (0.0001)            0.015
Balance Sheet Data:
Current Assets                    871,446         4,034,405
Total Assets                      975,986         5,651,281
Current Liabilities               521,261         4,328,013
Total Liabilities                 525,869         5,242,505

Stockholders' Equity              450,117           408,776

                                  Risk Factors

An investment in the securities being offered involves a high degree of risk. Prior to making any investment decision, prospective investors should carefully consider the following risk factors together with the other information presented in this prospectus including the financial statements and notes.

Lack of recent profits from operations; going concern opinion

Our continued lack of profits (or net income) will effect our ability to continue to grow our operations. Our auditor's, Kalosieh, Shackil & Meola, CPA's issued a "going concern" opinion for the December 31, 2000 audit. Specifically, they stated that we have incurred losses since inception and require additional capital to continue operations. These circumstances raise issues about our ability to continue as a going concern. We have not had net income in the last two fiscal years or for the two quarters ending March 31, 2001 compared to March 31, 2000. During the year ended December 31, 2000, we incurred a net loss of ($2,795,833) compared to ($975,127) for the period ended December 31, 1999. This was a result of an increase in expenses related to the acquisition of our telecommunications group. During the quarter ended March 31, 2001, we had a net loss of ($1,957,333) compared to ($94,312) for the quarter ended March 31, 2000. The increase in net losses was primarily attributed to the Auxer telecom operation in Los Angeles, California and consulting expenses related to the development of our telecommunications group and the X-Factor product line.

New business activities - Telecommunications

We have only recently developed our telecommunications business through acquisitions. We have never been involved in the telecommunications industry and lack the exeperience of other companies in this industry. We will be required to incur additional fixed costs, which could limit our ability to reduce expenses in an economic downturn or a slow seasonal period. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by a new business in a highly competitive industry.

Competition in the Automotive and Telecommunications industries -

There can be no assurance that we will be able to compete successfully against current and future competitors or that competitive pressures faced by us will not have a material adverse effect on our business, prospects, financial condition and results of operations. Many of our competitors in the telecommunications industry have greater financial, technical and marketing resources, larger customer bases, longer operating histories and more established relationships in the industry. As a result, these competitors may be able to adopt more aggressive pricing policies, which could hinder our growth. Due to the fact that we do not produce a unique product within the automotive industry, competition may have a material adverse effect on our business.

Dependence on Eugene Chiaramonte, Jr., Ronald Shaver and Ernest DeSaye, Jr.

We are dependent to a great extent upon the experience, abilities and continued services of Eugene Chiaramonte, Jr., our President, Chief Executive Officer and Director, Ronald Shaver, our Executive Vice President and Ernest DeSaye, Jr., the President of our Mechanics Depot operation and our Vice President of Operations and Director. The loss of services of Gene, Ronald, Ernest and/or Mustafa could have a material adverse effect on our business, financial condition or results of operation. We have entered into employment agreements with Eugene for 1 year expiring April 30, 2001, Ronald for 1 year expiring April 30, 2001, Ernest for 5 years expiring April 21, 2004 and Mustafa for 3 years expiring September 18, 2003.

Potential liability; availability of insurance

From time to time we are subject to lawsuits as a result of our business. No assurance can be given that we will be able to obtain insurance policies to protect against such lawsuits in the future. In addition, any successful claim against us, in a material amount could have a material adverse effect on our business, financial condition or results of operation. Presently, all cases have been settled with the exception of the Interdynamics vs. Harvey Westbury Corp. This case is for alleged patent infringement.

Shares eligible for future sale under Rule 144 after we complete this offering

We have outstanding 115,075,066 shares of our common stock all of which were issued and sold by us in private transactions in reliance upon exemptions from registration or registered under the Securities Act. Other than the shares of common stock included in the Selling Security Holder Shares and the registered shares such other shares may be sold only pursuant to an effective registration statement filed by the Auxer Group or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of ours. The number of shares of common stock which may be sold within any three- month period is limited to the greater of one percent of the then outstanding number of shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, and who has not been our affiliate for 90 days prior to the sale,) and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares without compliance with the foregoing requirements under Rule 144.

The Selling Security Holder Shares are being registered for resale pursuant to the registration statement of which this Prospectus is a part and the sale of such shares can have a negative effect on the market price of our Common Stock.

The sale of shares can have a negative impact on the price of our Common Stock. No predictions can be made as to the effect, if any, that sales of our shares by the Selling Security Holder Shares being registered will have on the market price of our Common Stock. Nevertheless, sales of substantial amounts of our Common Stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices.

Additional financing needed by the Auxer Group for ongoing business activities

The Auxer Group will require substantial additional funds to finance its business activities on an ongoing basis and will have a continuing long-term need to obtain additional financing. The Auxer Group's future capital requirements will depend on numerous factors including, but not limited to, continued progress developing additional products, improved manufacturing efficiency, building an inventory to meet fulfillment requirements for the Auxer Group's various automotive products and the completion of planned acquisitions. The Auxer Group plans to engage in financing efforts pursuant to allowable exemptions on a continuing basis. However, at this point, the Auxer Group has no definite plans to raise money.

Negative operating results may have a material effect on the price of the shares of our Common Stock

In the event our operating results fall below the expectations of public market analysts and investors, the market price of our Common Stock would likely be materially adversely affected. Additionally, our quarterly operating results or other developments affecting us, such as announcements by us or our competitors regarding acquisitions or dispositions, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of our Common Stock to fluctuate substantially. The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and have often been unrelated to the operating performance of these companies.

We have never paid dividends and intend to retain earnings for growth

We have never declared or paid any cash dividends on our Common Stock. We intend to retain our earnings, if any, to finance the growth and development of our business and therefore do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends on our Common Stock. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital and legal requirements and such other factors as our Board of Directors deems relevant.

Possible issuance of additional common stock and options

Although there are no present plans, agreements, commitments or undertakings with respect to the issuance of additional shares or securities convertible into any such shares by us, other than as stated herein, any shares issued would further dilute the percentage ownership of the Company held by the public stockholders.

Penny stock rules

The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price less than $5.00 per share or an exercise price less than $5.00 per share, subject to certain exceptions, including that we have net tangible assets of a minimum of $2,000,000. Thus, our Common Stock is presently, and may remain, subject to rules that impose additional sales practice requirements on broker- dealers who sell such securities to persons other than established customers and accredited investors. This would generally include institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-described rules may adversely effect the liquidity of the market for our Common Stock and may also adversely effect the ability of our shareholders to sell our Common Stock in the secondary market.

                           Forward Looking Statements

This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act, and Section 21E of the Exchange Act. Our actual results may differ significantly from the results discussed in such forward-looking statements. Certain factors which may cause such differences include, but are not limited to, the factors discussed in this "Risk Factors" section. The safe harbors contained in Section 27A of the Securities Act and
Section 21E of the Exchange Act, which apply to certain forward- looking statements, are not applicable to this Offering.

                                 Use Of Proceeds

The shares of our Common Stock being offered are for the account of the selling stockholders. Accordingly, we will not receive any of the proceeds from the resale of shares of our Common Stock by the selling stockholders. We are registering the shares of our Common Stock under contractual arrangements.

                                 Dividend Policy

We have never paid dividends on our Common Stock and do not anticipate paying such dividends in the foreseeable future. The payment of future cash dividends by us on our Common Stock will be at the discretion of our Board of Directors and will depend on our earnings, financial condition, cash flows, capital requirements and other considerations as our Board of Directors may consider relevant. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends on our Common Stock.

Market for Common Equity and Related Stockholder Matters

Market Information

Our shares of Common Stock are currently traded on the OTC Electronic Bulletin Board under the symbol "AXGI". There is no assurance that an active trading market will develop which will provide liquidity for the Auxer Group's existing shareholders or for persons who may acquire common stock through the exercise of any options.

The reported high and low bid prices for the common stock are shown below for each quarter during the last two complete fiscal years. Except as set forth below, the high and low bid price for the periods in 1999 and 2000 shown below are quotations from the OTCBB. From September 4, 1999 until June 5, 2000, our common stock traded on the Pink Sheets. Therefore, the high and low bid prices for the fourth quarter of 1999 and the first quarter of 2000 shown below are quotations exclusively from the Pink Sheets. The third quarter of 1999 and the second quarter of 2000 reflect quotations from the Pink Sheets and OTCBB. The quotations reflect inter-dealer prices and do not include retail mark-ups, mark-downs or commissions. The prices do not necessarily reflect actual transactions.

Period                                    HIGH BID             LOW BID
------                                    --------             -------
1999
First Quarter                               0.22                 0.001
Second Quarter                              1.035                0.055
Third Quarter                               0.09                 0.0600
Fourth Quarter                              0.08                 0.01

2000

First Quarter                               0.14                 0.04
Second Quarter                              0.125                0.06
Third Quarter                               0.14                 0.06
Fourth Quarter                              0.09                 0.05

2001

First Quarter                               0.07                 0.05

As of May 22, 2001, we had 1,000,000,000 authorized shares of our common stock at par value $.001; 126,437,030 shares were issued and outstanding. As of May 22, 2001, we had 25,000,000 authorized shares of our Preferred stock; 2,750,000 shares were issued and outstanding.

As of May 22, 2001, there were 25,000,000 shares of our common stock reserved for the Auxer Group's 2000 option plan to issue to employees and consultants; no options have been granted or exercised.

As of May 22, 2001, there were 27,500,000 shares of common stock reserved for the conversion of the Auxer Group's preferred stock whereas 2,750,000 shares of preferred stock have been issued and outstanding. One share of preferred stock is convertible into ten (10) shares of common stock.

Holders

The Auxer Group has approximately 3,000 holders of its common stock. The Auxer Group has two holders of its preferred stock.

Dividend Policy

The Auxer Group has never declared or paid cash dividends on its common stock, and may elect to retain its net income in the future to increase its capital base. The Auxer Group does not currently anticipate paying cash dividends on its common stock in the foreseeable future. The Auxer Group has not paid any dividends, made distributions, or redeemed any securities within the last five years.

Penny Stock Considerations.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares will likely be subject to such penny stock rules, and our shareholders will, in all likelihood, find it difficult to sell their securities.

There is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder, in all likelihood, will not be able to resell the securities referred to herein should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. There are no plans, proposals, arrangements or understandings with any person in regard to the development of a trading market in any of our securities.

Management's Discussion And Analysis Of Financial Condition And Results Of Operations
-------------------------------------------------------------------------------

Management's Discussion and Analysis of Financial Condition and Results of Operations for the Years December 31, 1999 and 2000.

The financial statements for the years ended December 31, 1999 and 2000 have been prepared on a going concern basis. The issuance of a going concern opinion by the auditors indicates that the auditors have substantial doubt about the Auxer Group's ability to continue as a going concern. The Auxer Group incurred net losses of $7,624,650 for period from April 18, 1995 to December 31, 2000. These factors indicate that the Auxer Group's continuation, as a going concern is dependent upon its ability to obtain adequate financing. If the Auxer Group is unable to obtain adequate financing necessary to support the Auxer Group's ability to continue its operations, advance its plan of operations, increase its sales, increase its inventory and working capital, the Auxer Group would be substantially limited. If the Auxer Group is unable to properly fund its plan of operations, the Auxer Group's continuation would be jeopardized. Management's plan to overcome its financial difficulties consists of raising additional capital and increasing revenues from its subsidiaries. At this point, the Auxer Group has no definite plans to raise money.

Results of operations for periods ended December 31, 1999 and 2000

                                   Year ended           Year ended           +/-%
                                   December 31,         December 31,
                                      1999                 2000
                                      ----                 ----
Net Sales                              871,259          10,993,570          +1261%
                                    ----------          ----------           ---
Gross Profit                           249,049             969,310          +389%
                                    ----------          ----------           ---
Selling, General &                   1,302,418           3,619,994          +278%
                                    ----------          ----------           ---
Administrative
Expenses

Research &                                   0                   0             0%
                                    ----------          ----------           ---
Development Costs

Depreciation Costs                      11,626             111,145          +956%
                                    ----------          ----------           ---
Amortization Costs                           0                   0             0%
                                    ----------          ----------           ---
Interest                                10,618              36,524          +344%
                                    ----------          ----------           ---
Net Income (Loss)                     (975,127)         (2,795,833)          n/a
                                    ----------          ----------           ---
Inventory                              290,725           1,226,807          +422%
                                    ----------          ----------           ---

Net Sales

We had sales of $10,993,570 in 2000 compared to sales of $871,259 in 1999 representing an increase of $10,122,311 or 1261%.

There was an increase in sales of $1,705,952 in 2000 compared to $871,259 in 1999 generated from the Automotive Group's air conditioning line and the addition of the second warehouse facility. The primary revenue source for the Auxer Group was prepaid phone cards through the acquisition of the Telecom Group in the third quarter of 2000, which generated sales of $9,287,618.

Gross Profit Margins

We had gross profits of $969,310 and a gross profit of 9% in 2000 compared to gross profits of $249,049 and a gross profit of 29% in 1999 representing a decrease in the gross profit of 20%.

The increase in gross profit was a result of the companies telecom group's increased revenues through sales of prepaid phone cards and the automotive group's air conditioning line.

Selling, General & Administrative Expenses

We had general and administrative expenses of $3,619,994 in 2000 compared to $1,302,418 in 1999 representing an increase of $2,317,576 or 278%.

The increase in these expenses was a result of expenses related to the telecom group's acquisition and operating expenses.

Research & Development Costs

We had research and development costs of $0 in 2000 compared to $0 in 1999 representing no change.

Depreciation

We had depreciation expenses of $111,145 in 2000 compared to $11,626 in 1999 representing an increase of $99,519 or 956%.

The increase in these expenses was a result of an increase in the equipment and assets related to the acquisition of the telecom group.

Amortization Costs

We had amortization expenses of $0 in 2000 compared to $0 in 1999 representing no change. There were no costs that were capitalized or amortized. All costs were expenses in the period they incurred.

Interest

We had interest expenses of $36,524 in 2000 compared to $10,618 in 1999 representing an increase of $25,906 or 344%.

The increase in these expenses was a result of a higher average principal outstanding on Harvey Westbury's credit facility.

Net Income (Loss)

We had net losses of $2,795,833 or a loss of $0.03 per share in 2000 compared to losses of $975,127 or a loss of $0.02 per share in 1999 representing an increase in losses of $1,820,706 or $0.01 per share.

The increase in losses was a result of an increase in expenses, related to the acquisition of the telecom group.

Inventory

We had inventory of $1,226,807 on December 31, 2000 compared to inventory of $290,725 on December 31, 1999 representing an increase of $936,082 or 422%.

The increase in inventory was a result of the Auxer Group's increase in prepaid phone card inventory as well as air conditioning inventory.

Results of operations for three months ending March 31, 2000 and 2001

                    Three months ended  Three months ended   +/- %
                      March 31, 2000     March 31, 2001
                      --------------     --------------
Net Sales                 535,540         7,412,884        +1384%
Gross Profit              171,334           321,147        +187%
Selling, General &
Administrative
Expenses                  259,273         1,820,531        +702%
Research &
Development Costs               0                 0             0
Depreciation                4,035            35,487        +879%
Amortization                    0                 0             0
Interest                    2,338           422,462        +1806
Net Income (loss)         (96,830)       (1,956,149)       n/a
Inventory                 457,527         1,947,448        +426%

Net Sales

We had sales of $7,412,884 for the three months ended March 31, 2001 compared to sales of $535,540 for the three months ended March 31, 2000 representing an increase of $6,877,344 or 1384%.

The increase in sales was attributed to the prepaid phone card sales.

Gross Profit Margins

We had gross profits of $321,147 and a gross profit of 4% for the three months ended March 31, 2001 compared to gross profits of $171,334 and a gross profit of 32% for the three months ending March 31, 2000 representing a decrease in the gross profit of 28%.

The increase in gross profit was a result of the companies telecom group's increased revenues through sales of prepaid phone cards and the automotive group's air conditioning line.

Selling, General & Administrative Expenses

We had general and administrative expenses of $1,820,531 for the three months ended March 31, 2001 compared to $259,273 for the three months ended March 31, 2000 representing an increase of $1,561,258 or 702%.

The increase in these expenses was attributed to the additional general administrative expenses related to the telecom group, which includes Clifton Telecard, Inc., Auxer Telecom, Inc. and CT Industries, Inc.

Research & Development Costs

We had research and development costs of $0 for the three months ended March 31, 2001 compared to $0 for the three months ended March 31, 2000 representing no change.

Depreciation

We had depreciation expenses of $35,487 for the three months ended March 31, 2001 compared to $4,035 for the three months ended March 31, 2000 representing an increase of $31,452 or 879%.

The increase in these expenses was a result of an increase in the equipment and assets related to the acquisition of the telecom group.

Amortization Costs

We had amortization expenses of $0 for the three months ended March 31, 2001 compared to $0 for the three months ended March 31, 2000 representing no change. There were no costs that were capitalized or amortized. All costs were expenses in the period they incurred.

Interest

We had interest expenses of $422,462 for the thee months ended March 31, 2001 compared to $2,338 for the three months ended March 31, 2000 representing an increase of $420,124 or 1806%.

The increase in these expenses was due to the interest expense related to the convertible not financing in January 2001.

Net Income (Loss)

We had net losses of $1,956,149 or a loss of $0.015 per share for the three months ending March 31, 2001 compared to losses of $96,830 or a loss of $0.0001 per share for the three months ending March 31, 2000 representing an increase in losses of $1,859,319 or $0.0149 per share.

The increase in net losses was primarily attributed to the Auxer Telecom operation in Los Angeles, California and consulting expenses related to the development of the Telecommunications Group and the X-Factor product line.

Inventory

We had inventory of $1,947,448 on March 31, 2001 compared to inventory of $457,527 on March 31, 2000 representing an increase of $1,489,921 or 426%.

The increase in inventory was a result of the Auxer Group's increase in prepaid phone card inventory as well as air conditioning inventory.

A substantial part of our growth has been achieved through acquisition within the telecommunications industry. Given the acquisition of Clifton Telecard, the results from operations from period to period are not necessarily comparable.

Our principle source of revenue has been the telecom group's prepaid phone cards. The telecom group's markets and distributes branded prepaid phone cards produced by a variety of telecommunications long distance carriers and resellers, as well as private label proprietary prepaid phone cards produced for the Auxer Group by various long distance carriers and/or resellers.

Prepaid phone cards are distributed through a vast network of retail outlets, including convenience stores, newsstands, grocery stores and discounts stores. The retail outlets are serviced by independent distributors, which often purchases large volumes of branded prepaid phone cards from the long distance carrier or reseller and sells the cards in smaller quantities, together with cards from other carriers and/or private label cards distributed by the telecom group, to the independent distributor, for ultimate distribution to retailer outlet.

Branded cards are purchased by the telecom group at a discount from the face value of the card, and result to the distributor at a slightly lower discount. The difference between the two discount rates, typically from 1% to 3%, represents the grow margin retained by the telecom group. Purchases of branded cards by the Auxer Group are made on varying terms, from C.O.D. to a net 21 basis, although the majority of the Auxer Group's purchases are made on credit terms of 10 days or less. Sales by the telecom group of its product are generally made on a net 30 basis.

Private label cards are generally designed and produced by the Auxer Group, utilizing card numbers and PINs provided by the telecommunications' carrier or reseller providing the long distance service for the card. The Auxer Group incurs the upfront expense of printing the phone cards. However, the Auxer Group does not pay the long distance carrier until it activates the cards, which occurs upon the sale by the Auxer Group to the distributor. Accordingly, through the use of private label cards, the Auxer Group's cost of inventory is significantly reduced, as purchases are effectively made on an as-needed basis.

We plan to invest in marketing and advertising its products which may increase sales. We believe increased marketing and advertising can impact our gross revenues.

We plan to continue to pursue our acquisition strategy over the next twelve months and believe this may impact our gross revenues and costs.

In June 2000 The Auxer Group unveiled its corporate strategy under three primary objectives: first, continue to finance and grow Auxer's core automotive and marine product lines and distribution network; second, grow the existing core business through acquistion of new product lines; and third develop an aggressive acquisition program in high growth industries such as internet and telecommunications. The Auxer Group also signed with Global Management Group to create an interactive investment relations web site. The web site allows all current and potential investors, who register on-line to have immediate access to all company new releases as they are released.

In June 2000 Harvey Westbury Corp. launched its new and expanded line of automotive air Conditioning Chemicals, Retrofit & Recharge Kits for the Summer 2000. Harvey Westbury expects to exceed its projections of $750,000.

In July 2000 Harvey Westbury Corp.'s automotive air conditioning line gained new distribution with National Wholesale Distributors, a major discount retail chain. National Wholesale Distributors has 36 retail warehouses and two (2) distribution centers throughout the Northeast United States. Also in July, Trak Auto, a major automotive retailer, reordered Harvey Westbury's new kits and accessories. Trak Auto's initial orders for Harvey Westbury's Air conditioning products were over $225,000.

In August 2000, we acquired telecommunications equipment as part of our strategy to form a telecom group. On August 24, 2000, we completed the transfer of assets formerly associated with Sponge Technologies, Inc. to Auxer Telecom, Inc., a new wholly-owned subsidiary of The Auxer Group. The subsidiary's operation has been relocated from Santa Monica California to a location on Wilshire Blvd., Los Angeles, California. We plan to add additional equipment and personnel in the telecom group if revenues continue to grow.

The total price paid for the equipment by the Auxer Group was $568,000 payable as follows: $10,000 upon the execution of the Agreement and commencing October 1, 2000 and continuing the first day of each successive month, the Company shall pay additional monthly installments of $10,000 for a series of ten (10) payments. On August 1, 2001 the Auxer Group shall pay the seller, Chasin of Long Beach, Inc., doing business as Colbie Pacific Capital, the sum of $458,000.

Our subsidiary, Harvey Westbury, entered into a joint venture agreement with United Suppliers of America to market and distribute alternative refrigerant products and kits. This relationship could produce increased revenues for the automotive group.

In September 2000, our automotive group launched its fall and winter line of Easy Test products. These products could produce increased revenues for the automotive group.

On September 14, 2000, Auxer Telecom had completed the first phase and its switches are operational and has completed carrier contracts with Pacific Digital Networks for International, Long Distance, and Domestic services. The Auxer Group entered into the final stages of negotiations with Clifton Telecard Alliance.

In October 2000, Clifton Telecard, Inc. launched its new website www.cliftontelecard.com. Also in October Auxer Telecom completed all primary systems testing to include switch systems, security systems, back-up systems, customer services systems, servers and circuit connectivity between sites.

In October 2000, Harvey Westbury gained new distribution of its automotive air conditioning line with FJ Auto Distributors in Puerto Rico. Also in October, Harvey Westbury and its Easy Test Air Conditioning line was feature in the October 18, 2000 edition of Ozone Depletion Today which is published by EIN Publishing, Inc. The industry report highlights the company's efforts in developing ozone-friendly alternative refrigerant kits.

Our telecom group is pursuing several product development projects related to various advances in telecommunications services and products which could increase our revenues.

On November 28, 2000, the Auxer Group unveiled its twelve month strategy. First, the Auxer Group plans to complete the transition of Clifton's traffic to Auxer Telecom over the next 60 days. Second, the Auxer Group expects to enter into formal negotiations with at least one, and possibly two more acquisition candidates in the telecommunications industry, which it intends to complete in the first and second quarters of 2001. Third, Auxer Group plans to invest in several beta test programs being developed by Auxer Telecom in the areas connected to broadband, virtual private networks, and ATM/prepaid phone card combinations. And lastly, the Auxer Group believes it will be properly developed and in position to apply for listing on the NASDAQ during the next fiscal year which is its final objective for the next coming year. The Auxer Group's vision in the coming year is to have the company on a sales pace of $180 Million per annum and assets under management in excess of $20 Million. On May 16, 2001 The Auxer Group sold 100% of the shares of Clifton Telecard.

Throughout the fourth quarter of 2000, The Auxer Group issued a series of press releases of weekly sales and projected 4th quarter sales. Actual fourth quarter revenue was approximately $9,287,618.

Throughout the years 2000 and early 2001, The Auxer Group's Executive Vice President, Ronald Shaver, conducted three interviews on August 7, 2000, October 17, 2000 and March 6, 2001 to answer investor questions.

For the period ending December 31, 2000, we began accounting for our segmented information by groups due to the formation and acquisition related to the telecommunications industry. Effective since the 3rd quarter of 2000, we segment our information by automotive and telecom groups.

Our automotive sales of air conditioning products can be effected by the intensity of the weather during the 2nd and 3rd quarter of the year.

Our subsidiary, Harvey Westbury signed a new credit facility agreement on July 11, 2000 with Merchant Financial Corporation and terminated its credit facility agreement with Finova Capital, formerly United Credit Corp. The new credit facility currently permits borrowings of up to $400,000 against a fixed percentage of 75% of eligible accounts receivable and up to 40% of the eligible inventory. The interest rate on the line of credit is basic interest on the daily unpaid cash balances outstanding during each month at a rate equal to the prime rate plus 5% per annum above the prime rate. The prime rate was 7.50%, effective April 19,2001. The credit facility agreement requires a commitment fee of 1% of the maximum credit line per annum each anniversary date of the signing of the agreement, July 11, 2000. The agreements were completed with an understanding that the credit line would be increased to several million as needed. To date, the Auxer Group has not increased the line of credit.

For the year ending December 31, 2000, we paid for operations by raising $3,229,639 through common stock issuance and debt borrowings after payments to short term debts.

At December 31, 2000, we had total current assets of approximately $3,789,623. This included $282,023 in cash, $1,226,807 of inventory and $2,247,688 of accounts receivable. Our cash balances vary significantly from day-to-day due to the large volume of purchases and sales made by us from the various prepaid phone cards companies and the numerous distributors to whom we sell cards. Due to the shorter credit terms made available to us from the telecommunications companies from whom we buy branded cards, as compared to the credit terms made available by us to our customers, we, from time-to-time, require infusions of cash in order to maintain our preferential buying/purchasing terms, which are made by us from time-to-time to take advantage of favorable pricing opportunities. To date, we have satisfied such cash requirements by loans and/or private financing to provide us with liquidity to meet our future needs. There can be no assurance that we will be able to obtain such financing on commercially reasonable terms, or otherwise, or that it will be able to otherwise satisfy our short- term cash flow needs from other sources in the future.

In December, we raised $551,685 in notes payable. The notes were refunded in January 2001 with short term notes as part of an issuance of 8% convertible debentures, due on January 16, 2006, totaling $911,685.

We formed a telecom group consisting of two subsidiaries, Auxer Telecom and Clifton Telecard, Inc. All of the revenue generated from Auxer Telecom is related to distribution and sales from Clifton Telecard, Inc. for the period ending December 31, 2000. The revenue has been accounted as intercompany sales in the consolidated financial statements.

In March of 2001 CTI launched its X-Factor line of products under the X-Factor trademark and logo. The first series of products will be a prepaid calling card known as the X- Card.

On March 14, 2001, the Auxer Group added Benjamin Colarossi to the marketing team for the X-Factor. Mr. Colarossi is a consultant to Auxer and is currently acting in that capacity.

On March 17, 2001, as part of a promotional campaign, the Dick Barbour Racing Team unveiled the X-Factor logo on the number 15c Porsche at the 12 hours of Sebring, a premier race of the American La Mans Series.

On March 26, 2001 CTI hosted its grand opening in West Paterson, NJ to assist Clifton Telecard's growing sales. This new location will allow Clifton Telecard to handle additional walk-in customers and will also provide additional warehouse space. CTI projects a sales pace equivalent to its sister company, Clifton Telecard, by the third quarter of 2001. As of May 2000 CT Industries has distribution in twelve states. Its current business plan is to obtain distribution throughout all 50 states. CT Industries currently has no new distribution agreements in place.

On March 29, 2001, CTI reached an agreement with Universal Services & Telcom, Inc. to distribute products under the X-Factor product line.

On April 14, 2001, the X-Factor debuted on NBC Sports in two thirty second commercials, which telecast during the European Le Mans Series from England's Donington Park circuit. The commercials were advertising the X-Factor Grand Prix Sonoma, a North American Series race to be held on July 22, 2001.

Our ability to achieve profitability will depend, in part, on our ability to successfully increase our revenue from our operating groups. We will require additional funding through external sources to achieve profitability. There is no assurance that we will be able to successfully raise the additional funding or increase its revenue in order to achieve profitability.

Internal and External Sources of Liquidity

The company's subsidiary, Harvey Westbury has a credit facility agreement with Merchant Financial Corporation. The credit facility currently permits borrowings of up to $400,000 against a fixed percentage of 75% of eligible accounts receivable and up to 40% of the eligible inventory. The interest rate on the line of credit is basic interest on the daily-unpaid cash balances outstanding during each month at a rate equal to the prime rate plus 5% per annum above the prime rate of 9.5%. The credit facility agreement requires a commitment fee of 1% of the maximum credit line per annum on each anniversary date of the signing of the agreement, July 11, 2000. In January 2001, the Company refinanced its note payable to certain shareholders in the amount of $551,685 and borrowed an additional $360,000 as part of an issuance of 8% convertible debentures, due on January 16, 2006, totaling $911,685. The notes are convertible by the holders into shares of the Company's common stock at any time at a conversion price per share equal to the lesser of seventy percent (70%) (the "Discount Multiplier") of the Market Price and Seven and Seven-Tenths Cents ($0.077). In the event that the Registration Statement has not been declared effective by the SEC within one hundred and twenty (120) days after the Closing Date (the "Due Date"), then the Discount Multiplier shall decrease by two and one-half percent (2.5%) effective as of the Due Date to sixty-seven and one-half percent (67.5%) and shall further decrease by two and one-half percent (2.5%) for each thirty-day period occurring after the Due Date that the Registration Statement has not been declared effective by the SEC, to not less than fifty percent (50%). The notes are redeemable at the option of the Company at 130% of the principle amount plus accrued interest. The proceeds were primarily used for general corporate purposes.

For the quarter ended March 31, 2001, the Company paid for operations by raising $711,887 through common stock issuance and debt borrowings after payments to short term debts. The Company had Notes Payable to shareholders of $99,837, had other notes payable of $756,460, and notes payable convertible debt of $911,685 on March 31, 2001. The Company had loans outstanding against its credit line of $30,618 under a security agreement with Merchant Financial Corporation to borrow money secured by the receivable evidenced by invoices of Harvey Westbury Corp. The Company has provided guarantees of the repayment of loans. Merchant Financial Corporation agreed to lend an amount equal to 75% of the net value of all Harvey Westbury accounts. The Company issued common stock of $1,044,000 to provide for services rendered and consulting requirements.

In comparison for the quarter ended March 31, 2000, the Company paid for operations by raising $482,003 through common stock issuance and debt borrowing after payment to short term debts. The Company had Other Notes Payable of $84,608 on March 31, 2000. The Company had loans outstanding against its credit line of $84,460 under a security agreement with Finova Capital to borrow money secured by the receivable evidenced by invoices of Harvey Westbury Corp. The Company has provided guarantees of the repayment of loans. Finova agreed to lend an amount equal to 75% of the net value of all Harvey Westbury accounts. The Company did not sell or issue any common stock to provide for services rendered, consulting requirements and operating and investment activities during the quarter ended March 31, 2000.

Presently, we do not have any unused sources of liquidity available to us. In addition, it can be difficult to raise cash through capital transactions based on our listing of our stock on the OTC Electronic Bulletin Board.

                                    Business

The Auxer Group, Inc. was incorporated in Idaho on June 24, 1920 under the name "The Auxer Gold Mines, Inc." (the Auxer"). The Auxer Group's original business was mining. Auxer's life was changed from a life of 50 years to a term of existence of perpetuity on August 27, 1960. In 1972 the mining assets were transferred to Idora Silver Mines, Inc. and Auxer maintained a dormant status for a majority of the 1970's and 1980's.

Effective May 2, 1994, the National Association of Securities Dealers (NASD) cleared Auxer's request for unpriced quotation on the OTC Bulletin Board for the Auxer Gold Mines common stock under the symbol AUXI. On April 18,1995, Auxer acquired all of the issued and outstanding shares of CT Industries, which became our wholly owned subsidiary. CT's assets included the distribution rights to an oil treatment formulation, specifically Formula 2000. Auxer issued 4,000,000 shares of its common stock to shareholders of CT Industries. Upon consummation of such acquisition, Auxer moved its offices to Ridgewood, New Jersey. Auxer continued to develop the engine treatment and test market the product it acquired from CT Industries through infomercials and by sponsoring regional races.

In 1996, Auxer established Wayne, New Jersey as its principal place of business and acquired the issued and outstanding shares of two companies. Firstly, on February 8, 1996, it acquired Universal Filtration Industries, Inc. ("Universal Filtration"), a company that manufactured and delivered products for dry cleaners. On March 24, 1999, the Auxer Group's board of directors approved closing down Universal Filtrations operating account. Currently, Universal Filtration is dormant with no operating activity. Auxer issued 1,500,000 of its shares of common stock to Universal Filtration shareholders for all the outstanding shares of Universal Filtration. 500,000 of the 1,500,000 shares were issued and delivery was contingent upon meeting various performance objectives. Universal Filtration is no longer an active subsidiary. Secondly, on October 25, 1996, Auxer acquired Harvey Westbury Corporation, Inc.("Harvey Westbury") a light manufacturer and wholesaler of aftermarket automotive products. Auxer issued 170,000 shares of its common stock to Harvey Westbury shareholders or their designees for all outstanding shares of Harvey Westbury Corp. Both acquisitions have been accounted for as reverse acquisitions using the purchase method of accounting with historic costs being the basis for value. Consideration value was based upon the market value of Auxer's securities at the time of the acquisition.

In August 1997, shareholders of Auxer voted to exchange their shares on a one for one basis for shares in The Auxer Group, Inc., the new Delaware corporation (the "Auxer Group"). The Auxer Group, was incorporated in the State of Delaware on August 11, 1997 and was authorized to issue 25,000,000 shares at $.001 par value. Of those shares, 20,000,000 shares were common stock, while the remaining 5,000,000 shares were for preferred stock. On September 22 1997, the Auxer Group filed an amendment to its articles of incorporation whereby it increased its authorized shares to 75,000,000 at a par value of $.001 per share. Of those shares, 50,000,000 shares are preferred stock. In August 1997, Auxer merged into the Auxer Group. Effective on or about August 7, 1997, the Auxer Group began trading on the OTC Electronic Bulletin Board under the symbol AXGI.

In June 1998, the Auxer Group divested itself of its software business for the amount of the investment, $353,000, which was received in the form of a promissory note to be repaid upon certain criteria being met. As of September 30, 1999, the Auxer Group determined the collectability of the promissory note was doubtful and wrote it off.

On March 19, 1999 the Auxer Group amended its articles of incorporation to increase the number of shares the Auxer Group had authority to issue to 175,000,000 shares at a par value of $.001 par value per share. Of such shares, 150,000,000 are common stock, while the remaining 25,000,000 shares are preferred stock.

On April 22, 1999, the Auxer Group purchased automotive parts inventory from Ernest DeSaye, Jr., employed Mr. DeSaye and placed these assets in Hardyston Distributors, Inc., one of the Auxer Group's wholly owned subsidiaries. Hardyston was incorporated in New Jersey on April 22, 1999. The Auxer Group issued 836,700 shares of its common stock plus $15,000 cash for the purchase of the automotive parts inventory to Ernest DeSaye, Jr.

Effective January 4, 1999, the National Association of Securities Dealers ("NASD") enacted the OTC Bulletin Board Eligibility Rule ("Eligibility Rule"). To be compliant with the Eligibility Rule, a company must be registered with the SEC under Section 13 or 15(d) of the Securities and Exchange Act of 1934 and be current in its required filings. To be current in its required filings a company must have filed its latest required annual filing and any subsequent filings. Alternatively, an issuer who has recently filed its Form 10 or Form 10-SB must have cleared all comments by the SEC. The Auxer Group did not meet the new requirements to continue trading on the OTC Bulletin Board, and its quotation was discontinued. Effective September 4, 1999, the Auxer Group began trading on the National Quotation Service Pink Sheets.

In May 2000, The Auxer Group filed its initial Form 10-QSB with the United States Securities & Exchange Commission. The filing reports sales of $535,540 for the first quarter of 2000 representing over a 700% increase in sales compared to the $69,949 in the first quarter of 1999.

Effective June 6, 2000 the NASD cleared Auxer's Application for quotation on the OTC bulletin board.

In July 12 2000 the Auxer Group's board of directors approved the formation of a Telecommunication Group for the purpose of acquiring and/or investing in Telecommunications companies and/or related technology.

In July 2000, the Auxer Group signed two letters of intent. One letter of intent was with Sponge Technologies to acquire assets of a switch operation. The other was with Clifton Telecard Alliance, a northeast United States distributor of prepaid phone cards, to acquire its assets.

In August 2000 shareholders of Auxer voted to amend its articles of incorporated to increase number of shares of common stock the Auxer Group had the authority to issue to 1,000,000,000 at a par value of $.001 par value per share.

Auxer Telecom Inc. was incorporated on August 7 2000 in Delaware. The Auxer Group acquired 2 telecommunications excel switching platforms, which is a series of equipment that enables companies to track and bill telecommunication traffic. These assets were placed into Auxer Telecom Inc. on August 24 2000. Auxer Telecom Inc. is one of the Auxer Group's wholly owned subsidiaries. In August the Auxer Group added two members to the Auxer Telecom team; Samir Khalaf and Richard Lydiate. Mr. Khalaf is a special consultant to the Board of Directos in telecommunications, financing, acquisitions and international business. Richard Lydiate will be responsible for the transition and overseeing the switch operations group in Los Angeles, California. Mr. Lydiate also assembled a management team with experience in telecommunications sales & marketing, engineering, switch operations and customer services.

On September 21 2000 the Auxer Group purchased the assets of Clifton Telecard Alliance Inc. employed Mustafa Qattous and placed these assets in Clifton Telecom Inc., one of the Auxer Group's wholly owned subsidiaries. Clifton

Telecom Inc. was incorporated in Delaware on August 7, 2000. The Auxer Group issued 2,000,000 of its common stock plus $500,000 in cash and $200,000 in notes for the purchase of assets of Clifton Telecom Inc. to the shareholders of Clifton Telecard Alliance, Inc.

Financial conditions and results of operation for the acquisitions of the telecommunications excel switching platforms and Clifton Telecom Alliance are reflected as of the dates disclosed above.

On March 9, 2001 CT Industries, Inc. ("CTI") Board of Directors approved the expansion of the business focus to include telecommunications related business.

On May 16, 2001, The Auxer Group sold 100% of the stock of Clifton Telecard,
Inc.

The following sets forth the valuation of the above-referenced acquisitions based on the value per share:

Acquisition                   Price Per Share       Less than Fair
                                                    Market Value
(i)Universal Filtration            $.05                No

(ii) Harvey Westbury               $.50                No
(iii) Hardyston Distributors     $.1075                No

(iv) CT Industries                $.001                No

(v)  Auxer Telecom Inc.            $N/A                No

(vi) Clifton Telecom Inc.         $.081                No

Our auditors have stated in their opinion that there is substantial doubt regarding our ability to continue as a going concern. We were a development stage company with limited revenues, a history of significant losses and a substantial accumulated deficit. Subsequent to December 31, 1997, the

Auxer Group's primary attention turned to routine on-going activities and ceased to be a development stage company.

Neither the Auxer Group nor any of its subsidiaries has filed any petition for bankruptcy and is not aware of any actions related to bankruptcy. Furthermore, there are no known personnel of the Auxer Group who currently have any petitions filed under the Bankruptcy Act or under any state insolvency laws.

Business Of The Issuer

The Auxer Group's headquarters are in West Paterson, New Jersey. The Auxer Group has formed two(2) groups with focuses on Telecommunications and Automotive industries.

The Auxer Group is a holding company that has a Telecommunications Group that consists of two (3) active subsidiaries, Clifton Telecard Inc., a wholesale distributor of prepaid phone cards, CT Industries, also a wholesale distributor of prepaid phone cards, and Auxer Telecom Inc., which provides telecommunication services from telecommunications carriers to the telecommunications industry. The Telecommunication Group accounts for 84.4% of the revenue in 2000.

Additionally, Auxer owns an Automotive Group with two (2) active subsidiaries:
The Harvey Westbury Corporation Inc. and Hardyston Distributors, Inc. Harvey Westbury assembles and packages automotive accessories under the name, easy test, sells engine treatment under the name Formula 2000 Ultimate, and sells waxes and polishes under the name Garry's Royal Satin to the automotive, marine, and aviation industries. Hardyston Distributors, Inc. is a specialty distributor of automotive parts and accessories to local mechanics, service stations, and dealers.

The Automotive Group accounts for 15.6% of revenue in 2000.

The Telecommunication Group

Industry Overview

The Auxer Group believes Prepaid phone cards have been widely used throughout Europe and Asia for more than fifteen years. The Auxer Group believes Prepaid phone cards were introduced into the North American marketplace by small long distance consolidators and resellers, which purchase a high volume of long distance minutes from major carriers at rates significantly lower than those that could be obtained by individuals and small businesses and resell those minutes to their established customer base. The Auxer Group believes Prepaid phone cards were originally introduced to meet very specific telephony applications, and oriented towards the credit challenged components of the marketplace. The Auxer Group believess prepaid services have evolved into a widely accepted solution by both businesses and consumers.

Prepaid phone cards are an alternative to coin-operated calling, collect calling, operator assisted calls and standard credit calling cards. Unlike credit calling cards, which provide virtually unlimited credit and impose surcharges on long distance services, prepaid phone cards are paid for in advance and provide finite amounts of calling time. Shaped like a credit card, the prepaid phone card easily fits into a standard wallet. Generally, the front face denotes the denomination of the card. The back of the cards contains a scratch-off surface covering the card number and personal identification number (a "PIN").

Most domestic prepaid cards utilize remote memory technology, which permits users to place local, long distance and international calls from any touch-tone phone by dialing a toll- free or local access number to connect to a prepaid phone card switching platform. After being prompted to enter a PIN, the caller is advised of the value remaining on the card and is prompted to enter the telephone number to be called. The call is then routed to its destination. The per- minute charges for the call are automatically decremented from the prepaid account corresponding to the PIN as the call progresses.

Prepaid phone cards are distributed through a vast network of retail outlets, including convenience stores, newsstands, grocery stores and discount stores. While prepaid phone card products are also sold through vending machines and, more recently, over Internet websites, the vast majority of phone card sales are still made through retail outlets.

The retail outlets are serviced by independent distributors, which often distribute newspapers or other items to the retail outlets. Typically, a wholesale distributor, such as the Telecom Group, purchases large quantities of prepaid phone cards from a long distance carrier or reseller, and sells the cards in smaller quantities, together with cards from other carriers, to the independent distributor for ultimate distribution to the retail outlet. The discount from face value at which cards are bought and sold by the participants in the distribution chain varies depending upon the carrier and the features of the card, such as local versus toll free dial-up access, or the rates and geographic regions for which the card can be used.

The Auxer Group believed entering the telecom industry in 2000 would be a good strategy as management believed the prepaid industry was a market that represented an opportunity to increase the Auxer Group's revenue. In 2000 management was introduced to opportunities to acquire distribution and telecommunications equipment.

Review Of Products

The Telecom Group has two subsidiaries selling Telecommunication services and/or products. Clifton Telecom distributed prepaid phone cards and represents 100% of the Telecommunication Group revenue during the year ending December 31, 2000.

Prepaid Phone Cards

Clifton Telecard, Inc. is primarily a wholesale distributor of prepaid phone cards, distributing over 100 different types of prepaid phone cards issued from over 60 telecommunications carriers, including 13 private label cards. Generally, each type of prepaid phone card is available in $5, $10 and $20 denominations. With the exception of the private label phone cards, which Clifton Telecard prints and activates itself, the Telecommunication Group purchases pre-printed, pre-activated phone cards from each of the applicable telecommunications carriers and distributes the cards through its network of independent distributors, predominantly in the New York metropolitan area. On May 16, 2001 The Auxer Group sold 100% of the stock of Clifton Telecard, Inc.

CT Industries, Inc.'s board of directors expanded its business focus in March 2001 to include telecommunications related business. CT Industries is now a wholesale distributor of prepaid phone cards. CT Industries is in the process of developing the X-Factor product line, which will contain feature products, such as The X Cell Phone and the X Calling Card, the later of which is already being distributed nationally.

CT Industries is an independent company formerly unrelated to Clifton Telecard. The two companies have a vendor/client relationship. This new strategic location will allow CliftonTelecard to handle additional walk-in customers in the West Paterson, NJ area and will also provide additional warehouse space to handle inventory.

Switching Solutions

During 1999, Auxer Telecom established access and reseller services, or when a company buys volume time and breaks it up into smaller units for resale, provided through its switching facility, the locations where the switching equipment is stored, located in Los Angeles, California (the "Switching Facility"). The Switching Facility was comprised of computer equipment and telecom equipment. The proprietary software manages the billing and accounting process. Revenues were generated through the charge of a transaction fee to Clifton Telecard, Inc. based upon the number of minutes passed through the Switching Facility each month by Clifton Telecard phone card customers.

Auxer Telecom's role in the prepaid phone card business is to handle customer service, engineering and networking requirements. The company is responsible for buying the traffic time required for the prepaid phone cards and maintaining the network in which the telecommunications traffic from the prepaid phone cards passes through. The company buys time in volume from carriers and resells this time to the end user of the prepaid phone cards.

Marketing

The Auxer Group's retail customers can use the prepaid phone cards it distributes at any touch tone telephone by dialing an access number, followed by a PIN, or personal identification number, assigned to each card and the telephone number the customer seeks to reach. The carrier's switch completes the call, and its debit card platform reduces the outstanding balance of the card during the call.

One of the Auxer Group's focuses has been on distribution in certain ethnic markets in the U.S. that generate high levels of international traffic to specific countries. Recent immigrants and members of ethnic communities are heavy users of international long distance, given their desire to keep in touch with family members and friends back home.

The Auxer Group has independent wholesalers and retailers throughout the New York, New Jersey and Connecticut area as well as domestically throughout the United States and is continually seeking to add distributors in other areas.

Source And Supply

The Auxer Group distributes prepaid phone cards for most of the major telecommunications carriers, including Union Telecard, ITG and Telestar. Included in the Telecom Group's offering of over 100 prepaid phone cards, are private label cards, serviced by the above carriers and Auxer Telecom's network of long distance carriers and service providers.

Competition

The telecommunications services industry generally, and the prepaid phone card industry specifically, is intensely competitive, rapidly evolving and subject to constant technological change. There are several large and numerous small competitors in the industry, and the Auxer Group expects to face continuing competition based on price and service offerings from existing competitors and new market entrants. In addition, the increasing prevalence of the Internet and emerging technologies seeking to establish Internet telephony pose potential competitive threats to the market for long distance telephone services. The principal competitive factors in the market include price, quality of service, breadth of geographic presence, customer service, reliability, network capacity and the availability of enhanced communications services. Our competitors include:

* Other distributors of prepaid products, such as Union Telecard Alliance and 9278 Communications;

* Telecommunications companies that produce their own prepaid products, such as IDT and PT-1 Communications; and

* Other telecommunications companies, such as AT&T, MCI/Worldcom and Total-Tel USA.

Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. As a result, certain of these competitors may be able to adopt more aggressive pricing policies, which could hinder our growth.

Points Of Operation

Clifton Telecom Inc., CT Industries, Inc. and Auxer Telecom Inc. all maintain their headquarters and administrative operations in West Paterson, New Jersey.

Clifton Telecard maintain its main sales office in North Bergen, New Jersey. CT Industries maintains its main sales office in West Paterson, New Jersey.

Auxer Telecom maintain it's customer service and engineering operations in Los Angeles, California. Additionally, it houses its switch operation in Los Angeles, California.

Government Regulation

The provision of telecommunications services is regulated by the federal and state governments of the United States. Federal laws and regulations promulgated by the Federal Communications Commission ("FCC") apply to interstate and international telecommunications, while state regulatory authorities have jurisdiction over telecommunications services that originate and terminate within the same state. Various other international authorities also may seek to regulate telecommunications services originating in their respective countries.

However, as of the date of this report, we do not require any government approvals to manufacture, distribute and/or market prepaid phone cards.

Intellectual Property

The Auxer Group does not own any material property in the form of patents.

The Telecommunications Group owns the right to the telecommunications Billing softaware of Auxer Telecom, Inc. Clifton Telecom, Inc. is primarily a wholesale distributor of prepaid phone cards, distributing over 100 different types of prepaid phone cards, including 13 private label cards under the following trademarks: Original, Original Texas, Original New York, Northern Star, Half Penny, and Prestige. Additionally, Auxer Telecom, Inc.has 9 private label cards under the following trademarks: One Cent America, Jerusalem/Middle East,Kamustahan Philippines, Brazil Campeao, El Sol Mexicano, New Jersey Para Todos, Que Viva Mexico, and Humsafar.

The Automotive Group

Industry Overview

The following is an overview of the competition:

(1) FIRST BRANDS located in Danbury, Connecticut. This public company (NYSE:FBR) sells car care products consisting of waxes and polishes representing 30-50% of the market. Its principal brand name is STP, which is an automotive additive. The brand name for which it markets its wax is known as Simoniz. The product has been in existence since the mid 1900's and is traditionally packaged in a yellow metal container to include various sizes.

(2) TURTLE WAX, INC. located in Chicago, Illinois. This private company has several branches located throughout the nation. Over the years this company has developed several car care trademarks and brand name subsidiaries such as Lubricating 2001, Finish 2001, Formula 2001, and CD-2. Its most recognized national brand name is Turtle Wax. Turtle Wax, Inc. has strong distributor and major retailer penetration and undertakes extensive marketing and advertising to help support its products.

Minnesota, Mining and Manufacturing (3M) located in St. Paul, Minnesota: This public company (NYSE: MMM) is a major leader in several industries including the Automotive and Marine industries. 3M's strength is its brand name recognition.

Other Competition:

Other major competitors in the wax and polish industry include BLUE CORAL, recently acquired by Quaker State and StarBrite Distributors, Inc. located in Florida. Another popular brand name called MOTHER'S located in Huntington Beach, California has recently introduced a complete car care product line to compliment its wax items.

It Silicone and T-Bolt Rust Penetrant: While dozens of competitors market a silicone spray, most notably Gunk and Prestone, others market a multipurpose lubricator such as WD- 40 and Liquid Wrench.

Formula 2000 Ultimate Product Line: The Engine Treatment and Oil Additive market is part of the Automotive Aftermarket Parts & Accessories Industry and the Auxer Group categorizes within the chemical products group.

Currently, the distribution of engine treatment follows the traditional paths within the Aftermarket industry to include traditional wholesale distribution to automotive retail chains or classical 3 tier, major retail chains or two tier and direct telemarketing and infomercial settings.

The high-end brand names, where Formula 2000 Ultimate intends to be associated, are products such as Slick 50, Duralube, MotorUp, and Prolong, which dominate the retail shelves.

The mid-range products consist of non-brand name products and private label such as TM8, Tech2000, made for Wal-Mart), and Lubricator2001 made by Turtlewax. Typically, these products include PTFE, a non-stick chemical, and low end oil additives packages. The low- end products consist of additional private label brands and STP's brand of oil additives. Typically, these products consist only of low-end packages which include cleaners and low grade oil alternatives.

The main competition within the marketplace comes from well-known names from the automotive industry to include First Brands and Blue Coral, a wholly owned subsidiary of Quaker State.

First Brands: This company has a recognized name in oil additives and engine treatments with its brand name, STP. STP's product line is positioned as a low-end product line with multiple product additives. The products are typically a quality motor oil mixed with old, well known, low-end additive packages. STP offers a full line of additive products.

Quaker State: Is a public company recognized for its line of motor oil products. However, the company owns the well recognized car care products company, Blue Coral. Blue Coral acquired the Slick50 in 1994.

Slick50's initial engine treatment product was primarily a quality motor oil and PTFE, a non-stick chemical, sometimes better recognized as DuPont's Teflon. Additionally, Blue Coral has introduced a full line of additives and gas treatments as well as semi-synthetic and full synthetic engine treatments.

Prolong: This company is private and is located in California. Prolong can be found in the West region of the United States. The company has not changed its format from a single showcase product, although the company has a full line of additive products.

Prolong and DuraLube are typically not offered together; but either Prolong or DuraLube are sold with Slick50.

DuraLube: This company is private and located in Eden, New York.

DuraLube is most noted for introduction of the chlorine-based treatments. DuraLube contends its product is no longer chlorine- based.

DuraLube offers a full line of additives and treatments.

MotorUp: MotorUp is private and represents a small share of the market at 1% to 3% . MotorUp is located in Philadelphia. Additionally, this company popularized the 15 oz. bottle, satisfaction guaranteed and A No Oil Change product.

MotorUp has a full line of additives including simple quality oil mixed with a strong additive package. Currently, MotorUp is moving away from infomercials and establishing distributors and retailers. The product can be found in some of the less prominent retailers on special isle shelving.

Other Competition:

The Auxer Group's other competition is comprised of many mid-tier companies that offer engine treatments as part of their additive product lines or private label vendors.

Several mid-tier products tend to have some brand name recognition and include Lubricator 2001, a Turtlewax product, TM8, Tech2000 a Wal-Mart Private Label, R-2000 a Bilsteinproduct, Marvel Mystery Oil, and Tufoil.

Another indirect competitor to the engine treatment market is the recently growing synthetic motor oils. Mobile introduced the Mobile One technology, and has recently introduced TMP technology. Today, Mobile synthetic motor oil technology nearly parallels Formula 2000 Ultimate's synthetic technology.

EasyTest Product Line:

Antifreeze & Battery Testers: The tester market primarily consists of a DIY, or do it yourselfer client base. The distribution chain from manufacturer to end-user, or consumer, generally follows a traditional route. It's a three level process that starts with the manufacturer wholesaler who sells to the distributor who, in turn, sells product to the Jobber, or reseller, and/or retailer. The consumer can then purchase from the retailer to complete the chain. The typical third level outlets are made up of automotive retailers, service stations, convenience stores, grocery stores, etc.

Harvey Westbury Corp. is a manufacturer in the United States of these tester items. Since the Easy-Test line offers several other products, Harvey Westbury

Corp. also acts as its own distributor.

The following is an overview of the competition:

JONI ENTERPRISES, LTD.- located in Taiwan, Republic of China. This company has been competing with Harvey Westbury for over twenty years and currently leads the market as the primary manufacturer. Joni also carries a small automotive windshield accessory line.

THEXTON MFG., CO. - located in Minneapolis, Minnesota. This company only makes the larger, professional type testers, which, furthermore, represents less than twenty percent of its entire revenue. The company primarily specializes in automobile repairs and service equipment.

WILMAR CORPORATION - located in Seattle, Washington. This company specializes in the manufacturing of plastic products. It is currently importing several items to increase its catalog selection and acts as a distributor to several major retail chains.

CUSTOM ACCESSORIES, INC. - located in Niles, Illinois. This private company specializes in automotive parts. Mobile Air Conditioning Accessories: This vast market consists of compressors, hoses, valves, refrigerants, refrigerant recovery, retrofit servicing, and accessories.

The automotive air conditioning accessories market primarily consists of Jobbers, or reseller, and Do It Yourselfers (DIY). It's a three level process that starts with the manufacturer wholesaler who sells to the distributor who, in turn, sells product to the Jobber, or reseller, and/or retailer. The consumer can then purchase from the retailer to complete the chain.

The following is an overview of the competition:

AEROQUIP CORP. - located in Maumee, Ohio.

This private company is headquartered in Ohio. The company specializes in a variety of markets including Hose, Fittings, and Coupling manufacturing; Heating and Cooling parts & Accessories manufacturing; Automotive and Aviation parts manufacturing; Plastic Products and Plastic Extruders manufacturing; and Mold Making. It is also important to note that the products sold from this company mainly support the Jobber, or reseller, clientele.

WATSCO COMPONENTS, INC. - located in Hialeah, Florida.

This public company (NYSE: WSO) retrofits refrigerant access valves, vacuum pumps, refrigerant recovery machines & filters.

INTERDYNAMICS, INC. - located in Brooklyn, New York.

This private company specializes in the manufacture of automobile parts and equipment. Its share of the AC accessories market includes AC testing and charging accessories, refrigerants, and electronic climate control systems. Its items can be found in the major discount chains such as Pep Boys, Western Auto, and R&S Strauss.

Other Competition:

Another significant competitor in the accessories industry is

SCHRADER-BRIDGEPORT located in Altavista, Virginia.

CASTROL INDUSTRIAL North America, INC. located in Downers Grove, Illinois. It manufactures Retrofit Kits found in the market to include its own brand name CASTROL.

Crankcase Drain Plug Series (CDPs & EDPs) - oil drain plugs: The other vendors currently known to manufacture this product are Difco, Inc. and Cargo, Inc.

Fleet Drain Plug Series (RDPs):
The markets for this product are companies with maintenance sections who perform regular maintenance requirements on fleet operations, trucking outlets and repair centers. There is only one other known distributor, IAS, in the United States.

Carbon Monoxide Testers:

Market & Competition:

Carbon Monoxide is a colorless, odorless, poisonous gas byproduct of burning oils and other fuels. It can be quickly absorbed by the body and cause such symptoms as headache, dizziness, irritability, and nausea. Higher concentrations of the gas are lethal. The distribution chain from manufacturer to end-user, or consumer, generally follows a traditional route. It's a three level process that starts with the manufacturer wholesaler who sells to the distributor who, in turn, sells the product to the Jobber, or reseller, and/or retailer. The consumer can then purchase from the retailer to complete the chain. The common retail sources for these particular items are the major Discount Chains such as Kmart and Home Depot.

Harvey Westbury currently directs its marketing efforts towards the aviation and automotive safety arena. Several state and local municipalities mandate these detectors for their department vehicles, as well as regulated flight school facilities. The third aspect of growth is in technology. Harvey Westbury is one of the few organizations that distribute the chemically treated indicator disk, which currently acts as the main component in battery- powered models.

The competition within this industry is as follows:

FIRST ALERT, INC. - located in Aurora, Illinois.

This is a public company that introduced the CO detector. This company's primary source of revenue is from smoke detectors. First Alert, Inc. products are retailed under the brand name First Alert that offers a complete line of gas detectors.

QUANTUM GROUP, INC. - located in San Diego, California.

This private company specializes in safety equipment and measuring device manufacturing. The company's full line of products is marketed under two brand names, COSTARJ, and Quantum.

Other Competition:

Several other brand name companies exist in the market. Such competitive brand names are Nighthawk, Lifesaver, S-Tech, American Sensors, Air-Zone, Emerson, Macurco, and Safety1st.

Review Of Products

The Automotive Group currently has two subsidiaries selling automotive products. Hardyston Distributors distributes a variety of automotive hard parts, which represents 100% of its sales, and currently representsing approximately 41.1% of the Automotive Group's revenue during the year ending December 31, 2000. The Harvey Westbury product lines, which include the products under the names Easy Test and Garry's Royal Satin, represent the Automotive Group's other revenue of approximately 58.9%.

Garry's Royal Satin Products:

Royal Satin Supreme: The product was designed with the intent to provide an even longer lasting shine and better durability than King's Ransom for clear-coat finishes.

Garry's Interior Car Care Products: Harvey Westbury Corp.'s products in this category are a carpet cleaner, waterproofing spray, leather cleaner and plastic and fiberglass cleaner. The products are currently packaged in spray tops, however new packaging options are being reviewed.

Cream Paste Cleaner Wax: The product is used by detailing professionals. Its blend of waxes and cleaner offers a one-step cleaning and waxing option or can be applied after a compound in detailing practices.

Heavy Duty Rubbing Compound: This product is intended to complement to Harvey Westbury Corp.'s cleaner wax for difficult oxidation problems that are too difficult for normal oxidation.

Finishing Polish: The product offers the detailer an extra layer of protection that is intended to get them through an entire season. Cleaner waxes on the market typically fall short of performing more than 4 months. This polish and protector is intended to give the boating enthusiast extra months of added shine and protection from oxidation.

It Silicone and T-Bolt Rust Penetrant: Harvey Westbury markets a silicone and multipurpose lubricant under the brand name It and T- Bolt.

Formula 2000 Ultimate Product Line: Harvey Westbury markets a synthetic lubrication product designed for engines and transmission lubrication enhancement. In 1997, Harvey Westbury Corp. created a new formula and now markets this formula under the name "Formula 2000 Ultimate."

EasyTest Product Line:

The Easy Test product series was founded by Harvey Westbury. The products consist of three (3) types of antifreeze and battery testers, a carbon monoxide tester, and drain plug series. Additionally, the air conditioning line is trademarked under Easy Test as well as the Hatchback solar powered rechargeable light and other accessory products.

Antifreeze & Battery Testers: The Harvey Westbury tester products are manufactured at the its facilities in Farmingdale, NY. The main products are anti-freeze and battery testers, which come in three different sizes.

The first type is a five-ball tester that consists of a four-inch glass catheter, assembled together with a vinyl squeeze bulb and dispensing tail. The working components in these items are five specific gravity balls that float at different concentrated levels of the solution being tested. The solution for the anti- freeze test involves a water to anti-freeze mix, while the battery test involves a water to acid mix. Once the items are manufactured and assembled, they are then packaged for retail distribution using Harvey Westbury's in-house machinery and equipment. The same concept applies to the other two size types, which are much larger and resemble a French horn and turkey-baster in their respective shapes. Most items are sold under their registered trademark Easy-Test7, however, Harvey Westbury Corp. also maintains several private label contracts within the industry.

Mobile Air Conditioning Accessories: Harvey Westbury markets all of its air-conditioning accessory items under the brand name Easy-Test. The product line is mainly comprised of retrofit kits, recharge kits, charging hose, fittings, manifold gauges, leak detector kits, thermometers, and protective goggles. Additionally, the accessory items are designed to service all R-12, also known as CFC-12 or Freon, and R134a, also known as HFC- 134a, automotive systems.

Crankcase Drain Plug Series (CDPs & EDPs) - oil drain plugs: Two series of crank case drain plugs are currently packaged by Harvey Westbury Corp.. The group actively markets the CDP series which is a strong rubber plug complete with an inserting tool. The product is marketed to the do it yourself market and the quick oil change chains. The product is purchased in single or six pack blister pack options. The second series is a metal screw in product. The product is self-tapping.

Carbon Monoxide Testers: Harvey Westbury assembles and packages Carbon Monoxide devices that alert the consumer to the presence of carbon monoxide by changing color. This small indicator is roughly 2" in diameter and is comprised of a proprietary blend of chemicals, which react to carbon monoxide. The pill indicator is affixed to an adhesive backed plastic applicator that allows the item to be placed almost anywhere. In addition, the pill indicator changes back to its original color after the carbon monoxide is removed which makes the item reusable.

Depending on the surrounding climate, these detectors can last up to a full year. Harvey Westbury offers two types of testers based on their levels of detection sensitivity. Since carbon monoxide is measured in Part Per Millions
(PPM), one tester will react to carbon monoxide dosages of 50ppm and the other will react at 100ppm.

Fleet Drain Plug Series (RDPs): The Fleet drain plug series is an imported product. The product is generally designed for large construction and farm equipment as well as RVs. The product comes as a kit. The product allows the user to insert a drain tube by screwing onto a permanent attachment to vehicles.

Marketing

Harvey Westbury Corp.'s web sites, which were introduced in 1999, are designed to assist in marketing and sales lead generation. Due to the introduction of the web sites, Harvey Westbury's Formula 2000 Ultimate, Easy Test, and Garry's product lines have received requests for information on distribution both domestically and internationally.

Harvey Westbury Corp. is engaged in business in several markets. Harvey Westbury is conducting business with automotive retailers and distributors as well as marine retailers and distributors. Harvey Westbury's revenues are less then 20% with any individual customer. While the Harvey Westbury is not engaged in any formal contracts with identified volumes, it has arrangements to private label for Warren Distribution for Polar products and CarQuest Inc. for CarQuest products. Harvey Westbury's products are packaged under several other unknown brand names since the products are sold in bulk and packaged by other companies.

The Auxer Group's subsidiary, Harvey Westbury has entered into several licensing agreements with third party distribution companies to private label products. In August 1998 Harvey Westbury entered into a licensing agreement with Warren Distribution to use the trademark Polar on its Easy Test Anti-freeze and Battery Tester products, to be distributed through Warren Distribution. In October 1998, Harvey Westbury entered into a licensing agreement with CARQUEST, Inc. to use the trademark CARQUEST on its Easy Test Anti-freeze and Battery Tester products, to be distributed internationally throughout CARQUEST's network of warehouse distributors and retail outlets.

On October 30, 2000, Harvey Westbury completed a Joint Venture agreement with United Suppliers of America, Inc. United Suppliers of America Inc.'s trademarked product is Autofrost<-1-212>. Harvey Westbury will produce Easy Test Autofrost Air Conditioning Kits with Autofrost<-1-212>, a leading alternative refrigerant to CFC-12. Autofrost is a recognized brand name for alternative refrigerants, EPA accepted, 94% less Ozone depleting than CFC-12, and 89% less global warming than CFC-12.

Harvey WestburyThe Company is currently employing the strategies outlined below:

Garry's Royal Satin Product Line:

Garry's Royal Satin Marine Products: In 2001, Harvey Westbury intends to continue focus on its sales and distribution efforts for its marine products in the Northeast and Southeast region of the United States. Harvey Westbury intends to promote Garry's Royal Satin Marine products through local and regional magazine advertisements, discounted sales promotions, and distribution of samples, and promotions at industry tradeshows.

It Silicone and T-Bolt Rust Penetrant: Harvey Westbury sells limited quantities, representing less than 1% of total revenues of these products. No current marketing programs are in place.

Formula 2000 Ultimate Product Line: Harvey Westbury sells limited quantities, representing less than 1% of total revenues of these products. No current marketing programs are in place.

Easy Test Product Line:

Antifreeze & Battery Testers: Harvey Westbury plans to maintain an aggressive pricing format for this commodity item and to continue to offer discounts to old clients for returning. Management continues to pursue lower cost manufacturing opportunities in order to remain a low cost supplier of these testers. Management intends to become a volume importer of inexpensive testers and accessories. With Harvey Westbury's in-house packaging capabilities, Harvey Westbury intends to pursue more private labeling arrangements. Harvey Westbury intends grow its other Easy-Test products through its current tester client base.

Mobile Air Conditioning Accessories: Harvey Westbury plans to distribute the line of AC accessories and chemicals with a new catalog. Harvey Westbury intends to be a low cost supplier of these accessory products.

Crankcase Drain Plug Series - oil drain plugs: Harvey Westbury intends to market this product to its current tester client base. Harvey Westbury intends to be a low cost supplier of these accessory products.

Carbon Monoxide Testers: Harvey Westbury intends to focus on maintaining its current client base and to identify new clients with similar profiles. Management believes it can market this product to the small aircraft aviation industry where Garry's Royal Satin has a small client base.

Fleet Drain Plug Series: Harvey Westbury intends to reintroduce the product to the client base as well as identify similar profile prospects through mailing campaigns.

Sources And Suppliers

The Automotive Group currently has no contracts or arrangements with subcontractors and/or suppliers. Therefore, the Automotive Group may be at risk due to unable the inability to obtain Products from its manufacturers in a timely fashion. The raw materials for all of the Company's current products are easily accessible and several sources exist.

Harvey Westbury's Easy Test Anti-freeze and Battery Testers. The 501 series testers are assembled and packaged in West Paterson, New Jersey facility. The 701 and 901 series testers are assembled by the supplier and packaged in Harvey Westbury's West Paterson, New Jersey facility. Harvey Westbury's Easy Test Mobile Air Conditioning Accessories are assembled by the supplier and packaged in Harvey Westbury's West Paterson, New Jersey facility. The Harvey Westbury does not have any contractual agreements or licensing arrangements with its suppliers for these products. There are no patents held by third parties. The Auxer Group's subsidiary, Harvey Westbury sells automobile accessories under the name East Test, which is a registered trademark, number 942648 registered on Sept. 12, 1972 and renewed in 1993.

Harvey Westbury's Garry's chemical based products are manufactured and packaged by a third-party chemical manufacturer in New York. Harvey Westbury does not have any contractual agreements or licensing arrangements with its suppliers for these products. There are no patents held by third parties. The formulations for the products were developed by the manufacturer. Harvey Westbury created the formulas for Garry's Royal Satin and Garry's Royal Satin Liquid. The name Garry's Royal Satin is not a registered trademark. The Garry's Royal Satin products are marketed and sold by Harvey Westbury.

Formula 2000 Ultimate products are manufactured and packaged by third-party chemical manufacturers in New York. Harvey Westbury does not have any contractual agreements or licensing arrangements with its suppliers for these products. There are no patents held by third parties. Auxer created the formula for these products which is currently marketed under the "Formula 2000 Ultimate" name which is marketed and sold by Harvey Westbury. The name Formula 2000 Ultimate is not a registered trademark.

Hardyston Distributors purchases automotive parts from several local distributors in Northern New Jersey. Products are manufactured and packaged by the supplier or manufacturer. Hardyston Distributors does not have any contractual agreements or licensing arrangements with its suppliers for these products. Hardyston Distributors purchases automotive parts for resale.

Harvey Westbury's Easy Test Testers and Accessories are imported from the following suppliers in Taiwan and China: Pan Taiwan Enterprises, Co., Ltd, Yen Jen, Three-In-One Enterprises and DHC. In Addition, another supplier is ATS, based in the United States. The 501 series testers are assembled in Harvey Westbury's West Paterson, New Jersey facility. Harvey Westbury's Easy Test Mobile Air Conditioning Accessories are imported from such suppliers as Yen Jen and Pan Taiwan Enterprises, Co., Ltd. in Taiwan; Aerosol based in Kansas, TCC based in Texas; DuPont based in Wilmington, Delaware, Environmental Material Corp. based on New Jersey and Allied Signal based in New Jersey. Some products are manufactured at the Harvey Westbury Farmingdale, NY facility. Harvey Westbury's Garry's Royal Satin and Formula 2000 Ultimate products are manufactured and supplied by John Prior, Inc. and Innovative Chemical both based in New York; CRC based on Pennsylvania; Penray based on Illinois; and Bernard Laboratories based in Ohio. Hardyston Distributors purchases automotive parts from several local distributors in Northern New Jersey including B&B Auto Parts and Allendale Automotive Enterprises.

We have a market position of less than 5% for any of our products.

Garry's Royal Satin Product Line for Automotive, Marine & Aviation: The Wax and Polish market is mainly comprised of waxes, polishes, and Protectants.

The care products industry is comprised of multiple types of products and brand names. Any area or component of one vehicle has a particular product made to clean and/or protect it. The products, mechanically, generally come in either aerosol cans or plastic spray bottles with a typical range to include lubricants, cleaners, sealants, adhesives, and protectants.

In addition to the Automotive Industry, Harvey Westbury is also involved in the Marine Waxes and Polishes industry.

The wax market primarily consists of what Harvey Westbury terms Do It Yourselfer ("DIYer") client base. The distribution chain from manufacturer to end-user (consumer) generally follows a traditional route. It's a three level process that starts with the manufacturer wholesaler who sells to the distributor who, in turn, sells product to the Jobber, or reseller, and/or retailer. The consumer can then purchase from the retailer to complete the chain. Major retailers command a larger influence in the industry by being their own distributors. This push has started to shift the distribution chain towards a two step process, which entails the wholesaler selling direct to the retailer. Under this method, the retailer can now handle more volume than the distributor, in most cases, and is able to demand lower purchase levels. Electronic Data Inquiry ("EDI") systems are also becoming more accepted by major retailers. These systems make it easier to order directly from the manufacturer.

Harvey Westbury Corp. falls into the first level of distribution. It is a manufacturer distributor of Garry's, which is its own line of car care products to include waxes, pastes, cleaners & Protectants.

There are three primary strategies from which Harvey Westbury intends for this segment of its business to provide opportunity for growth. The first of which is better and more appealing packaging. Few product lines offer attractive, screw top containers. The second is the one- step application process. Finally, sales support can play a big factor. Market penetration exists for those manufacturers who supply assistance with sales support. Harvey Westbury has just introduced a new packaging scheme for its Royal Satin Wax Garry's line which involves a new twist off plastic container for convenience along with a new color and label design.

Points Of Operation

Auxer, Harvey Westbury, Hardyston, all maintain their headquarters and administrative operations in West Paterson, New Jersey.

Harvey Westbury maintains its main sales office in West Paterson, New Jersey. Harvey Westbury manufacturers and warehouses its products in West Paterson, New Jersey. The Easy Test product components are primarily manufactured by various vendors throughout the United States and Internationally and assembled/packaged at the West Paterson, New Jersey location. Garry's waxes, polishes, and chemicals, as well as Formula 2000 Ultimate Engine Treatment are manufactured and private labeled by several vendors throughout the United States and warehoused at the West Paterson, New Jersey location. Hardyston Distributor's has an additional location in Franklin, New Jersey. Hardyston distributes automotive parts and accessories to the surrounding area automotive stores and service stations.

Government Regulation

While numerous government regulations are developed directed at the automotive and marine industries on an on-going basis; the Auxer Group does not believe that there are any significant government regulations pending that would impact the current product categories that the Auxer Group is currently marketing and selling.

The Auxer Group does not have any material costs associated with the compliance of any environmental laws. Harvey Westbury distributes air conditioning products only. It does not manufacture any products requiring compliance with environmental laws.

Intellectual Property

The Auxer Group does not own any material property in the form of patents. The Automotive Group's subsidiary, Harvey Westbury, sells automotive accessories under the name Easy Test, which is a registered trademark, number 942648 which was registered on September 12, 1972 and renewed in 1993. The Auxer Group does not have any contractual agreement or licensing arrangements for these products. There are no patents held by third parties. Additionally, Harvey Westbury sells waxes and polishes under the name Garry's Royal Satin, which is not a registered trademark. Harvey Westbury previously was a distributor for Garry's Laboratories based in Buffalo, New York. Garry's Laboratories registered and owned the trademark. However, Garry's Laboratories ceased doing business and the trademark registration expired. Harvey Westbury has continued to distribute the product under the trade name "Garry's Royal Satin." Harvey Westbury's Garry's chemical based products are manufactured and packaged by a third-party chemical manufacturer in New York. The Auxer Group does not have any contractual agreements or licensing arrangements with its suppliers for these products. There are no patents held by third parties. The formulations for the products were developed by the manufacturers.

In October 1995, Universal Filtration entered into an agreement with William Hayday for the purchase of the worldwide non-transferable rights to market the Fiona Button Trap Filter and the rights to make any future modification to the design. The term of the agreement was October 1, 1995 until September 30, 1999. The agreement has expired.

On May 23, 1996, CT Industries entered into a supply agreement with MotionLube, licensee of patented technology relating to vehicular and machinery lubricants covered by Patent No. 5,385,683 whereas MotionLube will manufacture or cause to be manufactured the product covered above which will be sold under the name Formula 2000. The term of the agreement was for one year from the date of the agreement, which will automatically renew annually provided no violations by either party. The agreement was not renewed after the first year. Subsequently, the Harvey Westbury created a new formula, specifically Formula 2000 Ultimate, which Harvey-Westbury markets and sells.

Harvey Westbury does not have any contractual agreements or licensing arrangements with its suppliers for Garry's Royal Satin products. There are no patents held by third parties or by Harvey Westbury.

Harvey Westbury does not have any contractual agreements or licensing arrangements with its suppliers for these products. There are no patents held by third parties. The formulations for the products were developed by the manufacturer. Harvey Westbury owns the rights to the formulas for Garry's Royal Satin and Garry's Royal Satin Liquid. The supplier owns the rights to the formulas for the rest of the products under the Garry's line. Auxer does not have any contractual agreements or licensing arrangements with its suppliers for the Formula 2000 Ultimate products. There are no patents held by third parties. Auxer owns the rights to the formula for these products.

Hardyston Distributors, doing business as The Mechanics Depot, does not have any contractual agreements or licensing arrangements with its suppliers for Garry's Royal Satin products. Hardyston Distributors purchases automotive parts for resale.

Employees

The Auxer Group and its subsidiaries have 42 employees as follows: The Auxer Group, Inc.: 4 - Management; 4 - Support Staff; Auxer Telecom, Inc.: 3 - Management; 8 - Support Staff; 2 - Programmers; Clifton Telecard, Inc.: 1 - Management; 3 - Sales; 5 - Support Staff; Harvey Westbury Corp.: 1 - Management; 2 - Warehouse Staff; and Hardyston Distributors, Inc., doing business as The Mechanics Depot: 1 - Management; 6 - Support Staff; and 2 - Warehouse Staff. The only employees that are not full-time are five (5) of the six (6) support staff for Hardyston Distributors. No employees are covered by labor agreements or contracts.

Facilities - Properties

The Auxer Group entered into a five-year lease agreement with a non-affiliated party beginning on February 1, 2000 and expiring January 31, 2005, for the premises located at 12 Andrews Drive, West Paterson, New Jersey for its Wayne, New Jersey and Farmingdale, New York operations. Such premises are approximately 18,000 square feet. A $15,583 security deposit was required with minimum monthly payments to be paid as follows:

PERIOD                           ANNUAL RENT                  MONTHLY RENT
Feb. 1, 2000 -
Jan. 31, 2001                      $85,000                    $7,083.34

Feb. 1, 2001 -
Jan. 31, 2002                      $89,250                    $7,437.50

Feb. 1, 2002 -
Jan. 31, 2003                      $93,500                    $7,791.67


Feb. 1, 2003 -
Jan. 31, 2004                      $97,850                    $8,145.84

Feb. 1, 2004 -
Jan. 31, 2005                      $102,000                   $8,250.00

In addition to the minimum monthly rental payments, the Auxer Group must pay real estate taxes, insurance, and utilities.

Since the acquisition of the assets of Clifton Telecard Alliance Inc., we have been making payments under its lease of $5,487 per month. The space is located in North Bergen New Jersey and is approximately 2,800 square feet. We will be discussing a renegotiation of such lease in the immediate future.

Auxer Telecom Inc. entered into a month-to-month lease agreement with a non-affiliated party beginning August 1, 2000 at a monthly rate of $2,500 for facility space in Los Angeles, California. Such space is approximately 500 square feet. Auxer Telecom also leases office space in Los Angeles, california on a month-to-month basis at the monthly rate of $7,766.00. Such space is approximately 1,800 square feet.

The Auxer Group assumed the lease agreement with a non-affiliated party entered into by Mr. Ernest DeSaye, Jr. beginning March 1, 1999 and expiring on February 28, 2000, at 22B Lasinski Road, Franklin, NJ. The option to renew for an additional two years was invoked extending the expiration of the lease to February 29, 2001.

Period                      Annual                   Monthly Rent
                             Rent
3/1/99 -                   $8700.00                     $725.00
2/28/00

3/1/00 -                   $9000.00                     $750.00
2/28/01

Legal Proceedings

The Auxer Group has the following pending or threatened litigation:

Ross & Craig Solicitors v. Auxer Industries, Inc. - Superior Court of New Jersey, Law Division, Passaic County - Index No. L1598-98, filed on February 10, 1998. This is a case brought by an English partnership against us. Ross & Craig is requesting the sum of $46,666.23 plus interest accruing from 1997 for work, labor and services rendered. In January 2001, the Ross & Craig Solicitors case was settled and the parties signed a settlement agreement. The Auxer Group agreed to pay the sum of $35,000 in 18 monthly installments with an initial payment of $5,000 and 17 payments of $1,764.70 subsequently. Payments commenced in February 2001 and will be completed in August 2002.

Eileen M. Huff, et. al. v. Harvey Westbury Corp. and Auxer Industries, Inc. - Supreme Court of the State of New York, Suffolk County, Index No. 29090-97, filed on November 24, 1997, and Suffolk County District Court, First District Civil Court of

New York, Index No. CEC67098, filed on November 24, 1997; These cases all involved the Auxer Group's purchase of Harvey Westbury. They are about the "wrongful termination" of one employee, seeking damages of $13,427.95, and the alleged non-payment of insurance premiums for another, seeking damages of $175,000. An additional case involving the Auxer Group's purchase of Harvey Westbury was Lorraine Duff v. Harvey Westbury & Auxer and Suffolk County District Court, First District Civil Court of New York, Index No.CEC67- 98, filed on November 11, 1997. This case was about wages due, seeking damages of $5,264.00. The Auxer Group filed answers to all lawsuits. In July 1999, the Lorraine Duff case was settled and the parties signed a settlement agreement; the Stipulation of Settlement document does not disclose the reason for settlement. The Auxer Group agreed to pay the sum of $5,000 in 10 monthly installments of $500 each. Payments commenced in August 1999 and continued until May 2000. All payments have been made and this case is completed. In August 2000 both cases involving Eileen M. Huff were settled and the parties signed a settlement agreement; the Stipulation of Settlement document does not disclose the reason for settlement. The Auxer Group agreed to pay the sum of $15,000 in 13 monthly installments with an initial payment of $3,000 and 12 payments of $1,000 subsequently. Payments commenced in September 2000 and will be completed in September 2001.

Interdynamics, Inc. v. Harvey Westbury Corp and The Auxer Group, Inc. - United States District Court, Eastern District of New York, Case No. 00-CV-7115, filed on November 29, 2000. This case is an action for patent infringement seeking monetary damages and injunctive relief, and desire that the Court order an accounting for damages, and that the Court award interest, costs, and attorneys' fees. Interdynamics alleges that at least two of Harvey Westbury's air conditioner retrofitting kits, models number RC88500 and RC88700, directly infringe on Interdynamics U.S. Patent No. 6,089,032 , entitled "Method of Retrofitting Air Conditioner and System Therefor." We have counterclaimed for antitrust violations. On or about December 1999, plaintiff stated to customers and potential customers of Harvey Westbury that Interdynamics was about to commence litigation against Harvey Westbury for offering for sale and selling Harvey Westbury's line of air conditioning recharge kits containing R134 and that any company that would do business with Harvey Westbury would become involved in that litigation. These statements were made with the intent to cause the persons and business entities to whom such statements were made to cease doing business with Harvey Westbury, or if they were not customers of Harvey Westbury at that time to prevent such business entities from buying from Harvey Westbury. Plaintiff Interdynamics, Inc. actions constitute a violation of
Section 2 of the Sherman Act, 15 U.S.C. Sec. 2, in that these actions constitute an attempt to monopolize and monopolization of the market both regionally and throughout the United State for R134 recharge and/or retrofitting kits and kit components. The case is presently in the discovery phase. A motion for preliminary injunctive relief was held in January 2001 and the Magistrate Judge denied the Plaintiff's injunction in all respects. The Auxer Group intends to vigorously defend this action and pursue its antitrust case against the Plaintiff. In the event that a monetary judgment is eventually rendered against the Auxer Group that judgment could be as high as 3 times the number of units sold multiplied by the difference between the Auxer Group's selling price and the price at which the Plaintiff could have sold its product but for the Auxer Group's sales.

The Auxer Group is not currently aware of any other pending, past or present litigation that would be considered to have a material effect on the Auxer Group. There are no known bankruptcy or receivership issues outstanding and has no known securities law violations. Additionally, the Auxer Group has no known legal proceedings in which certain corporate insiders or affiliates of the issuer are in a position that is adverse to the issuer.

Management

Directors And Executive Officers

The following table sets forth the names, ages, and positions with the Auxer Group of the executive officers and directors of the Auxer Group. Directors serve until the next annual meeting of the Auxer Group's shareholders or until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board.

NAME                                        AGE           POSITION
                                            ---           --------
Eugene Chiaramonte, Jr.                     56            Director, President and
                                                          Chief Executive Officer

Ronald Shaver                               34            Executive Vice President
Ernest DeSaye, Jr.                          37            Manager,  Hardyston
                                                          Distributors, doing business
                                                          as The Mechanics Depot

Mustafa Qattous                             30            President of Operations,
                                                          Clifton Telecom

Eugene Chiaramonte Jr. has served as Director, President and Chief Executive Officer of the Auxer Group since April 1995. Mr. Chiaramonte was a founder and has served as Director, President and Chief Executive Officer of the Auxer Group's subsidiary, CT Industries since June 1994. Additionally, he has served as Director and Secretary of the Harvey Westbury Corp. since October 1996 and a co-founder, Director and Secretary of Hardyston Distributors since April 1999, is a Director and Secretary of Clifton Telecard, Inc. and Auxer Telecom Inc. since August 2000.

Ronald Shaver has served as the Executive Vice President since July 2000. He is a Director and Chief Executive Officer of Clifton Telecard, Inc. and Auxer Telecom, Inc. since August 2000. He has served as Director and is acting in the capacity of President of the Harvey Westbury Corp since October 1996. Additionally, he is a co- founder and has served as a Director and is acting in the capacity of President and Chief Executive Officer of Hardyston Distributors since April 1999. From 1995 to 1996, Mr. Shaver was a management consultant with George S. May International. From 1993 to 1995, he was a Vice President of Atlantic Venture Group, an investment banking firm. From 1989 to 1993, Mr. Shaver served with the Corps of Engineers, U.S. Army with tours at Ft. Leonard Wood, Mo, Republic of South Korea, and United States Military Academy, West Point. Mr. Shaver is currently a Captain in the United States Army Reserve. He received his MBA from CW Post-Long Island and BS in Engineering from the University of Kansas and is a graduate of the National Engineer Center.

Ernest DeSaye has served as the Manager for Hardyston Distributors, doing business as The Mechanics Depot, since April 1999. From 1991 to April 1999, Mr. DeSaye had operated as a sole proprietor distributing automotive parts and accessories to the local automotive community. From 1981 to 1991,he was a Chief Mechanic and co-owner at Vernon Transmission and Auto Repair. Mustafa Qattous has served as president of operations for Clifton Telecard Inc.

since August 2000. From March 1999 to August 2000 Mr. Qattous was president and co-founder of CT Alliance, Inc. From May 1997 to March 1999 Mr. Qattous was a co-owner of Metropolitan International , a pre-paid phone-card distributor. From 1995 to May 1997, Mr. Qattous was a sole proprietor and sales representative for the prepaid phone card distribution industry. Mr. Qattous' position as president of operations for Clifton Telecard was terminated on May 16, 2001 in connection with the sale of Clifton Telecard.

Committees Of The Board

We presently do not have any committees.

Executive Compensation

The following table sets forth the annual and long-term compensation for services in all capabilities to the Auxer Group.

                                                                           All
Name &                                                         Other       Annual           Other
Principal Position                    Year       Salary        Bonus       Compensation     Compensation
                                      ----       ------        -----       ------------     ------------
Eugene Chiaramonte                     2000       $78,000           $0           $0
Chief Executive Officer                1999       $60,000           $0           $0         $208,500
(1)(4)                                 1998            $0           $0           $0

Ronald Shaver (2)                      2000      $101,400           $0
Operations & Finance                   1999            $0           $0      $70,000         $173,750
                                       1998            $0           $0      $40,000

Ernest DeSaye Jr. (3)                  2000       $47,300
Hardyston Operations                   1999       $45,000           $0           $0
                                       1998            $0           $0           $0

Mustafa Qattous (5)                    2000      $260,000
Clifton Telecard Operations

(1) In January 1999, Mr. Chiaramonte was issued 1,500,000 shares of the Auxer Group's Preferred Stock valued at $225,000 of which $15,000 was issued to repay a loan and $208,000 was issued as deferred compensation. Mr. Chiaramonte was paid no compensation during the years of 1997 and 1998. Beginning in April 1999, the Auxer Group paid Mr. Chiaramonte a salary at the rate of $60,000 per annum. Mr. Chiaramonte was granted 100,000 shares on May 1, 2000 of the Auxer Group's common stock under the August 19, 1997 Nonstatutory Option Plan.

(2) In January 1999, Mr. Shaver was issued 1,250,000 shares of the Auxer Group's Preferred Stock valued at $187,500 of which $12,500 was reimbursement of expenses and $173,750 was issued as deferred compensation. In 1998 and 1999 compensation includes consulting fees related to Harvey

     Westbury. In 1997 compensation includes consulting fees related to Auxer Industries of $10,225, related to Harvey Westbury of $72,400, and related to Universal Filtration Industries of $1,000. Mr. Shaver was granted 565,000 shares on May 15, 2000 of the Auxer Group's common stock under the August 19, 1997 Nonstatutory Option Plan.

(3) Mr. DeSaye was not an officer of the Auxer Group's subsidiary Hardyston Distributors, doing business as The Mechanics Depot, until April 1999. Mr. DeSaye is being paid a salary of $47,300 per annum in 2000. Mr. DeSaye was granted 100,000 shares on May 1, 2000 of the Auxer Group's common stock under the August 19, 1997 Nonstatutory Option Plan.


(4) The Auxer Group in error accrued as salary for Mr. Chiaramonte for the years ended December 31, 1995, 1996, and 1997 at $100,000 per year for the total of $300,000. On July 6, 1999, the parties agreed that the accrued compensation would not be paid. In addition, the Auxer Group retroactively restated the financial statements for the years ended December 31, 1998 and 1997 to reflect a one time change in accounting principals.

(5) Mr. Qattous was issued 1,000,000 shares, in September 2000, of the Auxer Group's common stock valued at $.081 in conjunction with the purchase of the assets of Clifton Telecard Alliance. The issuance of the 1,000,000 shares was not considered executive compensation, as in salary or bonus; the issuance was for consideration of the purchase of assets. Mr. Qattous'
position as Clifton Telecard's president of operations was terminated on May 16, 2001 in connection with the sale of Clifton Telecard.

     The following table sets forth information with respect to the grant of options to purchase shares of common stock during the fiscal year ended December 31, 1999, to each person named in the Summary Compensation Table.

                      Option Grants In The Last Fiscal Year

                                                           NUMBER OF%
                                                           OF TOTAL
                                      SECURITIES           OPTIONS
                                    UNDERLYING           GRANTED TO         EXERCISE OR        EXPIRATION
                                      OPTIONS              EMPLOYEES          BASE PRICE          DATE
NAME                                  GRANTED (#)          IN FISCAL YEAR      ($/SH)
                                      -----------          --------------      ------
Eugene Chiaramonte, Jr                    5%               100,000               $0.05          5-1-2005
Ronald Shaver                          28.3%               565,000               $0.05         5-15-2005
Ernest DeSaye, Jr                         5%               100,000               $0.05          5-1-2005
Mustafa Qattous                           0                      0                   0                 0

The Auxer Group's stockholders approved the adoption of a Nonstatutory Option plan on August 11, 2000. The Auxer Group reserved 25,000,000 shares of the Auxer

Group's common stock which may be granted to employees, officers, directors, consultants of the Auxer Group and any other parties who have made a significant contribution to the business and success of the Auxer Group. As of May 2001, no options have been granted due to the fact that the final plan has not been approved by the Board of Directors.

The Auxer Group's stockholders approved the adoption of a Nonstatutory Option plan at the August 19, 1997 shareholder's meeting at whichwhereby the Auxer Group reserved 2,000,000 shares of the Auxer Group's common stock which would be granted to employees, officers, directors, and consultants to the Auxer Group. The option plan was to be administered by the Board of Directors and would not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code.

The Plan shall be administered by the board of directors of the Auxer Group or by an option committee to be established by the board of directors of the Auxer Group. Participants in the Plan shall be employees, officers, directors, consultants of the Auxer Group or any other business and success of the Auxer Group as may be selected from time to time by the Board in its discretion.

No options shall be granted under the Plan after March 31, 2001, but Options already granted may extend beyond that date. The number of Shares which may be issued under the Plan shall not exceed 2,000,000 in the aggregate. To the extent that any Option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable. Such Shares shall thereafter be available for further grants under the Plan.

As of March 31, 2001 options under the Plan approved on August 19, 1997 were no longer allowed to be granted; all 2,000,000 reserved shares of the Auxer Group's common stock were issued prior to March 31, 2001.

All options granted under the Plan shall be subject to the following terms and conditions:

     (a) The exercise price under each option shall be determined by the Board and may be more, equal to or less than the then current market price of the Shares as the Board may deem to be appropriate;

     (b) Period of an Option shall not exceed five years from the date of grant;

     (c) Each Option shall be made exercisable at such time or times, whether or not in installments, as the Board shall prescribe at the time the Option is granted and the person electing to exercise an Option shall give written notice to the Auxer Group of his/her election and of the number of shares he/she has elected to purchase and shall at the time of such exercise tender the purchase price of the shares he/she has elected to purchase.

     (d) Upon exercise of any Option granted, payment in full shall be made at the time of such exercise for all such shares then being purchased.

     (e) No options may be transferred by the Participant otherwise than by will or by the laws of descent and distribution, and during the participant's lifetime the Option may be exercised only by the Participant.

     (f) If the Participant is an employee and his/her employment terminates for any reason other than his/her death, the Participant may, unless discharged for cause, afterwards exercise his/her Option.

     (g) If prior to the expiration date of a participant Option, an Optionee shall retire or resign with the Auxer Group's consent, such Option may be exercised in the same manner as if the Optionee had continued in the Auxer Group's employ.

     (h) If a participant dies at a time when he/she is entitled to exercise an Option, then at any time or times within one (1) year after his/her death, or such further period as the Board may allow, such Option may be exercised, as to all for any of the shares which the Participant was entitled to purchase prior to his/her death.

     In the event of a stock dividend, stock split or recapitalization or merger in which the Auxer Group is the surviving corporation, or other similar capital change, the number and kind of shares of stock or securities of the Auxer Group to be subject to the Plan and to Options then outstanding or to be granted under, the maximum number of Shares or securities which may be issued or sold under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Board of the Auxer Group, the determination of which shall be binding on all persons.

The Board may at any time discontinue granting Options under the Plan. The Board of the Auxer Group may at any time or times amend the Plan or amend any outstanding Option or Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law provided, however, that, except to the extent required or permitted.

As of December 31, 2000, 2,000,000 options had been granted pursuant to the Plan and no options had been exercised.

The following table sets forth information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 31, 2000, to each person named in the

Summary Compensation Table and the unexercised options held as of the end of 2000 fiscal year.

Aggregated                                               Option/Exercises In
                                                         Last Fiscal Year And
                                                         2000 Fiscal Year End
                                                         Option/Values NUMBER OF
                                                         VALUE OF SECURITIES
                                                         UNEXERCISED IN
                                    SHARES               VALUE                   UNDERLYING            THE MONEY
                                    ACQUIRED             REALIZED                UNEXERCISED           OPTIONS AT
                                    ON         ($)       OPTIONS AT              2000 FISCAL
                                    EXERCISED            2000 FISCAL             YEAR END (#)
                                   (#)                   YEAR END (#)            EXERCISABLE/UN
NAME                                                     EXERCISABLE/UN
                                                         EXERCISABLE

Eugene Chiaramonte, Jr.                0                       0                         NONE
Ronald Shaver                          0                       0                         NONE
Ernest DeSaye Jr.                      0                       0                         NONE
Mustafa Qattous                        0                       0                         NONE

Long-Term Incentive Plans-Awards In Last Fiscal Year

                                NUMBER OF         PERFORMANCE OR           ESTIMATED FUTURE
                                SHARES,           OTHER PERIOD             PAYOUTS UNDER NON-
                                UNITS PER         UNTIL                    STOCK PRICE-BASED
                                OTHER RIGHTS      MATURATION               PLANS
NAME                            PAYOUT
                                                                           THRESHOLD          TARGET
Eugene Chiarmonte, Jr.                  0                  0                        0              0
Ronald Shaver                           0                  0                        0              0
Ernest DeSaye Jr.                       0                  0                        0              0
Mustafa Qattous                         0                  0                        0              0

Executive Employment Agreements:

Effective May 1, 2000 the Auxer Group entered into an Employment Agreement with Eugene Chiaramonte, Jr. Mr. Chiaramonte was employed as President of the Auxer Group. The Agreement is for a term of one (1) year and provides for an annual base salary in 2000 of $78,000. The terms of the Agreement are as follows: Gross salary:$3000 bi-weekly as gross salary; Term: 1 year commencing May 1, 2000; Additional compensation: Employee will be granted the option to purchase an aggregate of 100,000 shares of The Auxer Group, Inc. common stock, $0.001 par value per share, at an exercise price of $0.05. As of May 2001 the terms for a new employment contract have not been finalized.

Effective May 1, 2000 the Auxer Group entered into an Employment Agreement with Ronald Shaver., Mr. Shaver was employed as Executive Vice President of the Auxer Group. The Agreement is for a term of one (1) year and provides for an annual base salary in 2000 of $101,400. The terms of the Agreement are as follows:
Gross salary: $3900 bi-weekly as gross salary; Term: 1 year commencing May 1, 2000; Additional compensation: Employee will be granted the option to purchase an aggregate of 565,000 shares of The Auxer Group, Inc. common stock, $0.001 par value per share, at an exercise price of $0.05. As of May 2001 the terms for a new employment contract have not been finalized.

Effective September 19, 2000 the Auxer Group's subsidiary, Clifton Telecard, Inc.,entered into an Employment Agreement with Mustafa Qattous., Mr. Qattous was employed as President of Operations of the Auxer Group's subsidiary Clifton Telecard, Inc. The Agreement is for a term of three (3) year and provides for an annual base salary of $260,000 to be paid over the next three (3) years. The terms of the Agreement are as follows: Gross salary: $10,000 bi- weekly as gross salary; Term: 3 years commencing September 19, 2000; Additional compensation:
Employee will be granted the options to purchase 150,000 shares of The Auxer Group, Inc. common stock, $0.001 par value per share, at an exercise price of $0.08 under an options plan to be filed upon Clifton Telecard, Inc. completing its first fiscal quarter with collected net revenues exceeding $7.5 Million and a Gross Profit of a minimum of 4%. Employee will be granted the options to purchase 150,000 shares of The Auxer Group, Inc. common stock, $0.001 par value per share, at an exercise price of $0.08 under an options plan to be filed upon Clifton Telcard, Inc. completing its first fiscal quarter with collected net revenues exceeding $10 Million and a Gross Profit of a minimum of 4%. Employee will be granted the options to purchase 200,000 shares of The Auxer Group, Inc. common stock, $0.001 par value per share, at an exercise price of $0.08 under an options plan to be filed upon Clifton Telecard, Inc. completing its first fiscal quarter with collected net revenues exceeding $12.5 Million and a Gross Profit of a minimum of 4%. Employee will be granted the options to purchase 200,000 shares of The Auxer Group, Inc. common stock, $0.001 par value per share, at an exercise price of $0.08 under an options plan to be filed upon Clifton Telecard, Inc. completing its first fiscal quarter with collected net revenues exceeding $15 Million and a Gross Profit of a minimum of 4%. Mr. Qattous' contract was terminated on May 16, 2001 in connection with the sale of Clifton Telecard, Inc.

Effective April 22, 1999, the Auxer Group entered into an Employment Agreement with Ernest DeSaye Jr. Mr. DeSaye was employed as manager of the Auxer Group's subsidiary, Hardyston Distributors, doing business as The Mechanics Depot. The Agreement is for a term of five (5) years and provides for an annual base salary in 1999 of $45,000 with a 5% increase being made on each anniversary date of this Agreement. The Agreement provides for incentive payments in cash and stock or stock options based on gross profits of Hardyston Distributors. More specifically, the terms are as follows: Gross salary: $1,731 bi-weekly with a 5% increase on each anniversary of the agreement; Term: 5 years commencing April 22, 1999; Additional compensation: 1% of the gross profits of Hardyston Distributors derived from accounts purchased by the Auxer Group on the date of the acquisition April 22, 1999; 2% of the gross profits on all new clients for the initial 12 month period of the client's billings; stock or stock options equal to 1% of gross profits on all supervised accounts in excess of $1,000,000 in total revenue for a fiscal year; stock or stock options equal to .5% of gross profits on all supervised accounts in excess of $2,000,000 in total revenue for a fiscal year.

Certain Relationships And Related Transactions

In January 1999, the Auxer Group issued 2,750,000 shares of preferred stock to Mr. Chiaramonte, Jr. and Mr. Shaver in connection with loans due to Mr. Chiaramonte and expenses reimbursed for Mr. Shaver. In January 1999, Mr. Chiaramonte was issued 1,500,000 shares of the Auxer Group's preferred stock valued at $225,000, of which $15,000 was issued to repay a loan and $208,500 was issued as deferred compensation. In January 1999, Mr. Shaver was issued
1,250,000 shares of the Auxer Group's preferred stock valued at $187,500, of which $12,500 was issued to reimburse expenses and $173,750 was issued as deferred compensation.

In April 1999, the Auxer Group issued 836,700 shares of Common stock to Mr. DeSaye Jr. in connection with the purchase of automotive parts inventory and assets valued at $104,945. The Auxer Group also paid $15,000 in cash towards the purchase price. The Auxer Group's subsidiary Hardyston Distributors, doing business as The Mechanics Depot, entered into a five (5) year employment agreement with Mr. DeSaye whereas he will be compensated with a salary of $45,000 per annum in 1999 with a five percent (5%) increase annually during the term of the employment agreement. Under the terms of the agreement, Mr. DeSaye will receive stock options or additional stock in connection with the performance of Hardyston Distributors.

The Auxer Group has a consulting relationship with Mr. Shaver. Mr. Shaver is a consultant to Harvey-Westbury Corp. Mr. Shaver receives a weekly consulting fee of $1,350.00.

On September 21, 2000, in connection with the sale of the assets of Clifton Telecard Alliance, Mr. Mustafa Qattous was issued 1,000,000 shares of common stock at a value of $81,000.

                                Recent Financing

In December 2000, we entered into 6 bridge loan agreements with the following parties aggregating $545,000: Kador Investment Co. Ltd. ($100,000), Ted Liebowitz ($100,000), Starling Corp. ($200,000), Jacqueline Balough ($25,000), Rina Sugarman ($70,000) and Leon Kahn ($50,000). Such parties (the "Bridge Investors") each received a promissory note from us in the principal amount set forth above (the "Bridge Loan Notes") and converted their the Bridge Loan Notes into a Regulation D offering which was undertaken in January 2001. In addition to the Bridge Investors, the following parties invested in the Regulation D offering aggregating $360,000: Yosef Davis ($100,000), Louis Wolcowitz ($35,000), Joseph McGuire and Wilma Rossi ($50,000), Michael Koretsky ($25,000), Farnsworth Associates, Inc. ($25,000), Kurt Fichthorn ($50,000) and Ted Liebowitz ($75,000). This amount by Mr. Liebowitz was in addition to his bridge loan investment of $100,000. The Bridge Investors converted their bridge notes in to the Regulation D Offering at the following amounts, which was based on interest on the bridge notes: Kador Investment Co. Ltd. ($101,300), Ted Liebowitz ($101,300), Starling Corp. ($202,600), Jacqueline Balough ($25,325), Rina Sugarman ($70,676.67) and Leon Kahn ($50,483.34). The Bridge Investors and the investors in the Regulation D Offering shall be collectively referred to as the "Regulation D Investors.". Perrin, Holden and Davenport Capital Corp. arranged the financing and is entitled to receive a warrant to purchase 1,165,000 shares of our Common Stock. The exercise price of such warrant is based on the closing bid price of our shares of Common Stock on the date(s) the Bridge Loan Notes and Regulation D Offering closed. On December 8, 2001, the date of the close of the Bridge Loan Notes and Regulation D Offering, the closing bid price of our Common Stock was $0.05. In addition, Intercontinental Capital Corp. and Seth A. Farbman, unaffiliated parties, introduced the Auxer Group to Perrin, Holden and Davenport Capital Corp. the financing and each received 67,500 warrants to purchase shares of our Common Stock at $0.0833 per warrant. The warrants expire on January 16, 2005. Specifically, Intercontinental Capital and Seth A. Farbman did not negotiate the transactions, did not have contact with or solicit any of the purchasers, did not hold any funds or securities, did not participate in the establishment of the purchase price or any of the terms of the services or agreements , the warrants referenced were not based on a specified percentage of aggregated funds raised and did not prepare or offer any materials for the transaction.

INVESTOR                         AMOUNT OF INVESTMENT(1)           MAXIMUM AMOUNT OF
                                                                   CONVERSION SHARES(2)
Kador Investment                 $100,000 ($101,300 with                 3,376,667
Co. Ltd.                         interest)
Ted Liebowitz                    $100,000 ($101,300 with                 3,376,667
                                 interest)
                                 $75,000                                 2,500,000
Starling Corp.                   $200,000 ($202,600 with                 6,753,333
                                 interest)
Jacqueline Balough               $25,000 ($25,325 with                     844,167
                                 interest)
Rina Sugarman                    $70,000 ($70,676.67                     2,355,889
                                 with interest)
Leon Kahn                        $50,000 ($50,483.34                     1,682,778
                                 with interest)
Yosef Davis                      $100,000                                3,333,333
Louis Wolcowitz                  $35,000                                 1,166,667
Joseph McGuire and
Wilma Rossi                      $50,000                                 1,666,667
Michael Koretsky                 $25,000                                   833,333
Farnsworth
Associates Inc.                  $25,000                                   833,333
Kurt Fichthorn                   $50,000                                 1,666,667
                                 -------                                 ---------
                                $905,000                                31,494,501
                                ($911,685.01 with interest)

(1) The Bridge Loan Notes accrued interest prior to conversion into the Regulation D offering. Each Bridge Loan investor converted their respective Bridge Loan Notes into 8% Convertible Debentures in the Regulation D offering. The principal amount of the 8% Convertible Debentures for such investors includes interest accrued on the Bridge loan Notes.

(2) The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 8% Convertible Debentures.

To date, we have issued the following shares to the Regulation D Investors:

Kador Investment Co. Ltd. - 500,000 shares Ted Liebowitz - 500,000 shares Starling Corp. - 1,000,000 shares
Jacqueline Balough - 125,000 shares Rina Sugarman - 350,000 shares

Leon Kahn - 250,000

Terms of the Regulation D Offering

Each Regulation D Investor received an 8% Convertible Debenture ("Debenture") in the principal amount set forth above. The debentures are all dated January 16, 2001 are for a term of 5 years and accrue interest at the rate of 8% per annum. At our option, interest on the Debentures may be payable by conversion into our Common Stock. Notwithstanding same, we must pay interest in cash prior to this Registration Statement becoming effective.

The Debentures may be converted into our Common Stock by multiplying the conversion amount that a Regulation D Investor converts times 65% ("Conversion Factor") of the market price of our Common Stock. The market price is calculated by averaging the 3 lowest closing bid prices on our Common Stock for the 10 trading days prior to conversion. We executed a Registration Rights Agreement with each Regulation D Investor. Such agreement requires us to register the maximum number of shares issuable upon conversion of the Debentures. In addition, the Registration Rights Agreement requires this Registration Statement to become effective by May 31, 2001 or the Conversion Factor shall decrease based on the following:

Effective Period                                          Conversion Factor
----------------                                          -----------------
May 31, 2001 or earlier                                   65%
June 1, 2001 to June 30, 2001                             62 1/2%
July 1, 2001 to July 30, 2001                             60%
July 31, 2001 to August 29, 2001                          55%(the Registration
                                                          Rights Agreement provides for an
                                                          additional 2 1/2% decrease if the
                                                          Registration Statement is not
                                                          effective by July 30, 2001)

August 30, 2001 to September 28, 2001 52 1/2% September 29, 2001 or later 50% Additional terms of the Regulation D offering are as follows:

     o If a Valuation Event occurs, we are required to notify the Regulation D investors within 2 days. The Regulation D investors may convert the Debentures based on the current Market price of our Common Stock on any trading day during the valuation period, which is 10 trading days prior to conversion. A Valuation Event includes, but is not limited to, such events as subdividing or combining our Common Shares, distribution of our Common Shares, issuance of our Common Shares or our warrants or options at prices lower than our closing bid price on such date.

     o The Regulation D investors can not convert the Debentures to cause any investor to own 10% or more of our issued and outstanding Common Stock at any time.

     o We have the option to redeem the Debentures at any time prior to conversion at a price equal to 130% of the principal amount of any Debenture plus accrued interest at the time of conversion.

                             Principal Shareholders

The following table sets forth certain information regarding the Auxer Group's common and preferred stock beneficially owned on December 31, 2000, for (i) each shareholder known by the Auxer Group to be the beneficial owner of 5% or more of the Auxer Group's outstanding common and preferred stock, (ii) each of the Auxer Group's executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which the person has the right to acquire beneficial ownership within 60 days. At May 22, 2001, there were 126,437,030 (153,937,030 on a fully diluted basis if preferred shares were converted) shares of common stock outstanding and 2,750,000 shares of preferred stock outstanding.

Class of Security- Common Stock

                                               Number of Shares of
Name of Beneficial                             Common Stock%                         of Beneficial
Identity of Group                              Beneficially Owned                 Ownership
                                               ------------------                 ---------
Eugene Chiaramonte                                2,173,886                          1.72%
12 White Birch Court                            (17,173,886)                      (11.16%)
Branchville, NJ 07826

Ronald Shaver(2)                                    600,000                           0.5%
18 Caraway Court                                (13,100,000)                        (8.5%)
Princeton, NJ 08540

Ernest DeSaye, Jr.(3)                               836,700                           0.7%
112 Clove Road
Sussex, NJ 07461                                   (836,700)                        (0.6%)

Mustafa Qattous(4)                                1,000,000                           0.8%
32 Ave. C                                        (1,000,000)                        (0.7%)
Haledon, NJ 07508

All Executive Officers and Directors
as a Group (4 persons)                            4,610,568                            4%
                                                (32,110,586)                       (21.0%)

Class of Security- Preferred Stock

Name and Address of                             No. of Shares                   Percent
Beneficial Owner                                Beneficially Owned              of Class
                                                ------------------              --------
Eugene Chiaramonte                                1,500,000                      54.5%
12 White Birch Court                              Converts To:
Branchville, NJ 07826                             15,000,000
                                                  Common Stock

Ronald Shaver(2)                                  1,250,000                      45.5%
18 Caraway Court                                  Converts To:
Princeton, NJ 08540                               12,500,000
                                                  Common Stock

All Executive Officers and Directors
as a Group (4 persons) 2,750,000 100%

(1) Shares held of record in common stock total 2,173,886 or 1.9% of the total outstanding shares of common stock and preferred stock total 1,500,000. Each share of preferred stock is convertible into 10 shares of common stock. On a fully diluted basis if all preferred shares were converted to common shares, shares held of common stock would total 17,173,886 or 12.05% of the total outstanding shares of common stock.

(2) Shares held of record in common stock total 600,000 or 0.5% of the total outstanding shares of common stock and preferred stock total 1,250,000. Each share of preferred stock is convertible into 10 shares of common stock. On a fully diluted basis if all preferred shares were converted to common shares, shares held of common stock would total 13,100,000 or 9.2% of the total outstanding shares of common stock.

(3) Shares held of record in common stock total 836,700 or 0.7% of the total outstanding shares of common stock. On a fully diluted basis if all preferred shares were converted to common shares, shares held of common stock would total 836,700 or 0.6% of the total outstanding shares of common stock.

(4) Shares held of record in common stock total 1,000,000 or 0.9% of the total outstanding shares of common stock. On a fully diluted basis if all preferred shares were converted to common shares, shares held of common stock would total 1,000,000 or 0.7% of the total outstanding shares of common stock.

(5) Starling Corp. Has not been listed as a principal shareholder in this table. If Starling Corp. obtains the maximum amount of shares, it will be required to be included in this Principal Shareholder table. However, since Starling Corp. is a Regulation D Investor in the Auxer Group's recent financing, the documents related to the financing prohibit Starling Corp. from converting debentures to shares so that Starling Corp. will own 10% or more of the outstanding shares of the Auxer Group.

The addresses for the above individuals is c/o The Auxer Group, Inc., 12 Andrews Drive, West Patterson, New Jersey 07424.

                            Description Of Securities

Our authorized capital stock is 1,000,000,000 shares of Common Stock, par value $0.001 per share and 25,000,000 shares of preferred

Stock, par value $.001 per share. As of March 21, 2001, we had issued 115,075,066 of our shares of Common Stock and 2,750,000 of our shares of Preferred Stock.

As of March 21, 2001, there were 2,000,000 shares of common stock reserved for the Auxer Group's 1996 option plan; all options have been granted but none have been exercised.

As of March 21, 2001, there were 25,000,000 shares of common stock reserved for the Auxer Group's 2000 option plan to issue to employees and consultants; no options have been granted or exercised.

As of March 21, 2001, there were 3,000,000 common shares reserved for employees and consultants for issuance per contracts.

The following brief description of our common stock and preferred stock is subject in all respects to Delaware law and to the provisions of our Articles of Incorporation, as amended (the "Articles") and our Bylaws, copies of which have been filed as exhibits to this registration statement.

Common Stock

Each share of our common stock entitles the holder to one (1) vote on all matters submitted to a vote of the stockholders. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of our common stock voting for the election of directors can elect all members of the Board of Directors. A majority vote is also sufficient for other actions that require the vote or concurrence of stockholders except in cases in which more than a simple majority is required by law. Holders of our common stock are entitled to receive dividends, when, as and if declared by the Board of Directors, in its discretion, from funds legally available therefore. Holders of shares of our common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefore. Upon our liquidation, dissolution or winding up, after payment to creditors, the holders of our common stock are entitled to share ratably in the assets of the Auxer Group, if any, legally available of distribution to our common stockholders. Our Bylaws require that only a majority of the issued and outstanding shares of our common stock need be represented to constitute a quorum and to transact business at a stockholders' meeting.

Our common stock has no preemptive rights or no subscription, redemption or conversion privileges.

Our Board of Directors has total discretion as to the issuance and the determination of the rights and privileges of any shares of our common stock which may be issued in the future, which rights and privileges may be detrimental to the rights and privileges of the holders of our existing shares of our common stock now issued and outstanding.

Preferred Stock

Under the Auxer Group's Certificate of Incorporation, the Board of Directors has the power, without further action by the stockholder, to designate the relative rights and preferences of the Auxer Group's preferred stock, when and if issued. Such rights and preferences could include preferences, any of which may be dilutive of the interest of the holders of Common Stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Auxer Group and may have an adverse effect on the rights of the holders of the Common Stock.

The Auxer Group has instructed its Transfer Agent to reserve from its authorized but unissued Common Stock a sufficient number of shares for issuance upon conversion of the Preferred Stock. The holders of the shares of Preferred Stock have no preemptive rights with respect to any securities of the Auxer Group.

Dividends

Holders of our preferred stock are entitled to receive dividends, when, as and if declared by the Board of Directors, in its discretion, from funds legally available therefore. Holders of shares of our preferred stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, and so legally available. therefore.

Conversion

The Preferred Stock is convertible, at the holder's option, at any time into shares of the Auxer Group's Common Stock at a rate of ten shares of Common Stock for each share of Preferred Stock.

Redemption

The Preferred Stock is not redeemable.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Auxer Group, holders of shares of Preferred Stock are entitled to receive, out of legally available assets, a liquidation preference of $100.00 per share and no more before any payment or distribution is made to the holders of Common Stock or any series or class of the Auxer Group's stock that ranks junior as to liquidation rights to the Preferred Stock. After payment in full of the liquidation preference of the shares of Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Auxer Group. Neither a consolidation, merger or other business combination of the Auxer Group with or into another corporation or other entity nor a sale or transfer of all or part of the Auxer Group's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Auxer Group.

Voting Rights

The holders of the Preferred Stock will have voting rights equal to ten shares of Common Stock for each share of Preferred Stock.

Reorganization/Recapitalization

In the event of a reorganization or recapitalization of the Auxer Group's Common Stock, holders of the Preferred Stock shall not be entitled to the benefits of, or be subject to the detriments of, such reorganization or recapitalization.

Anti-Dilution

The shares of the Auxer Group's Preferred Stock shall not be subject to dilution unless the unanimous holders of the Preferred Stock vote to change this preference. In addition, the Preferred Stock shall maintain its status even if the Common Stock undertakes a reverse or forward split of its shares. The Preferred Stock can not be diluted unless it is converted to Common Stock.

The transfer agent and registrar for our common stock is Interstate Transfer Agent, 874 E. 5900 South, Salt Lake City, Utah 84107.

Shares Eligible For Future Sale

The outstanding Shares of common stock include Shares of common stock outstanding deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such Shares were purchased or acquired by such stockholders of the Auxer Group in transactions not involving a public offering, and, as such, may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144, or pursuant to another exemption under the Securities Act. All of such restricted Shares of common stock that have been issued at least one year from the date hereof or earlier are eligible for sale under Rule 144, subject to the volume limitations prescribed by the Rule. The outstanding shares also include shares of Common Stock held by the Selling Security Holders. Such shares have been registered for resale pursuant to the registration statement to which this prospectus is a part.

In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of the Auxer Group, may sell shares of Common Stock after at least one year has elapsed since such shares were acquired from the Auxer Group or an affiliate of the Auxer Group. The number of shares of Common Stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of the Auxer Group, and who has not been an affiliate of the Auxer Group for 90 days prior to the sale, and who has beneficially owned shares acquired from the Auxer Group or an affiliate of the Auxer Group for over two years may resell the shares of Common Stock without compliance with the foregoing requirements under

Rule 144.

No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices and could impair our ability to raise capital through the sale of its equity securities.

Selling Security Holders

In December 2000, we entered into 6 bridge loan agreements with the following parties aggregating $545,000: Kador Investment Co. Ltd. ($100,000), Ted Liebowitz ($100,000), Starling Corp. ($200,000), Jacqueline Balough ($25,000), Rina Sugarman ($70,000) and Leon Kahn ($50,000). Such parties, the "Bridge Investors ", each received a promissory note from us in the principal amount set forth above, the "Bridge Loan Notes ", and converted their the Bridge Loan Notes into a Regulation D offering which was undertaken in January 2001. In addition to the Bridge Investors, the following parties invested in the Regulation D offering aggregating $360,000: Yosef Davis ($100,000), Louis Wolcowitz ($35,000), Joseph McGuire and Wilma Rossi ($50,000), Michael Koretsky ($25,000), Farnsworth Associates, Inc. ($25,000), Kurt Fichthorn ($50,000) and Ted Liebowitz ($75,000). This amount by Mr. Liebowitz was in addition to his bridge loan investment of $100,000. The Bridge Investors converted their bridge notes in to the Regulation D Offering at the following amounts (based on interest on the bridge notes): Kador Investment Co. Ltd. ($101,300), Ted Liebowitz ($101,300), Starling Corp. ($202,600), Jacqueline Balough ($25,325), Rina Sugarman ($70,676.67) and Leon Kahn ($50,483.34). The Bridge Investors and the investors in the Regulation D Offering shall be collectively referred to as the "Regulation D Investors." Perrin, Holden and Davenport Capital Corp. arranged the financing and is entitled to receive a warrant to purchase 1,165,000 shares of our Common Stock. The exercise price of such warrant is based on the closing bid price of our shares of Common Stock on the date(s) the Bridge Loan Notes and Regulation D Offering closed. In addition, Intercontinental Capital Corp. and Seth A. Farbman also arranged the financing and each received 67,500 warrants to purchase shares of our Common Stock at $0.0833 per warrant. The warrants expire on January 16, 2005.

INVESTOR                        AMOUNT OF INVESTMENT(1)             MAXIMUM AMOUNT OF
                                                                    CONVERSION SHARES(2)
Kador Investment                $100,000 ($101,300 with             3,376,667
Co. Ltd.                        interest)
Ted Liebowitz                   $100,000 ($101,300 with             3,376,667
                                interest)
                                $75,000                             2,500,000
Starling Corp.                  $200,000 ($202,600 with             6,753,333
                                interest)
Jacqueline Balough              $25,000 ($25,325 with                 844,167
                                interest)
Rina Sugarman                   $70,000 ($70,676.67                 2,355,889
                                with interest)
Leon Kahn                       $50,000 ($50,483.34                 1,682,778
                                with interest)
Yosef Davis                     $100,000                            3,333,333
Louis Wolcowitz                 $35,000                             1,166,667
Joseph McGuire and
Wilma Rossi                     $50,000                             1,666,667


Michael Koretsky                $25,000                               833,333
Farnsworth
Associates Inc.                 $25,000                               833,333
Kurt Fichthorn                  $50,000                             1,666,667
                                -------                             ---------
                               $905,000                            30,389,501
                              ($911,685.01 with interest)

(1) The Bridge Loan Notes accrued interest prior to conversion into the Regulation D offering. Each Bridge Loan investor converted their respective Bridge Loan Notes into 8% Convertible Debentures in the Regulation D offering. The principal amount of the 8% Convertible Debentures for such investors includes interest accrued on the Bridge Loan Notes.

(2) The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 8% Convertible Debentures.

To date, we have issued the following shares to the Regulation D Investors:

Kador Investment Co. Ltd. - 500,000 shares Ted Liebowitz - 500,000 shares Starling Corp. - 1,000,000 shares
Jacqueline Balough - 125,000 shares Rina Sugarman - 350,000 shares

Leon Kahn - 250,000

Terms of the Regulation D Offering

Each Regulation D Investor received an 8% Convertible Debenture ("Debenture") in the principal amount set forth above. The debentures are all dated January 16, 2001 are for a term of 5 years and accrue interest at the rate of 8% per annum. At our option, interest on the Debentures may be payable by conversion into our Common Stock. Notwithstanding same, we must pay interest in cash prior to this Registration Statement becoming effective.

The Debentures may be converted into our Common Stock by multiplying the conversion amount that a Regulation D Investor converts times 65% ("Conversion Factor") of the market price of our Common Stock. The market price is calculated by averaging the 3 lowest closing bid prices on our Common Stock for the 10 trading days prior to conversion. We executed a Registration Rights Agreement with each Regulation D Investor. Such agreement requires us to register the maximum number of shares issuable upon conversion of the Debentures. In addition, the Registration Rights Agreement requires this Registration Statement to become effective by May 31, 2001 or the Conversion Factor shall decrease based on the following: Effective Period Conversion Factor

May 31, 2001 or earlier                           65%
June 1, 2001 to June 30, 2001                     62 1/2%
July 1, 2001 to July 30, 2001                     60%
July 31, 2001 to August 29, 2001                  55%(the Registration
                                                  Rights Agreement provides for an
                                                  additional 2 1/2% decrease if the
                                                  Registration Statemen is not
                                                  effective by July 30, 2001)

August 30, 2001 to September 28, 2001 52 1/2% September 29, 2001 or later 50% Additional terms of the Regulation D offering are as follows:

o If a Valuation Event occurs, we are required to notify the Regulation D investors within 2 days. The Regulation D investors may convert the Debentures based on the current Market price of our Common Stock on any trading day during the valuation period, which is 10 trading days prior to conversion. A Valuation Event includes, but is not limited to, such events as subdividing or combining our Common Shares, distribution of our Common Shares, issuance of our Common Shares or our warrants or options at prices lower than our closing bid price on such date.

o The Regulation D investors can not convert the Debentures to cause any investor to own 10% or more of our issued and outstanding Common Stock at any time.

o We have the option to redeem the Debentures at any time prior to conversion at a price equal to 130% of the principal amount of any Debenture plus accrued interest at the time of conversion.

                              Plan Of Distribution

Shares of our Common Stock may be sold from time to time to purchasers directly by the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time offer shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holders for whom they may act as agent. The Selling Security Holders and any underwriters, dealers or agents that participate in the distribution of our Common Stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the Selling Security Holders in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

We will bear all expenses of the offering of shares of our Common Stock by the Selling Security Holders other than payment that they may agree to make to underwriters.

Legal Matters

The validity of our Common Shares offered will be passed upon for us by Anslow & Jaclin, LLP, Freehold, New Jersey 07728. Richard I. Anslow, the managing partner of Anslow & Jaclin, LLP owns 100,000 Shares of our Common Stock

Experts

Our audited balance sheet as at December 31, 2000 and 1999, and the Related Statement of Operations and Statement of Cash Flows of Kalosieh, Shackil & Meola, CPAs, PA, independent certified public accountants, have been included in this and in the Registration Statement in reliance upon the report, appearing elsewhere in this, of Edelman & Kalosieh, CPAs, P.A., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

Additional Information

We have filed with the Commission a Registration Statement under the Act with respect to our Common Shares offered hereby. This Prospectus omits certain information contained in the Registration Statement and the exhibits thereto, and references are made to the Registration Statement and the exhibits thereto for further information with respect our Company and the Common Shares offered hereby. Statements contained herein concerning the provisions of any documents are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of the prescribed fees. Electronic registration statements, as well as proxy reports and other information when filed, filed through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Website (http://www.sec.gov). As of the this date, we are not a reporting Auxer Group under the Exchange Act.

                              THE AUXER GROUP, INC.

                              FINANCIAL STATEMENTS

                          Index to Financial Statements

                              The Auxer Group, Inc.

                                                               Page
  Accountant's Report                                          F-2

  Consolidated Balance Sheets                                  F-3-4

  Consolidated Statement of Income and Retained Earnings       F-5

  Consolidated Statement of Cash Flows                         F-6

  Notes to Consolidated Financial Statements                   F-7-17

To the Board of Directors
of The Auxer Group, Inc.
West Paterson, NJ 07424

                         Independent Accountant's Report

We have reviewed the accompanying balance sheet of The Auxer Group, Inc. and consolidated subsidiaries as of March 31, 2001 and the related statements of income, retained earnings and cash flows for the three months ended March 31, 2001 and March 31, 2000. These financial statements are the responsibility of the company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquires of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

KALOSIEH, SHACKIL & MEOLA, CPAs PA

May 8, 2001

                              THE AUXER GROUP, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2001
                                   (UNAUDITED)

                                     Assets

Current assets
       Cash                                        $   120,442

       Accounts receivable (net of allowances
       $65,223 in 2000)                              1,888,690

       Inventory                                     1,947,448

       Prepaid expenses                                 77,825
                                                   -----------
       Total current assets                          4,034,405
                                                   -----------
Property and Equipment

       Vehicles                                         39,536

       Furniture and fixtures                           23,329

       Machinery and equipment                         669,829

       Leasehold improvements                            2,121
                                                   -----------
                                                       734,815
       Less:  accumulated depreciation                (135,053)
                                                   -----------

       Property and equipment (Net)                    599,762
                                                   -----------
Other assets

       Security deposit                                180,481

       Other receivables                                74,388

       Goodwill (net of amortization of $84,694)       762,245
                                                   -----------

       Total other assets                            1,017,114
                                                   -----------

Total assets                                       $ 5,651,281
                                                   ===========

          See accompanying notes to consolidated financial statements.

                              THE AUXER GROUP, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2001
                                   (UNAUDITED)

      Liabilities and Stockholders' Equity

Current liabilities
       Accounts payable and accrued expenses             $ 2,488,520

       Credit line                                            30,618

       Deferred sales                                        952,578

       Notes payable                                         756,460

       Notes payable-shareholders                             99,837
                                                         -----------

Total current liabilities                                  4,328,013

Long-term liabilities

       Notes payable, less current maturities                  2,807

       Notes payable-convertible debt                        911,685
                                                         -----------

       Total long-term liabilities                           914,492
                                                         -----------

Total liabilities                                          5,242,505

Stockholders' equity

       Capital stock - authorized 1,000,000,000 shares       126,447
       $.001 par value per share, 126,437,030 shares
       outstanding

       Preferred stock - authorized 25,000,000 shares          2,750
       $.001 par value per share, 2,750,000 shares
       outstanding

       Additional paid in capital                          9,860,378

       Accumulated deficit                                (9,580,799)
                                                         -----------

Total stockholders' equity                                   408,776
                                                         -----------

Total liabilities and stockholders' equity               $ 5,651,281
                                                         ===========

          See accompanying notes to consolidated financial statements.

                              THE AUXER GROUP, INC.

             CONDENSED CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT

                                                    Three Months Ended
                                            March 31, 2001      March 31, 2000
                                            --------------      --------------
Income                                      $ 7,412,884        $   535,540

Less:  Cost of goods sold                     7,091,737            364,206
                                            -----------        -----------

Gross profit                                    321,147            171,334
                                            -----------        -----------

Operations:

        General and administrative            1,820,531            259,273

        Depreciation and amortization            35,487              4,035

        Interest expense                        422,462              2,338
                                            -----------        -----------

        Total expenses                        2,278,480            265,646
                                            -----------        -----------

Income (loss) from operations                (1,957,333)           (94,312)

Other income (expense)

        Interest income                           1,184                 --

        Loss on abandonment                          --             (2,518)
                                            -----------        -----------

Net income (loss)                            (1,956,149)           (96,830)

Accumulated deficit at beginning             (7,624,650)        (4,828,818)
                                            -----------        -----------

Accumulated deficit at end                  $(9,580,799)       $(4,925,648)
                                            ===========        ===========


Net income (loss) per common share          $     0.015        $   (0.0001)
                                            ===========        ===========

          See accompanying notes to consolidated financial statements.

                              THE AUXER GROUP, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                             Three Months Ended
                                                                      March 31, 2001     March 31, 2000
                                                                      --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                       $(1,956,149)       $ (96,830)
Depreciation and amortization                                                77,834            4,035
Common stock issued for services                                          1,044,000               --
Interest expense on issuance of convertible debt                            390,722
Loss on abandonment                                                              --            2,518
                                                                        -----------        ---------
                                                                           (443,593)         (90,277)
(Increase) decrease in:

       Accounts receivable                                                  358,998         (279,640)
       Inventory                                                           (720,641)        (166,802)
       Prepaid expenses                                                     (44,720)              --
       Other receivables                                                    (32,054)              --

Increase (decrease) in:

       Accounts payable and accrued expense                                 337,914          118,978
       Deferred sales                                                       106,215               --
                                                                        -----------        ---------
TOTAL CASH FLOW FROM OPERATIONS                                            (437,881)        (417,741)

CASH FLOWS FROM INVESTING ACTIVITIES

       Purchase property, inventory and equipment                            (4,865)         (36,037)
       Security deposit                                                     (40,000)           5,304
                                                                        -----------        ---------
TOTAL CASH FLOWS FROM INVESTING ACTIVITIES                                  (44,865)         (30,733)
                                                                        -----------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES

       Borrowings/payments under line of credit agreement (net)             (34,232)          65,124
       Proceeds from short-term debt                                             --               --
       Payments on short-term debt                                          (16,209)              --
       Proceeds from long-term debt                                         360,000            6,478
       Payments on long-term debt                                              (372)          (1,088)
       Shareholder loan payable                                              11,978           36,054
       Sale of common stock                                                      --          375,435
       Additional paid in capital on issuance of convertible debt           390,722               --
                                                                        -----------        ---------

TOTAL CASH FLOWS FROM FINANCING ACTIVITIES                                  711,887          482,003

NET INCREASE (DECREASE) IN CASH                                            (161,581)          33,529

CASH BALANCE BEGINNING OF PERIOD                                            282,023            8,400
                                                                        -----------        ---------
CASH BALANCE END OF PERIOD                                              $   120,442        $  41,929
                                                                        ===========        =========

          See accompanying notes to consolidated financial statements.

Note 1 - Organization of Company

a.   Creation of the Company

     Auxer Industries, Inc. (the "Company") was formed on June 20, 1920 under the laws of the State of Idaho as The Auxer Gold Mines. On May 2, 1995, the certificate of incorporation was amended to change the name of the Company to Auxer Industries, Inc.

     On August 11, 1997 the Company incorporated in the State of Delaware under the name The Auxer Group, Inc. In September 1997 the shareholders of the company voted to exchange their shares on a one for one basis for shares in the new company, The Auxer Group, Inc. The new corporate name was effective January 1, 1998 for accounting and tax purposes.

     On November 3, 2000. the certificate of incorporation was amended to change the number of authorized shares to 1 billion of common stocks, at $.001 par value.

b.   Description of the Company

     The Company is an investment holding company that is comprised of six subsidiaries: the Harvey Westbury Corporation, Hardyston Distributors, Inc., CT Industries, Auxer Telecom, Inc., Clifton Telecard, Inc. and Universal Filtration Industries.

     On April 18, 1995, the Company acquired CT Industries, Inc. ("CT"), a New Jersey corporation based in West Paterson, New Jersey. CT is a distributor of various automotive products. Effective March 9, 2001, the business focus was expanded to include telecommunications related business.

     On February 8, 1996, the Company acquired Universal Filtration Industries, Inc. ("Universal Filtration") a New York corporation. Based in West Paterson, New Jersey, Universal Filtration has developed the "Fiona Micro Screen Filter", a replacement upgrade to a component of machinery used by the dry cleaning industry.

     On October 25, 1996, the Company acquired Harvey Westbury Corp. ("Harvey Westbury"), a New York corporation. Based in West Paterson, New Jersey, Harvey Westbury is a manufacturer and wholesaler of various automotive, marine and aviation products.

     On April 22, 1999, the Company formed Hardyston Distributors, Inc., d/b/a The Mechanics Depot, a Nevada corporation. Based in northern New Jersey, Hardyston Distributors is an automotive parts distributor.

     On August 7, 2000, the Company formed Auxer Telecom Inc., a Delaware corporation. Auxer Telecom is a reseller of telecommunications access services with operations based in Los Angeles, CA.

     On August 7, 2000, the Company formed Clifton Telecard Inc., a Delaware corporation. Based in Northern New Jersey, Clifton Telecard is a wholesale distributor of prepaid phone cards.

Note 2 - Summary of Significant Accounting Policies

a.   Basis of Financial Statement Presentation

     The accompanying condensed financial statements are unaudited. These statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended December 31, 2000, included in the Company's Form 10-KSB as filed with the SEC.

     The consolidated financial statements presented consist of the company and its wholly owned subsidiaries CT, Universal Filtration, Harvey Westbury, Hardyston Distributors Inc., Auxer Telecom, Inc. and Clifton Telecard, Inc., all of which are under common control. Material inter-company transactions and balances have been eliminated in the consolidation.

b.   Earnings (Loss) Per Share

     Basic earnings (loss) per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income by the weighted average shares outstanding during the period. Diluted earnings
(loss) per share is calculated by dividing net income by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding. Diluted earnings (loss) per share are not presented since diluted securities have an anti-dilutive effect.

c.   Receivables

     Allowances against receivables are provided equal to the estimated collection losses that will be incurred in collection of all receivables and a reserve for returns and discounts traditionally taken. Estimated allowances are based on historical collection experience coupled with review of current status of the existing receivables and amounted to $65,223 at March 31, 2001.

d.   Property and Equipment

     Property and equipment are recorded at cost and are depreciated under the straight-line methods over the estimated useful lives of the related assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

e.   Intangible Assets

     Goodwill purchased as a part of the acquisition of the assets of Clifton Telecard Alliance Inc. as further described in Note 3, is being amortized on a straight-line basis over an estimated beneficial life of five years.

f.   Revenue Recognition

     The Company recognizes revenues as earned. Amounts billed in advance of the period in which service is rendered are recorded as a liability under "deferred revenue." The Company's revenue recognition policy for each product and subsidiary are the same.

g.   Research and Development Expenses

     Research and development costs are charged to operations when incurred.

h.   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

i.   Impairment of Long-lived Assets

     In the event that facts and circumstances indicate that the carrying value of long lived assets, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the assets carrying amount to determine if a write down to market value or discounted cash flows is required.

j.   Off Balance Sheet Risk

     The Company purchased prepaid phone cards from various telephone companies who agree to provide long distance phone service to the cardholder after the Company activates the phone card when it is sold. In the event the long distance service provider does not provide the service or goes out of business the Company would be responsible for refunding the purchase price of the phone card.

     The Company mitigates its risk by dealing with well-capitalized long distance service providers.

Note 3 - Acquisitions

a.   Acquisition of Ct Industries, Inc.

     On April 18, 1995, the Company acquired all the capital stock of CT, owned equally by Eugene Chiaramonte, Jr. and Howard Tapen, for 4,000,000 shares of common stock. The transaction has been accounted for as a reverse acquisition and using the purchase method of accounting with historic costs being the basis of valuation.

b.   Acquisition of Universal Filtration Industries, Inc.

     On August 7, 1996, the Company acquired all of the common shares of Universal Filtration for 1,100,000 shares of common stock.

c.   Acquisition of Harvey Westbury Corp.

     On October 25, 1996, the Company acquired all of the common shares of Harvey Westbury for 170,000 shares of common stock.

d.   Acquisition of the Assets of Hardyston Distributors

     On April 22, 1999 the Company issued 836,700 shares of common stock at $.1075 per share plus $15,000 for the purchase of inventory and sundry equipment from Mr. Ernest DeSaye, a sole proprietor.

e.   Acquisition of Telecommunications Switch Operations

     On August 24, 2000 the Company acquired telecommunications equipment.

f.   Acquisition of Wholesale Prepaid Phone Distribution Operation

     On September 22, 2000 the Company acquired the assets of Clifton Telecard Alliance Inc., (CTA), a New Jersey based telecommunications company for a total purchase price of $964,000

     The Company paid $500,000 to the shareholders of CTA at closing, issued 3 million shares of common stock valued at $264,000, and issued a note payable to them for $200,000 due in 2001, as more fully described in Note 5.

     The excess of the amount paid over the fair value of CTA's identifiable net assets was $846,939, which has been reflected in the balance sheets as goodwill. The Company expects to benefit from the goodwill acquired in this transaction over a period of five years, and is amortizing the amount recorded using the straight-line method over that period.

Note 4 - Inventory

     Inventory consists of raw materials, work in process and finished goods and is valued at the lower of cost determined on the first-in, first-out method or market.

Note 5 - Debt

a.   Security Agreement

     The Company has entered into a security agreement with Merchant Financial Corp. to borrow money secured by the receivables evidenced by invoices of Harvey Westbury Corp. and personal guarantees of certain officers. Merchant agreed to lend an amount equal to 75% of the net value of all Harvey Westbury's accounts receivable at an interest rate of prime plus 5%. The balance outstanding on the line of credit at March 31, 2001 was $30,618.

b.   Notes Payable

     The following is a summary of short-term-term debt at March 31, 2001:


     Notes Payable to Creative Capital, payable on

     demand plus interest at a rate of 8%                      $         80,000

     Notes payable in connection with the purchase of the
     assets of CTA, principal payable in April, 2001                    200,000

     Note payable to Colbie Pacific Capital, due August 1, 2001, payable in 10 monthly principal and interest payments of $10,000, one principal and interest

     payment of $458,000, secured by equipment                          473,939
                                                                        -------
                                                                        $753,939

     Long-term debt is as follows:
     13.5% installment note, collateralized by vehicle,
     payable in monthly installments of $239 with the
     final payment due May, 2001                               $            781

     11.5% installment note, collateralized by vehicle,
     payable in monthly installments of  $188 with the
     final payment due May, 2003                                          4,547
                                                                          -----
                                                                           5,328
                           LESS CURRENT MATURITIES                       (2,521)
                                                                         -------
                                                               $          2,807

c.   Notes Payable - Convertible Debt

         In January 2001, the Company refinanced its note payable to certain shareholders in the amount of $551,685 and borrowed an additional $360,000 as part of an issuance of 8% convertible debentures, due on January 16, 2006, totaling $911,685. The notes are convertible by the holders into shares of the Company's common stock at any time at a conversion price per share equal to sixty-five percent (65%) (the "Discount Multiplier") of the Market Price. In the event that the Registration Statement has not been declared effective by the SEC within one hundred and twenty (120) days after the Closing Date (the "Due Date"), then the Discount Multiplier shall decrease by two and one-half percent (2.5%) effective as of the Due Date to sixty-two and one-half percent (62.5%) and shall further decrease by two and one-half percent (2.5%) for each thirty-day period occurring after the Due Date that the Registration Statement has not been declared effective by the SEC, to not less than fifty percent (50%). The notes are redeemable at the option of the Company at 130% of the principle amount plus accrued interest. The proceeds were primarily used for general corporate purposes.

     In connection with the issuance, the Company recorded interest expenses related to the conversion feature in the amount of $390,722 for the three months ended March 31, 2001.

Note 6 - Related Party Transactions

Issuance of Common Shares

     On April 18, 1995, the Company acquired all the capital stock of CT, owned equally by Eugene Chiaramonte, Jr. and Howard Tapen, for 4,000,000 shares of common stock.

Note 7 - Income Taxes

     The Company provides for the tax effects of transactions reported in the financial statement. The provision, if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2000, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     The Company has net operating loss carry forwards for income tax purposes of $9,190,077 at December 31, 2000. These carry forward losses are available to offset future taxable income, if any, and expires starting in the year 2011. The Company's utilization of this carry forward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the company of more than 50 percent.


         Deferred tax asset:
         Net operating loss carry forward                     $3,124,627

         Valuation allowance                                  (3,124,627)
                                                               ----------
         Net deferred tax assets                              $       -0-
                                                              ===========

     The Company recognized no income tax benefit for the loss generated for the periods through December 31, 2000.

     SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion of all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

Note 8 - Business and Credit Concentrations

     The amount reported in the financial statements for cash, trade accounts receivable and investments approximates fair market value. Because the difference between cost and the lower of cost or market is immaterial, no adjustment has been recognized and investments are recorded at cost.

     Financial instruments that potentially subject the company to credit risk consist principally of trade receivables. Collateral is generally not required.

Note 9 - Commitments and Contingencies

a.   Lease Agreement for Office Space

     The Company entered into a three-year lease agreement with a nonaffiliated party beginning on November 1, 1996 at 30 Galesi Drive, Wayne, New Jersey for office space.

     Effective November 30, 1999, the Company continued to lease the property on a month-to-month basis at $1,981.42 per month through February 29, 2000 at which time the lease expired.

     The Company entered into a six month 15 day lease agreement with a new affiliated party beginning September 1, 2000 and expiring on March 15, 2001 at a monthly rate of $7,766 for office space in Los Angeles, California. Effective March 15, 2001, the lease was extended on a month-to-month basis at the same rate.

     In connection with the asset purchase of Clifton Telecard Alliance (CTA), the Company agreed to obtain its own lease from CTA's landlord. As of this date, no agreement has been reached. The Company continues to pay the monthly rent under the terms of CTA's lease agreement.

b.   Lease Agreement for Industrial Facility

     The Company entered into a three-year lease agreement with a non-affiliated party beginning on April 1, 1995 and expiring April 1, 1998, at 15 Heisser Court, Farmingdale, New York, for the Harvey Westbury operations. On February 23, 1998, the lease was extended to expire on April 30, 1999. On March 29, 1999 the lease was extended to expire on April 30, 2000. A $5,770 security deposit was required with minimum monthly rental payments to be paid as follows:


Period                                     Annual Rent       Monthly Rent
------                                     -----------       ------------
May 1, 1999 to April 30, 2000              $36,024.00        $3,002.00

     The Company assumed the lease agreement with a non affiliated party entered into by Mr. Ernest DeSaye, Jr. beginning March 1, 1999 and expiring on February 28, 2000, at 22B Lasinski Road, Franklin, NJ. The option to renew for an additional two years was invoked extending the expiration of the lease to February 28, 2001. A $750.00 security deposit was required with minimum monthly rental payments to be paid as follows:


Period                                             Annual Rent            Monthly Rent
------                                             -----------            ------------
March 1, 1999 to February 28, 2000                 $8,700.00              $725.00
March 1, 2000 to February 28, 2001                 $9,000.00              $750.00

     Effective March 1, 2001, the Franklin operation was moved to 12 Andrews Drive, West Paterson, New Jersey.

     The Company entered into a five-year lease agreement with a non-affiliated party beginning on February 1, 2000 and expiring January 31, 2005, at 12 Andrews Drive, West Paterson, NJ for their Wayne, NJ and Farmingdale, NY operations. A $15,583 security deposit was required with minimum monthly payments to be paid as follows:


              Period                          Annual Rent           Monthly Rent
              ------                          -----------           ------------
     Feb. 1, 2000 - Jan. 31, 2001           $        85,000           $7,083.34
     Feb. 1, 2001 - Jan. 31, 2002                    89,250            7,437.50
     Feb. 1, 2002 - Jan. 31, 2003                    93,500            7,791.67
     Feb. 1, 2003 - Jan. 31, 2004                    97,850            8,145.84
     Feb. 1, 2004 - Jan. 31, 2005                   102,000            8,250.00

In addition to the minimum monthly rental payments, the Company must pay real estate taxes, insurance, and utilities

The Company entered into a month-to-month lease agreement with a non-affiliated party beginning August 1, 2000 at a monthly rate of $2,500 for facility space in Los Angeles, California.

c.   Equipment Leases

     The Company leases equipment under several non-cancelable operating leases with unrelated parties, which expire from September 2001 through October 2003.

     The following is a schedule of future minimum rental payments required under the above non-cancelable operating leases:

         Year Ending December 31:
         ------------------------
         2001                           $        24,380
         2002                                    11,140
         2003                                     8,067
         2004                                     3,006
                                                 ------
         Total                          $        46,593
                                                 ======

Note 10 - Development Stage Company

     The Company was considered to be a development stage company with little operating history and having conducted research and development and test market activities, funded the production of multiple sales videos of the Company's expanded product lines for television and cable presentation, obtained financing, hired personnel and developed consulting relationships for the period April 18, 1995 to December 31, 1997. The Company will also be dependent upon its ability to raise additional capital to complete its marketing program, acquiring additional equipment, management talent, inventory and working capital to engage in profitable business activity. Subsequent to December 31, 1997, the Company's primary attention turned to routine, on-going activities and ceased to be a development stage enterprise.

Note 11 - Segment Information

Management Policy in Identifying Reportable Segments

     The Company reportable business segments are strategic business units that offer distinctive products and services that are marketed through different channels. They are managed separately because of their unique technology, marketing, and distribution requirements.

Types of Products and Services

     The Company is an investment holding company that is comprised of six subsidiaries: The Harvey Westbury Corp., Hardyston Distributors Inc., CT Industries, Auxer Telecom Inc., Clifton Telecard Inc. and Universal Filtration Industries, Inc. Harvey Westbury is a manufacturer and wholesaler of various automotive, marine and aviation products. Hardyston Distributors is a Northern New Jersey based automotive parts distributor. CT Industries is a distributor of various automotive products. Auxer Telecom is a reseller of telecommunications access services. Clifton Telecard is a Northern New Jersey based wholesale distributor of prepaid phone cards. Universal Filtration has in the past manufactured and distributed filters used by the dry cleaning industry and is currently inactive.

Segment Profit or Loss

     The Company's accounting policies for segments are the same as those described in the summary of significant accounting policies. Management evaluates segment performance based on segment profit or loss before income taxes and nonrecurring gains and losses. Transfers between segments are accounted for at market value.

The Company's condensed consolidated balance sheet consists of the following subsidiary components as of March 31, 2001:

                                                                                             Intercompany   Auxer Group, Inc.
                                               Parent      Automotive Group  Telecom Group   Eliminations   Consolidated
                                               ------      ----------------  -------------   ------------   ------------
Balance Sheet
Current Assets                                     $ 8,757         $ 801,319     $3,224,329     $        -     $ 4,034,405
Fixed Assets (net)                                  13,018            60,215        526,529              -         599,762
Other Assets                                     4,405,177            24,388        949,098     (4,361,549)      1,017,114
                                           --------------------------------------------------------------------------------
Total Assets                                     4,426,952           885,922      4,699,956     (4,361,549)      5,651,281
                                           ================================================================================

Liabilities & Stockholders' Equity

Current Liabilities                                445,137         2,338,955      4,841,411     (3,297,490)      4,328,013
Long Term liabilities                              911,685             2,807              -              -         914,492
Stockholders' Equity                             3,070,130        (1,455,840)      (141,455)    (1,064,059)        408,776
                                           --------------------------------------------------------------------------------
Total liabilities and stockholders' equity       4,426,952           885,922      4,699,956     (4,361,549)      5,651,281
                                           ================================================================================

The Company's condensed consolidated statement of operations for the three months ended March 31,2001:

Statement of operations

Revenues                                                 -           194,604      7,582,098       (363,818)      7,412,884
Costs of goods sold                                      -           116,976      7,338,579        363,818       7,091,737
                                           --------------------------------------------------------------------------------
Gross profit                                             -            77,628        243,519              -         321,147
Operating expenses                               1,484,011           127,536        666,933              -       2,278,480
                                           --------------------------------------------------------------------------------
Income (loss) from operations                   (1,484,011)          (49,908)      (423,414)             -      (1,957,333)
Other income (expense):
Interest income                                        699                 -            485              -           1,184
                                           --------------------------------------------------------------------------------
Net Income (loss)                               (1,483,312)          (49,908)      (422,929)             -      (1,956,149)
                                           ================================================================================

The Company's condensed consolidated statement of operations for the three months ended March 31, 2000:

Statement of operations

Revenues                                                 -           535,540              -              -         535,540
Costs of goods sold                                      -           364,206              -              -         364,206
                                           --------------------------------------------------------------------------------
Gross profit                                             -           171,334              -              -         171,334
Operating expenses                                 114,217           151,429              -              -         265,646
                                           --------------------------------------------------------------------------------
Income (loss) from operations                     (114,217)           19,905              -              -         (94,312)
Other income (expense)                              (2,518)                -              -              -          (2,518)
Interest Income                                          -                 -              -              -               -
                                           --------------------------------------------------------------------------------
Net Income (loss) before extraordinary items      (116,735)           19,905              -              -         (96,830)
                                           ================================================================================

Note 12 - Stock Option Plan

     The Company has a Stock Option Plan (Plan) under which selected individuals may be granted options to purchase shares of the Company's authorized but unissued common stock. The maximum numbers of shares available for issuance under the Plan is 2 million shares. As of March 31, 2001 the maximum number of shares available for future grants under the Plan is 0 shares. Under the Plan, the option exercise price may be more, equal to or less than the fair market value of the Company's common stock at the date of grant. Options currently expire no later than 5 years from the grant date and are 100% vested. Proceeds received by the Company from exercises of stock options are credited to common stock and additional paid in capital. Additional information with respect to the Plan's stock option activity is as follows:

                                                     Number of         Weighted Average Exercise
                                                      Shares                    Price
                                                      ------                    -----
         Outstanding at December 31, 2000                    0                     0
         Granted                                     2,000,000                    05
         Exercised                                           0                     0
         Cancelled                                           0                     0
                                                     ----------             --------
         Outstanding at March 31, 2001               2,000,000                 $0.05

         Options exercisable at

                  December 31, 2000                          0                     0
                                                    ===========             ========
         Options exercisable at

                  March 31, 2001                     2,000,000                 $0.05
                                                     =========                ======

         The following tables summarize information about stock options outstanding and exercisable at March 31, 2001:


                                                        Stock Options Outstanding
                                                        -------------------------
                    Range of Exercise           Number of Share       Weighted Average          Weighted Average
                    Price                       Outstanding           Remaining Contractual     Exercise Price
                                                                      Life in Years

                    ------------------          ----------------      ---------------------     ----------------
                    $0.05                       2,000,000                      4.0                   $0.05
                    =====                       =========                   ===========              =====

                                                        Stock Options Exercisable
                                                        -------------------------
                    Range of Exercise           Number of Shares       Weighted Average
                    Price                       Outstanding            Exercise Price
                    -----                       -----------            --------------
                    $0.05                       2,000,000                    $0.05
                    =====                       =========                    =====

The Company accounts for its plan under APB Option No. 25 (Accounting for Stock Issued to Employees). Accordingly, compensation expense is recognized in the Company's financial statements when the exercise price of the Company's employee stock options is less than the market price of the Company's common stock on the date of grant. There were no compensation costs related to the stock option plan recorded for the three months ended March 31, 2001 and March 31, 2000, respectively.

The pro forma net income impact under Financial Accounting Standards Board Statement No. 123 (Accounting for Stock-Based Compensation) is not material.

Note 13 - Stockholders' Equity

     On January 2, 1999, the Company issued 1,500,000 shares and 1,250,000 shares of the Company's preferred stock valued at $.15 per share to Eugene Chiaramonte, Jr. and Ronald Shaver respectively as repayment of loans in the amount of $15,000, reimbursement of expenses of $12,500, and deferred compensation of $208,500 and $173,750 respectively.

     The Preferred Stock is convertible, at the holder's option, at any time into shares of the Company's Common Stock at a rate of ten shares of Common Stock for each share of Preferred Stock.

                             THE AUXER GROUP, INC.

                              FINANCIAL STATEMENTS

                          Index to Financial Statements

                              The Auxer Group, Inc.

                                                                                 Page
         Accountant's Report                                                     F-2

         Consolidated Balance Sheets                                             F-3-4

         Consolidated Statement of Income and Retained Earnings                  F-5

         Consolidated Statement of Changes in Stockholders' Equity               F-6

         Consolidated Statement of Cash Flows                                    F-7

         Notes to Consolidated Financial Statements                              F-8-19


To the Board of Directors and Shareholders of The Auxer Group, Inc.

                          Independent Auditor's Report

     We have audited the accompanying consolidated balance sheet of The Auxer Group, Inc. as of December 31, 2000 and 1999 and the related statements of operations, cash flows and shareholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above represent fairly, in all material respects, the financial position of The Auxer Group, Inc. as of December 31, 2000 and 1999 and the results of its operations, shareholders equity and cash flows for the years then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that The Auxer Group, Inc. will continue as a going concern. As more fully described in
Note 2, the Company has incurred operating losses since inception and requires additional capital to continue operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of The Auxer Group, Inc. to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KALOSIEH, SHACKIL & MEOLA, CPAs PA

Fair Lawn, New Jersey
February 15, 2001

                              THE AUXER GROUP, INC.

                           CONSOLIDATED BALANCE SHEET

                                     Assets

                                                                  Year End                Year End
                                                                December 31, 2000    December 31, 1999
Current assets
       Cash                                                            $ 282,023                $ 8,400

       Accounts receivable (net of allowances
       $65,223 in 2000, $19,639 in 1999)                               2,247,688                 92,370

       Inventory                                                       1,226,807                290,725

       Prepaid expenses                                                   33,105                      -

       Other receivables                                                       -                 23,283
                                                             --------------------    -------------------
       Total current assets                                            3,789,623                414,778
                                                             --------------------    -------------------
Property and Equipment

       Vehicles                                                           38,036                  7,700

       Furniture and fixtures                                             23,329                  9,234

       Machinery and equipment                                           666,464                 44,129

       Leasehold improvements                                              2,121                  5,757
                                                             --------------------    -------------------
                                                                         729,950                 66,820
       Less:  accumulated depreciation                                   (99,570)               (34,062)
                                                             --------------------    -------------------
       Property and equipment (Net)                                      630,380                 32,758
                                                             --------------------    -------------------
Other assets

       Security deposit                                                  140,482                 24,299

       Other receivables                                                  42,334                      -

       Goodwill (net of amortization of $42,347 in 2000)                 804,592                      -
                                                             --------------------    -------------------
       Total other assets                                                987,408                 24,299
                                                             --------------------    -------------------
Total assets                                                         $ 5,407,411              $ 471,835
                                                             ====================    ===================


          See accompanying notes to consolidated financial statements.

                              THE AUXER GROUP, INC.

                           CONSOLIDATED BALANCE SHEET

  Liabilities and Stockholders' Equity

                                                             Year End             Year End
                                                          December 31, 2000    December 31, 1999
Current liabilities
       Accounts payable and accrued expenses                 $ 2,150,606        $   107,887

       Credit line                                                64,849             31,368

       Deferred sales                                            846,363                 --

       Notes payable                                           1,564,353             82,523

       Notes payable-shareholders                                 87,859             77,390
                                                             -----------        -----------

Total current liabilities                                      4,714,030            299,168

Long-term debt, less current maturities                            3,178              1,155
                                                             -----------        -----------

Total liabilities                                              4,717,208            300,323

Stockholders' equity

       Capital stock - authorized 1,000,000,000 shares           104,047             56,747
       $.001 par value per share 104,037,030 and
       56,736,797 shares outstanding  in 2000 and
       1999 respectively

       Preferred stock - authorized 25,000,000 shares              2,750              2,750
       $.001 par value per share, 2,750,000 shares
       outstanding in 2000 and 1999 respectively

       Additional paid in capital                              8,208,056          4,940,832

       Accumulated deficit                                    (7,624,650)        (4,828,817)
                                                             -----------        -----------

Total stockholders' equity                                       690,203            171,512
                                                             -----------        -----------

Total liabilities and stockholders' equity                   $ 5,407,411        $   471,835
                                                             ===========        ===========

          See accompanying notes to consolidated financial statements

                              THE AUXER GROUP, INC.

          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                                       Year End             Year End
                                                   December 31, 2000    December 31, 1999
Income                                                $ 10,993,570        $   871,259

Less:  Cost of goods sold                               10,024,260            622,210
                                                      ------------        -----------
Gross profit                                               969,310            249,049
                                                      ------------        -----------
Operations:

       General and administrative                        3,619,994          1,302,418

       Depreciation and amortization                       111,145             11,626

       Interest expense                                     36,524             10,618
                                                      ------------        -----------
       Total expenses                                    3,767,663          1,324,662
                                                      ------------        -----------
Income (loss) from operations                           (2,798,353)        (1,075,613)

Other income (expense)

       Interest income                                       5,037                706

       Loss on abandonment                                  (2,517)                --
                                                      ------------        -----------
Net income (loss) before extraordinary items            (2,795,833)        (1,074,907)

Extraordinary item, gain on forgiveness of debt                 --             99,780
                                                      ------------        -----------
Net income (loss)                                       (2,795,833)          (975,127)

Accumulated deficit at beginning                        (4,828,817)        (3,853,690)
                                                      ------------        -----------
Accumulated deficit at end                            $ (7,624,650)       $(4,828,817)
                                                      ============        ===========
Net income (loss) per common share                    $      (0.03)       $     (0.02)
                                                      ============        ===========

          See accompanying notes to consolidated financial statements.

                              THE AUXER GROUP, INC.

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                  Preferred  Preferred Stock Common Stock    Common Stock     Additional   Accumulated
                                    Stock    Par Value $.001    Shares     Par Value $.001  Paid in Capital  Deficit
                                   Shares        Amount                         Amount
                                   ------        ------                         ------
                                     (A)                         (B)
Balances at December 31, 1998              -            $ -     36,361,097         $ 36,361    $ 3,657,004 $ (3,853,690)
                                 ---------------------------------------------------------------------------------------

Common stock issued for cash                                    17,950,000           17,960        732,099

Common stock issued for services                                   589,000              589         43,651

Common Stock Issued for debt

extinguishments                                                  1,000,000            1,000          9,220

Common stock issued for
acquisition                                                        836,700              837         89,108

Stock issued                       2,750,000          2,750                                        409,750

Net loss for the year                                                                                          (975,127)
                                 ---------------------------------------------------------------------------------------

Balances at December 31, 1999      2,750,000        $ 2,750   $ 56,736,797         $ 56,747    $ 4,940,832 $ (4,828,817)
                                 =======================================================================================

Common stock issued for cash                                    36,225,233           36,225      1,401,661

Common stock issued for goods
and services                                                     8,075,000            8,075      1,604,563

Common stock issued for
acquisition                                                      3,000,000            3,000        261,000

Net loss for the year                                                                                        (2,795,833)
                                 ---------------------------------------------------------------------------------------

Balances at December 31, 2000      2,750,000        $ 2,750    104,037,030        $ 104,047    $ 8,208,056 $ (7,624,650)
                                 =======================================================================================

Preferred stock, par value $.001, convertible to 10 shares of common stock, 25,000,000 shares authorized, 2,750,000 shares and outstanding at December 31, 2000.

Common stock, par value $.001, 1,000,000,000 shares authorized, 104,037,030 shares issued and outstanding at December 31, 2000.

    See accountants' report and accompanying notes to consolidated financial statements.

                              THE AUXER GROUP, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                           Year End              Year End
                                                         December 31, 2000   December 31, 1999
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                          $ (2,795,833)           $ (975,127)
Depreciation and amortization                                   111,145                11,626
Common stock issued for services                              1,612,638                44,240
Loss on abandonment                                               2,517                     -
Extraordinary item, gain on forgiveness of debt                       -                99,780
                                                             (1,069,533)             (819,481)
(Increase) decrease in:

      Accounts receivable                                    (1,326,896)              (58,847)
      Inventory                                                (392,216)             (126,423)
      Prepaid expenses                                          (25,105)                    -
      Subscriptions receivables                                       -                15,125
      Other receivables                                         (19,051)                    -

Increase (decrease) in:

      Accounts payable and accrued expense                      665,082               (94,745)
      Deferred sales                                            846,363                     -
                                                       -----------------     -----------------
TOTAL CASH FLOW FROM OPERATIONS                              (1,321,356)           (1,084,371)

CASH FLOWS FROM INVESTING ACTIVITIES

      Purchase property, inventory and equipment               (385,892)              (21,398)
      Acquisition                                              (877,988)                    -
      Security deposit                                         (106,780)              (16,447)
                                                       -----------------     -----------------
TOTAL CASH FLOWS FROM INVESTING ACTIVITIES                   (1,370,660)              (37,845)
                                                       -----------------     -----------------
CASH FLOWS FROM FINANCING ACTIVITIES

      Borrowings/payments under line of credit agreement (net)   33,481                 5,575
      Proceeds from short-term debt                           1,507,496                     -
      Payments on short-term debt                               (22,538)              (99,780)
      Proceeds on long-term debt                                      -                 5,000
      Payments on long-term debt                                 (1,155)               (1,322)
      Shareholder loan payable                                   10,469                55,497
      Sale of common stock                                    1,437,886               750,059
      Sale of preferred stock                                         -               412,500
                                                       -----------------     -----------------
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES                    2,965,639             1,127,529

NET INCREASE IN CASH                                            273,623                 5,313

CASH BALANCE BEGINNING OF PERIOD                                  8,400                 3,087
                                                       -----------------     -----------------
CASH BALANCE END OF PERIOD                                    $ 282,023               $ 8,400
                                                       =================     =================

Supplemental Disclosures of Cash Flow Information:

Acquisitions Note: (Note In connection with the acquisition of the assets of Clifton Telecard Alliance Inc., the Company issued 3 million shares of common stock valued at $264,000.

Debt Extinguishment

Note: During 1999, the Company issued 1,000,0000 shares of common stock valued at $10,220 to reduce short-term debt.

          See accompanying notes to consolidated financial statements.

Note 1 - Organization of Company

a.   Creation of the Company

     Auxer Industries, Inc. (the "Company") was formed on June 20, 1920 under the laws of the State of Idaho as The Auxer Gold Mines. On May 2, 1995, the certificate of incorporation was amended to change the name of the Company to Auxer Industries, Inc.

     On August 11, 1997 the Company incorporated in the State of Delaware under the name The Auxer Group, Inc. In September 1997 the shareholders of the company voted to exchange their shares on a one for one basis for shares in the new company, The Auxer Group, Inc. The new corporate name was effective January 1, 1998 for accounting and tax purposes.

      On November 3, 2000. the certificate of incorporation was amended to change the number of authorized shares to 1 billion of common stocks, at $.001 par value.

b.   Description of the Company

     The Company is an investment holding company that is comprised of six subsidiaries: the Harvey Westbury Corporation, Hardyston Distributors, Inc., CT Industries, Auxer Telecom, Inc., Clifton Telecard, Inc. and Universal Filtration Industries.

     On April 18, 1995, the Company acquired CT Industries, Inc. ("CT"), a New Jersey corporation based in West Paterson, New Jersey. CT is a distributor of various automotive products.

     On February 8, 1996, the Company acquired Universal Filtration Industries, Inc. ("Universal Filtration") a New York corporation. Based in West Paterson, New Jersey, Universal Filtration has developed the "Fiona Micro Screen Filter", a replacement upgrade to a component of machinery used by the dry cleaning industry.

     On October 25, 1996, the Company acquired Harvey Westbury Corp. ("Harvey Westbury"), a New York corporation. Based in West Paterson, New Jersey, Harvey Westbury is a manufacturer and wholesaler of various automotive, marine and aviation products.

     On April 22, 1999, the Company formed Hardyston Distributors, Inc., d/b/a The Mechanics Depot, a Nevada corporation. Based in northern New Jersey, Hardyston Distributors is an automotive parts distributor.

     On August 7, 2000, the Company formed Auxer Telecom Inc., a Delaware corporation. Auxer Telecom is a reseller of telecommunications access services with operations based in Los Angeles, CA.

     On August 7, 2000, the Company formed Clifton Telecard Inc., a Delaware corporation. Based in Northern New Jersey, Clifton Telecard is a wholesale distributor of prepaid phone cards.

Note 2 - Summary of Significant Accounting Policies

a.   Basis of Financial Statement Presentation

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $7,624,650 for period from April 18, 1995 to December 31, 2000. These factors indicate that the Company's continuation as a going concern is dependent upon its ability to obtain adequate financing.

     The Company will require substantial additional funds to finance its business activities on an ongoing basis and will have a continuing long-term need to obtain additional financing. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress developing additional products, improve manufacturing efficiency, build an inventory to meet fulfillment requirements for the Company's various automotive products and the completion of planned acquisitions. The Company plans to engage in such ongoing financing efforts on a continuing basis.

     The consolidated financial statements presented consist of the company and its wholly owned subsidiaries CT, Universal Filtration, Harvey Westbury, Hardyston Distributors Inc., Auxer Telecom, Inc. and Clifton Telecard, Inc., all of which are under common control. Material inter-company transactions and balances have been eliminated in the consolidation.

b.   Earnings (Loss) per share

     Basic earnings (loss) per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income by the weighted average shares outstanding during the period. Diluted earnings
(loss) per share is calculated by dividing net income by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding. Dilutive earnings (loss) per share are not presented since diluted securities have an anti-dilutive effect.

c.   Receivables

     Allowances against receivables are provided equal to the estimated collection losses that will be incurred in collection of all receivables and a reserve for returns and discounts traditionally taken. Estimated allowances are based on historical collection experience coupled with review of current status of the existing receivables and amounted to $65,223 at December 31, 2000 and $19,639 at December 31, 1999, respectively.

d.   Property and Equipment

     Property and equipment are recorded at cost and are depreciated under the straight-line methods over the estimated useful lives of the related assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                                      Cost at        Accumulated
                                      12/31/00       Depreciation
                                                     12/31/00
Vehicles                              $ 38,036       $9,454
Machinery and equipment                666,464       81,740

Furniture and fixtures                  23,329        8,073

Leasehold improvements                   2,121          303

                                      Cost at        Accumulated Depreciation
                                      12/31/99       12/31/99
Vehicles                              $7,700         $1,540

Machinery and equipment               44,129         25,766

Furniture and fixtures                 9,234          3,516

Leasehold improvements                 5,757          3,240

e.   Intangible Assets

     Goodwill purchased as a part of the acquisition of the assets of Clifton Telecard Alliance Inc. as further described in Note 3, is being amortized on a straight-line basis over an estimated beneficial life of five years.

f.   Revenue recognition

     The Company recognizes revenues as earned. Amounts billed in advance of the period in which service is rendered are recorded as a liability under "deferred revenue." The Company's revenue recognition policy for each product and subsidiary are the same.

g.   Research and development expenses

     Research and development costs are charged to operations when incurred.

h.   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

i.   Impairment of Long-Lived Assets

     In the event that facts and circumstances indicate that the carrying value of long lived assets, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the assets carrying amount to determine if a write down to market value or discounted cash flows is required.

j.   Off Balance Sheet Risk

     The Company purchased prepaid phone cards from various telephone companies who agree to provide long distance phone service to the cardholder after the Company activates the phone card when it is sold. In the event the long distance service provider does not provide the service or goes out of business the Company would be responsible for refunding the purchase price of the phone card.

     The Company mitigates its risk by dealing with well-capitalized long distance service providers.

Note 3 - Acquisitions

a.   Acquisition of CT Industries, Inc.

     On April 18, 1995, the Company acquired all the capital stock of CT, owned equally by Eugene Chiaramonte, Jr. and Howard Tapen, for 4,000,000 shares of common stock. The transaction has been accounted for as a reverse acquisition and using the purchase method of accounting with historic costs being the basis of valuation.

b.   Acquisition of Universal Filtration Industries, Inc.

     On August 7, 1996, the Company acquired all of the common shares of Universal Filtration for 1,100,000 shares of common stock.

c.   Acquisition of Harvey Westbury Corp.

     On October 25, 1996, the Company acquired all of the common shares of Harvey Westbury for 170,000 shares of common stock.

d.   Acquisition of the assets of Hardyston Distributors

     On April 22, 1999 the Company issued 836,700 shares of common stock at $.1075 per share plus $15,000 for the purchase of inventory and sundry equipment from Mr. Ernest DeSaye, a sole proprietor.

e.   Acquisition of Telecommunications Switch Operations

     On August 24, 2000 the Company acquired 2 telecommunications excel switching platforms from Colbie Pacific Capital, an unrelated party, in exchange for a note payable in the amount of $558,000 (includes imputed interest at 12% of $48,660). The Company placed these assets into its wholly-owned subsidiary Auxer Telecom Inc. Operations started in December 2000.

f.   Acquisition of Wholesale Prepaid Phone Distribution Operation

     On September 22, 2000 the Company acquired the assets of Clifton Telecard Alliance Inc., (CTA), a New Jersey based telecommunications company for a total purchase price of $964,000

     The Company paid $500,000 to the shareholders of CTA at closing, issued 3 million shares of common stock valued at $264,000, and issued a note payable to them for $200,000 due in 2001, as more fully described in Note 5.

     The excess of the amount paid over the fair value of CTA's identifiable net assets was $846,939, which has been reflected in the balance sheets as goodwill. The Company expects to benefit from the goodwill acquired in this transaction over a period of five years, and is amortizing the amount recorded using the straight-line method over that period.

Note 4 - Inventory

     Inventory consists of raw materials, work in process and finished goods and is valued at the lower of cost determined on the first-in, first-out method or market.

Note 5 - Accounts Payable and Accrued Expenses

     Accounts payable and accrued expenses consist of the following at December 31, 2000 and December 31, 1999:

                                                        2000            1999
                                                        ----            ----
     Accounts payable on trade with other vendors    $2,123,903       $104,612
     Accrued Salaries                                    20,000              0
     Payroll Taxes Payable                                6,285          3,275
     Sales Tax Payable                                      418              0
                                                     ----------       --------
                                                     $2,150,606       $107,887
                                                     =========         =======

Note 6 - Debt

a.   Security Agreement

     The Company has entered into a security agreement with Merchant Financial Corp. to borrow money secured by the receivables evidenced by invoices of Harvey Westbury Corp. and personal guarantees of certain officers. Merchant agreed to lend an amount equal to 75% of the net value of all Harvey Westbury's accounts receivable at an interest rate of prime plus 5%. The balance outstanding on the line of credit at December 31, 2000 was $64,849.

b.   Notes Payable

     The following is a summary of short-term-term debt at December 31:         2000             1999
                                                                                ----             ----
     Notes Payable to Creative Capital, payable on
     demand plus interest at a rate of 8%                                      $80,000          $80,000

     Notes payable in connection with the purchase of the
     assets of CTA, principal payable in full on March 20,2001                 200,000                0

     Note payable to Colbie Pacific Capital, due August 1, 2001, payable in 10 monthly principal and interest payments of $10,000, one principal and interest

     payment of $458,000, secured by equipment                                 489,411                0

     Note payable to shareholders, payable on demand
     with no interest                                                          240,000                0

     Note payable to certain shareholders, payable January 16, 2001, plus interest at a rate of 15%.

     See Note 14 - Subsequent Events                                           551,685                0
                                                                               -------         --------

                                                                            $1,561,096          $80,000
                                                                            ==========          =======

     Long-term debt is as follows:
     13.5% installment note, collateralized by vehicle,
     payable in monthly installments of $239 with the
     final payment due May, 2001                                               $ 1,406           $3,678

     11.5% installment note, collateralized by vehicle,
     payable in monthly installments of  $188 with the
     final payment due May, 2003                                                5,029                 0
                                                                                -----         ---------
                                                                                6,435             3,678
                           Less current maturities                             (3,257)           (2,523)
                                                                               -------          -------
                                                                               $3,178            $1,155
                                                                               ======            ======

Note 7 - Related Party Transactions

     Issuance of Common Shares

     On April 18, 1995, the Company acquired all the capital stock of CT, owned equally by Eugene Chiaramonte, Jr. and Howard Tapen, for 4,000,000 shares of common stock.

Note 8 - Income Taxes

     The Company provides for the tax effects of transactions reported in the financial statement. The provision, if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2000, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     The Company has net operating loss carry forwards for income tax purposes of $7,624,650 at December 31, 2000, and $(4,828,817) at December 31, 1999,
respectively. These carry forward losses are available to offset future taxable income, if any, and expires starting in the year 2011. The Company's utilization of this carry forward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the company of more than 50 percent.

Deferred  tax asset:        Dec 31, 2000           Dec 31, 2001
--------  ----------        ------------           ------------
Net Operating loss carry    $2,592,381             $1,641,798
forward
Valuation allowance         (2,592,381)            (1,641,798)
                            ---------------------- ----------------------
Net deferred tax assets     $0                     $0
                            ---------------------- ----------------------

     The Company recognized no income tax benefit for the loss generated for the periods through December 31, 2000.

     SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion of all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

Note 9 - Business and Credit Concentrations

     The amount reported in the financial statements for cash, trade accounts receivable and investments approximates fair market value. Because the difference between cost and the lower of cost or market is immaterial, no adjustment has been recognized and investments are recorded at cost.

     Financial instruments that potentially subject the company to credit risk consist principally of trade receivables. Collateral is generally not required.

Note 10 - Commitments and Contingencies

a.   Lease agreement for office space

     The Company entered into a three-year lease agreement with a nonaffiliated party beginning on November 1, 1996 at 30 Galesi Drive, Wayne, New Jersey for office space. A $1,800 security deposit was required with minimum monthly rental payments to be paid as follows:

Period                                                 Annual Rent       Monthly Rent
------                                                 -----------       ------------
December 1, 1998 to November 30, 1999                  $23,777.04        $1,981.42

     Effective November 30, 1999, the Company continued to lease the property on a month-to-month basis at the same rate as the last period through February 29, 2000 at which time the lease expired.

     The Company entered into a six month 15 day lease agreement with a new affiliated party beginning September 1, 2000 and expiring on March 15, 2001 at a monthly rate of $7,766 for office space in Los Angeles, California.

     In connection with the asset purchase of Clifton Telecard Alliance (CTA), the Company agreed to obtain its own lease from CTA's landlord. As of this date, no agreement has been reached. The Company continues to pay the monthly rent under the terms of CTA's lease agreement.

b.   Lease Agreement for Industrial Facility

     The Company entered into a three-year lease agreement with a non-affiliated party beginning on April 1, 1995 and expiring April 1, 1998, at 15 Heisser Court, Farmingdale, New York, for the Harvey Westbury operations. On February 23, 1998, the lease was extended to expire on April 30, 1999. On March 29, 1999 the lease was extended to expire on April 30, 2000. A $5,770 security deposit was required with minimum monthly rental payments to be paid as follows:

Period                                     Annual Rent       Monthly Rent
------                                     -----------       ------------
May 1, 1998 to April 30, 1999              $35,604.00        $2,967.00
May 1, 1999 to April 30, 2000              $36,024.00        $3,002.00

     The Company assumed the lease agreement with a non affiliated party entered into by Mr. Ernest DeSaye, Jr. beginning March 1, 1999 and expiring on February 28, 2000, at 22B Lasinski Road, Franklin, NJ. The option to renew for an additional two years was invoked extending the expiration of the lease to February 28, 2001.

Period                                             Annual Rent            Monthly Rent
------                                             -----------            ------------
March 1, 1999 to February 28, 2000                 $8,700.00              $725.00
March 1, 2000 to February 28, 2001                 $9,000.00              $750.00

The Company entered into a five-year lease agreement with a non-affiliated party beginning on February 1, 2000 and expiring January 31, 2005, at 12 Andrews Drive, West Paterson, NJ for their Wayne, NJ and Farmingdale, NY operations. A $15,583 security deposit was required with minimum monthly payments to be paid as follows:

             Period                            Annual Rent        Monthly Rent
             ------                            -----------        ------------
     Feb. 1, 2000 - Jan. 31, 2001           $        85,000         $7,083.34
     Feb. 1, 2001 - Jan. 31, 2002                    89,250          7,437.50
     Feb. 1, 2002 - Jan. 31, 2003                    93,500          7,791.67
     Feb. 1, 2003 - Jan. 31, 2004                    97,850          8,145.84
     Feb. 1, 2004 - Jan. 31, 2005                   102,000          8,250.00


In addition to the minimum monthly rental payments, the Company must pay real estate taxes, insurance, and utilities

The Company entered into a month-to-month lease agreement with a non-affiliated party beginning August 1, 2000 at a monthly rate of $2,500 for facility space in Los Angeles, California.

c.   Equipment Leases

     The Company leases equipment under several non-cancelable operating leases with unrelated parties, which expire from September 2001 through October 2003. The lease expense for the years ended December 31, 2000 and 1999 totaled $37,559 and $9,523, respectively.

     The following is a schedule of future minimum rental payments required under the above non-cancelable operating leases:

         Year Ending December 31:
         ------------------------
         2001              $        24,380
         2002                       11,140
         2003                        8,067
         2004                        3,006
                                    ------
         Total             $        46,593
                                    ======

Note 11 - Development Stage Company

     The Company was considered to be a development stage company with little operating history and having conducted research and development and test market activities, funded the production of multiple sales videos of the Company's expanded product lines for television and cable presentation, obtained financing, hired personnel and developed consulting relationships for the period April 18, 1995 to December 31, 1997. The Company will also be dependent upon its ability to raise additional capital to complete its marketing program, acquiring additional equipment, management talent, inventory and working capital to engage in profitable business activity. Subsequent to December 31, 1997, the Company's primary attention turned to routine, on-going activities and ceased to be a development stage enterprise.

Note 12 - Segment Information

Management Policy in Identifying Reportable Segments

     The Company's reportable business segments are strategic business units that offer distinctive products and services that are marketed through different channels. They are managed separately because of their unique technology, marketing, and distribution requirements.

Types of Products and Services

     The Company is an investment holding company that is comprised of six subsidiaries: The Harvey Westbury Corp., Hardyston Distributors Inc., CT Industries, Auxer Telecom Inc., Clifton Telecard Inc. and Universal Filtration Industries, Inc. Harvey Westbury is a manufacturer and wholesaler of various automotive, marine and aviation products. Hardyston Distributors is a Northern New Jersey based automotive parts distributor. CT Industries is a distributor of various automotive products. Auxer Telecom is a reseller of telecommunications access services. Clifton Telecard is a Northern New Jersey based wholesale distributor of prepaid phone cards. Universal Filtration has in the past manufactured and distributed filters used by the dry cleaning industry and is currently inactive.

Segment Profit or Loss

     The Company's accounting policies for segments are the same as those described in the summary of significant accounting policies. Management evaluates segment performance based on segment profit or loss before income taxes and nonrecurring gains and losses. Transfers between segments are accounted for at market value. Operating expenses attached to a segment are identified and allocated accordingly.

Major Customer Information

     In 2000, sales to two customers represented $329,000 and $258,000 respectively, of the Company's consolidated revenue. These customers are served by the automotive group's operating segment.

The Company's consolidated balance sheet consists of the following subsidiary components as of December 31, 2000:

                                                                                       Intercompany  Auxer Group, Inc.
                                            Parent     Automotive Group  Telecom Group Eliminations  Consolidated
                                            ------     ----------------  ------------- ------------  ------------
Balance Sheet
Current Assets                                $ 65,636         $ 841,707 $2,882,280.00          $ -     $ 3,789,623
Fixed Assets (net)                              11,192            62,469       556,719            -         630,380
Other Assets                                 3,993,672            36,863       922,961   (3,966,088)        987,408
                                        ----------------------------------------------------------------------------
Total Assets                                 4,070,500           941,039     4,361,960   (3,966,088)      5,407,411
                                        ============================================================================

Liabilities & Stockholders' Equity

Current Liabilities                          1,191,777         2,691,189     3,733,092   (2,902,028)      4,714,030
Long Term liabilities                                -             3,178             -            -           3,178
Stockholders' Equity                         2,878,723        (1,753,328)      628,868   (1,064,060)        690,203
                                        ----------------------------------------------------------------------------
Total liabilities and stockholders' equity   4,070,500           941,039     4,361,960   (3,966,088)      5,407,411
                                        ============================================================================

The Company's consolidated statement of operations for the year ended December
31,2000:

Statement of operations

Revenues                                             -         1,705,952     9,287,618            -      10,993,570
Costs of goods sold                                  -         1,150,370     8,873,890            -      10,024,260
                                        ----------------------------------------------------------------------------
Gross profit                                         -           555,582       413,728            -         969,310
Operating expenses                           2,435,528           582,575       749,560            -       3,767,663
                                        ----------------------------------------------------------------------------
Income (loss) from operations               (2,435,528)          (26,993)     (335,832)           -      (2,798,353)
Other income (expense):
Interest income                                  4,337                 -           700            -           5,037
Loss on abandonment                             (2,517)                -             -            -          (2,517)
                                        ----------------------------------------------------------------------------
Net Income (loss)                           (2,433,708)          (26,993)     (335,132)           -      (2,795,833)
                                        ============================================================================

The Company's consolidated balance sheet consists of the following subsidiary components as of December 31, 1999:

                                                                                        Intercompany   Auxer Group, Inc.
                                            Parent     Automotive Group  Telecom Group  Eliminations   Consolidated
                                            ------     ----------------  -------------  ------------   ------------
Balance Sheet
Current Assets                                 $ 4,089         $ 410,689     $       -  $         -       $ 414,778
Fixed Assets (net)                               9,171            23,587             -            -          32,758
Other Assets                                 2,022,686             6,813             -   (2,005,200)         24,299
                                        ----------------------------------------------------------------------------
Total Assets                                 2,035,946           441,089             -   (2,005,200)        471,835
                                        ============================================================================
Liabilities & Stockholders' Equity

Current Liabilities                            134,288           164,880             -            -         299,168
Long Term liabilities                                -         2,006,355             -   (2,005,200)          1,155
Stockholders' Equity                         1,901,658        (1,730,146)            -            -         171,512
                                        ----------------------------------------------------------------------------
Total liabilities and stockholders' equity   2,035,946           441,089             -   (2,005,200)        471,835
                                        ============================================================================

The Company's consolidated statement of operations for the year ended December
31, 1999:

Statement of operations

Revenues                                             -           871,259             -            -         871,259
Costs of goods sold                                  -           622,210             -            -         622,210
Gross profit                                         -           249,049             -            -         249,049
Operating expenses                             658,794           665,868             -            -      (1,324,662)
                                        ----------------------------------------------------------------------------
Income (loss)                                 (658,794)         (416,819)            -            -      (1,075,613)
Other income (expense)                               -                 -             -            -
Interest Income                                    706                 -             -            -             706
                                        ----------------------------------------------------------------------------
Net Income (loss) before extraordinary items  (658,088)         (416,819)            -            -      (1,074,907)

Extraordinary item, gain on forgiveness of debt 99,780                 -             -            -          99,780
                                        ----------------------------------------------------------------------------

Net Income (loss)                             (558,308)         (416,819)            -            -        (975,127)
                                        ============================================================================

Note 13 - Stock Option Plan

     The Company has a Stock Option Plan (Plan) under which selected individuals may be granted options to purchase shares of the Company's authorized but unissued common stock. The maximum numbers of shares available for issuance under the Plan is 2 million shares. As of December 31, 2000 the maximum number of shares available for future grants under the Plan is 0 shares. Under the Plan, the option exercise price may be more, equal to or less than the fair market value of the Company's common stock at the date of grant. Options currently expire no later than 5 years from the grant date and are 100% vested. Proceeds received by the Company from exercises of stock options are credited to common stock and additional paid in capital. Additional information with respect t the Plan's stock option activity is as follows:

                                                     Number of         Weighted Average Exercise
                                                        Shares                 Price
                                                        ------                 -----
         Outstanding at December 31, 1999                          0                     0
         Granted                                           2,000,000                    05
         Exercised                                                 0                     0
         Cancelled                                                 0                     0
                                                     ---------------              --------
         Outstanding at December 31, 2000                  2,000,000                 $0.05

         Options exercisable at
                  December 31, 1999                                0                     0
                                                         ===========              ========
         Options exercisable at
                  December 31, 2000                        2,000,000                 $0.05
                                                         ===========              ========

         The following tables summarize information about stock options outstanding and exercisable at December 31, 2000:

                                      Stock Options Outstanding
                                      -------------------------
   Range of Exercise           Number of Share         Weighted Average             Weighted Average
   Price                       Outstanding             Remaining Contractual        Exercise Price
                                                       Life in Years
   $0.05                       2,000,000                     4.3                         $0.05
   =====                       =========                   ===========                   =====

                                      Stock Options Exercisable
                                      -------------------------
    Range of Exercise           Number of Shares       Weighted Average
    Price                       Outstanding            Exercise Price
    -----                       -----------            --------------
   $0.05                       2,000,000                   $0.05
   =====                       =========                   =====

The Company accounts for its plan under APB Option No. 25 (Accounting for Stock Issued to Employees). Accordingly, compensation expense is recognized in the Company's financial statements when the exercise price of the Company's employee stock options is less than the market price of the Company's common stock on the date of grant. During 2000, the Company recorded compensation costs of $20,000 related to the stock option plan.

The pro forma net income impact under Financial Accounting Standards Board Statement No. 123 (Accounting for Stock-Based Compensation) is not material.

Note 14 - Stockholders' Equity

     On January 2, 1999, the Company issued 1,500,000 shares and 1,250,000 shares of the Company's preferred stock valued at $.15 per share to Eugene Chiaramonte, Jr. and Ronald Shaver respectively as repayment of loans in the amount of $15,000, reimbursement of expenses of $12,500, and deferred compensation of $208,500 and $173,750 respectively.

     The Preferred Stock is convertible, at the holder's option, at any time into shares of the Company's Common Stock at a rate of ten shares of Common Stock for each share of Preferred Stock.

Note 15 - Subsequent Events

     In January 2001, the Company refinanced its note payable to certain shareholders in the amount of $551,685 and borrowed an additional $360,000 as part of an issuance of 8% convertible debentures, due on January 16, 2006, totaling $911,685. The notes are convertible by the holders into shares of the Company's common stock at any time at a conversion price per share equal to sixty-five percent (65%) (the "Discount Multiplier") of the Market Price. In the event that the Registration Statement has not been declared effective by the SEC within one hundred and twenty (120) days after the Closing Date (the "Due Date"), then the Discount Multiplier shall decrease by two and one-half percent (2.5%) effective as of the Due Date to sixty-two and one-half percent (62.5%) and shall further decrease by two and one-half percent (2.5%) for each thirty-day period occurring after the Due Date that the Registration Statement has not been declared effective by the SEC, to not less than fifty percent (50%). The notes are redeemable at the option of the Company at 130% of the principle amount plus accrued interest. The proceeds were primarily used for general corporate purposes.

                                TABLE OF CONTENTS

Prospectus Summary.
The Offering.
Summary Financial Information
Risk Factors.
Use of Proceeds
Dividend Policy

Management's Discussion and Analysis of
Financial Condition or Plan of
Operation
Business.

Management.
Principal Shareholders.
Description of Securities
Shares Eligible for Future Sale
Selling Security Holders.
Legal Matters
Experts
Additional Information.

Financial Statements......................................       F-1

UNTIL , 2001 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN OUR COMMON SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

               31,689,501 SHARES OF COMMON STOCK, $.001 PAR VALUE

                                   PROSPECTUS

                                     , 2001

Part II - Information Not Required In Prospectus

Item 24: Indemnification of Directors and Officers

The Auxer Group's Certificate of Incorporation includes provisions to eliminate, to the full extent permitted by Delaware General Corporation Law as in effect from time to time, the personal liability of directors of the Auxer Group for monetary damages arising from a breach of their fiduciary duties as directors. The Certificate of Incorporation also includes provisions to the effect that the Auxer Group shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify any director or officer. In addition, the Auxer Group's By-laws require the Auxer Group to indemnify, to the fullest extent permitted by law, any director, officer, employee or agent of the Auxer Group for acts which such person reasonably believes are not in violation of the Auxer Group's corporate purposes as set forth in the Certificate of Incorporation.

Section 145(a) of the Delaware Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of non contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 145(b) of the Delaware Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suite by or in the right of the corporation to procure a judgment in itsfavor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware Law provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 145(d) of the Delaware Law states that any indemnification under subsections (a) and (b) of section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 145(e) of the Delaware Law provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 145(f) of the Delaware Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of section 145.

Section 145(j) of the Delaware Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 25. Other Expenses Of Issuance And Distribution

The following table sets forth the estimated expenses to be borne by us (also referred to within as the Registrant) in connection with the issuance and distribution of our Common Shares pursuant to the Offering.

SEC registration fee                                     $500
Legal fees                                             $25,000
Accounting fees                                         $5,000
Blue Sky fees                                           $2,500
Printing and miscellaneous fees                         $2,500

Total fees and expenses                                $35,500

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following paragraphs set forth certain information with respect to all securities sold by us within the past three years without registration under the Securities Act of 1933, as amended (the "Securities Act"). The information includes the names of the purchasers, the date of issuance, the title and number of securities sold and the consideration received by us for the issuance of these shares.

In August 1997 through June 1998, the Auxer Group issued an aggregate of 255,000 shares of its Common Stock to Mr. Chapchal, Jos Coad, Peter Antil and Ivor Lewis for consulting services rendered in connection with investments in the United Kingdom based software companies valued at $87,030. Such investors were sophisticated investors, had pre-existing relationships with members of management of the Auxer Group and had access to relevant information pertaining to the contemplated operations of the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to
Section 4(2) of the Act.

In October 1997 through September 1998, the Auxer Group issued an aggregate of 700,000 shares of its Common Stock to Frank Palmari and Jan Talamo of Media Marketing for marketing consulting services rendered valued at $100,250. Such investors were sophisticated investors based on their financial resources and knowledge of investments, had access to or were provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to
Section 4(2) under the Act.

In January 1998 through January 1999, the Auxer Group issued an aggregate of 4,995,833 shares of its Common Stock to the Augustine Fund in conversion of a series of 16 convertible demand notes of $10,000 each, accruing interest at the rate of 8% per annum, for a total of $160,000. 1,000,000 shares of the total 4,995,833 are accounted for on the 1999 Consolidated Statement of Changes in Stockholder Equity. The remaining 3,995,833 shares are accounted for on the 1998 Consolidated Statement of Changes in Stockholder Equity. Tom Dyzinski exercised control of the Augustine Fund. Such investor was a sophisticated investor based on his financial resources and knowledge of investments, had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was issued pursuant to the exemption of Rule 504 of Regulation D under the Securities Act of 1933, as amended.

In March through October 1998, the Auxer Group issued an aggregate of 675,000 shares of its Common Stock to Elite Public Relations (400,000 shares), Investments 101 Ltd. (75,000 shares), and Wall Street Investments (200,000 shares) for public relations consulting services rendered valued at $121,000. Jason Mantione exercised control of Elite Public Relations. Jeffery Brommer exercised control of Investments 101. Anthony Tomaso exercised control of Wall Street Investments. Such investors were sophisticated investors based on their financial resources and knowledge of investments, had access to or were provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In April 1998, the Auxer Group issued 100,000 shares of its Common Stock to Louis Szilezy for consulting services rendered valued at $19,000. Such investor was a sophisticated investor based on his financial resources and knowledge of investments, had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In June 1998, the Auxer Group issued an aggregate of 320,000 shares of its Common Stock to Acebarn Limited, David Jolly, and Romande Limited pursuant to releasing any rights and claims against the Auxer Group in connection with the sale of the software investment valued at $32,230. Paul Macaulay exercised control of Acebarn Limited. Brian Aukett exercised control of Romande Limited. Such investors were either sophisticated investors, had pre-existing relationships with members of management of the Auxer Group and had access to relevant information pertaining to the contemplated operations of the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In June and July 1998, the Auxer Group issued an aggregate of 1,200,000 shares of its Common Stock to Tripp & Co. (250,000 shares), Capital Investments (200,000 shares) and Rapid Release Research (750,000 shares) for financial consulting services rendered valued at $183,250. Donald Carman exercised control of Tripp & Co. Randy Wheeler exercised control of Capital Investments. Bruce Pollock exercised control of Rapid Release Research. Such investors were sophisticated investors based on their financial resources and knowledge of investments, had access to or were provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In August 1998, the Auxer Group issued 35,000 shares of its common stock to the Law offices of Roger Fidler for legal services rendered valued at $5,600. Such investor was a sophisticated investor based on his financial resources and knowledge of investments, had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to
Section 4(2) under the Act.

From January through December 1998, the Auxer Group issued an aggregate of 15,551,490 shares of its common stock in cash consideration of $445,725 to 13 sophisticated investors pursuant to exemption from registration provided by Regulation D Rule 504. Such investors were sophisticated investors based on their financial resources and knowledge of investments, had access to or were provided with relevant financial and other information relating to the Auxer Group. The issuances were as follows:

Date Issued                    Investor                     Cash Consideration                     # of Shares
                               --------                     ------------------                     -----------
2-3-98                         James Tilton                           $20,000                      200,000
2-3-98                         Jerry Schwartz                          $2,500                       25,000



2-3-98                         Stewart Schwartz                        $2,500                       25,000
2-26-98                        James Tilton                           $25,000                      250,000
3-4-98                         Jerry Schwartz                          $2,050                       20,500
3-4-98                         Stewart Schwartz                        $2,050                       20,500
3-18-98                        James Tilton                           $20,000                      200,000
3-31-98                        James Tilton                           $15,000                      200,000
4-14-98                        James Tilton                            $7,500                      100,000
4-14-98                        Edward Scodak                           $3,000                       30,000
4-14-98                        Jerry & Stewart Schwartz               $15,000                      150,000
4-27-98                        James Tilton                           $10,125                      135,000
4-27-98                        Jerry & Stewart Schwartz                $3,000                       40,000
5-11-98                        Andy Dyer                               $5,000                      100,000
5-11-98                        James Tilton                           $10,000                      180,000
5-11-98                        Jerry Schwartz                         $10,000                      133,333
5-21-98                        Jerry & Stewart Schwartz                $7,000                      140,000
5-28-98                        James Tilton                            $9,625                      192,500
5-28-98                        Laurie Harvey                             $375                        7,500
6-8-98                         Jerry & Stewart Schwartz                $5,000                      125,000
6-15-98                        James Tilton                           $10,000                      200,000
6-24-98                        Jerry & Stewart Schwartz               $16,000                      400,000
6-24-98                        James Tilton                            $5,000                      100,000
7-9-98                         James Tilton                            $7,500                      250,000
7-9-98                         Jerry & Stewart Schwartz               $14,000                      280,000
8-3-98                         James Tilton                           $27,040                      545,000
8-3-98                         Kurt Vezner                             $2,960                       60,000
8-4-98                         Jerry & Stewart Schwartz               $10,000                      200,000
8-24-98                        James Tilton                            $5,000                      166,666
9-11-98                        Jerry & Stewart Schwartz               $10,000                      300,000
9-23-98                        Sandra Lam                             $50,000                    1,250,000
10-6-98                        Jerry Schwartz                          $2,000                      125,000
10-6-98                        Stewart Schwartz                        $2,000                      125,000
10-10-98                       James Stedman                          $10,000                      200,000
10-18-98                       Coastal International                   $6,250                      500,000
10-18-98                       Jeff Applebaum                          $6,250                      500,000
10-20-98                       Emerald Group Management               $12,500                    1,000,000
10-24-98                       Olympia Partners, LLC                  $15,000                    1,000,000


11-3-98                        Olympia Partners, LLC                   $7,500                      750,000
12-1-98                        Coral Cove Partners                     $8,750                    1,029,412
12-8-98                        Nismic Sales Corp.                      $8,750                    1,029,412
12-14-98                       Olympia Partners, LLC                  $10,000                      666,667
12-17-98                       Jerry & Stewart Schwartz                $8,500                    1,000,000
12-17-98                       Ashbourne Associates                    $8,000                      800,000
12-17-98                       J. Prince Inc.                          $8,000                      800,000

Total                                                                $445,725                   15,551,490

Seth Fireman exercised control over Olympia Partners, LLC. Jeff Applebaum exercised control over Coral Cove Partners and Ashbourne Associates. Jared Shaw exercised control over Coastal International, the Emerald Group Management and
J. Prince Inc. Michael Mannis exercised control over Nismic Sales Corp.

In January 1999, the Auxer Group issued 2,750,000 shares of its Preferred Stock to Eugene Chiaramonte, Jr. and Ronald Shaver in exchange for reducing the loans and expenses due and deferred compensation from the Auxer Group valued at $412,500. Such investors were sophisticated investors, were employees and members of management of the Auxer Group and had access to relevant information pertaining to the contemplated operations of the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In February 1999, the Auxer Group issued 489,000 shares of its Common Stock to MYD Marine Distributor, Inc. ("MYD") for services rendered in connection with lawsuit settlement valued at $39,240. In March 1998, MYD filed a lawsuit against the Auxer Group and Harvey-Westbury Corp. in Dade County, Florida. The lawsuit was based on breach of contract under an agreement to distribute goods between MYD and Harvey- Westbury. Dan Delmonico exercised control over MYD. Such investor was a qualified investor based on his financial resources and knowledge of investments, had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In April 1999, the Auxer Group issued 836,700 shares of its Common Stock to Ernest DeSaye Jr. in connection with the exchange of assets agreement valued at $89,945. Such investor was a sophisticated investor, had pre-existing relationships with members of management of the Auxer Group and had access to relevant information pertaining to the contemplated operations of the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act under the Act.

In November 1999 the Auxer Group issued 100,000 shares of its common stock to Roger Fidler, Esquire for general legal counsel. Such investor was a sophisticated investor based on his financial resources and knowledge of investments, had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) under the Act.

In January 2000, the Auxer Group completed an offering for 7,900,000 shares and raised an aggregate of $395,000 pursuant to the exemption under Rule 504 of Regulation D. Such offering was originally for 7,000,000 shares and was subsequently amended to increase the offering. Such investors were accredited or otherwise sophisticated investors based on their financial resources and knowledge of investments, had access to or were provided with relevant financial and other information relating to the Auxer Group. In connection with the offering, Harvey Murdock served as the selling agent and received $5,000 for his services as selling agent.

From January through December 1999, the Auxer Group issued an aggregate of 17,950,000 shares of its common stock in cash consideration of $750,000 to 8 sophisticated investors pursuant to exemption from registration provided by Regulation D, Rule 504. Such investor were accredited or otherwise qualified investors based on their financial resources and knowledge of investments, had access to or were provided with relevant financial and other information relating to the Auxer Group. The issuances were as follows:

Date Issued                      Investor                        Cash Consideration             # of Shares
                                 --------                        ------------------             -----------
1-6-99                           J. Prince Inc.                  $20,000                        2,000,000
1-12-99                          Patrick Rost                    $40,000                        1,000,000
1-21-99                          James Tilton                    $30,000                        1,000,000
1-23-99                          Patrick Rost                    $40,000                        1,000,000
2-1-99                           Patrick Rost                    $40,000                        1,000,000
2-3-99                           Patrick Rost                    $40,000                        1,000,000
2-23-99                          Patrick Rost                    $40,000                        1,000,000
3-25-99                          James Tilton                    $25,000                          500,000
3-29-99                          James Tilton                    $25,000                          500,000
4-1-99                           Andy Dyer                       $10,000                          150,000

4-9-99                           James Tilton                    $50,000                        1,000,000
8-26-99                          J Tilton, LLC                  $160,000                        3,200,000
-------                          -------------                  --------                        ---------

8-26-99                          Patrick Rost                    $50,000                        1,000,000
                                 Associates, LLC
-------                          -------------                  --------                        ---------

8-27-99                          Patrick Rost                    $50,000                        1,000,000
                                 Associates, LLC
-------                          -------------                  --------                        ---------

10-26-99                         Thomas Trobiano                 $15,000                          300,000
-------                          -------------                  --------                        ---------

11-1-99                          Patrick Rost                    $25,000                          500,000
                                 Associates, LLC
-------                          -------------                  --------                        ---------

12-14-99                         J Tilton, LLC                   $15,000                          300,000
-------                          -------------                  --------                        ---------

12-14-99                         Patrick Rost                    $25,000                          500,000
                                 Associates, LLC
-------                          -------------                  --------                        ---------

12-27-99                         Dyer Capital Group,             $50,000                        1,000,000
                                 LLC
-------                          -------------                  --------                        ---------

Total                                                        $   750,000.00                    17,950,000

Jared Shaw exercised control over J. Prince Inc. James Tilton exercised control over J.D. Tilton, LLC. Patrick Rost exercised control over Patrick Rost Associates, LLC. Andy Dyer exercised control over Dyer Capital Group, LLC.

In January 2000, the Auxer Group issued an aggregate of 8,266,666 shares of its common stock in connection with an offering pursuant to Regulation D, Rule 504 in cash consideration of $248,000. The offering was closed in January 2000. Such investors were accredited or otherwise sophisticated investors based on their financial resources and knowledge of investments, had access to or were provided with relevant financial and other information relating to the Auxer Group.

In March 2000, the Auxer Group issued an aggregate of 300,000 shares to Steve Trobiano valued at $19,500 in connection with the exchange of assets (vehicle). Such investor was a sophisticated investor, had pre-existing relationship with members of management of the Auxer Group and had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares was exempt from registration requirements of the Act pursuant to Section 4(2) under the Act.

In March 2000, the Auxer Group issued an aggregate of 2,043,182 shares of its common stock in cash consideration of $109,875 to Jan Talamo (209,091 shares), Frank Palmieri (209,091 shares), Stewart & Jerry Schwartz (1,125,000 shares) and Thomas Trobiano (500,000 shares). Such investors were sophisticated investors, had pre-existing relationships with members of management of the Auxer Group and had access to or were provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Section 4(2) under the Act.

In July 2000, the Auxer Group issued an aggregate of 400,000 shares of its common stock in cash consideration of $20,000 to Thomas Trobiano. Such investor was a sophisticated investor, had pre- existing relationships with members of management of the Auxer Group and had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Section 4(2) under the Act.

In September 2000, the Auxer Group issued an aggregate of 600,000 shares of its common stock for consulting services rendered by James Morris. Such investor was a sophisticated investors, had pre- existing relationships with members of management of the Auxer Group and had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Section 4(2) under the Act.

In September 2000, the Auxer Group issued an aggregate of 3,000,000 shares of its common stock to Mustafa Qattous (1,000,000 shares), Aref Aref (1,000,000 shares), and Samir Khalaf (1,000,000) in connection with the acquisition of Clifton Telecard Alliance. The 1,000,000 shares issued to Samir Khalaf were in consideration for services rendered specifically associated with the telecom acquisition. The 2,000,000 shares of common stock issued to Mustafa Qattous and Aref Aref were in consideration for assets sold to the Auxer Group. Such investors were a sophisticated investors, had pre-existing relationships with members of management of the Auxer Group and had access to or were provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Section 4(2) under the Act.

In December 2000, the Auxer Group issued an aggregate of 2,725,000 shares of its common stock to Kador Investment Co. Ltd. (500,000 shares), Ted Liebowitz (500,000 shares), Starling Corp. (1,000,000 shares), Jacqueline Balough (125,000 shares), Rina Sugarman (350,000 shares), and Leon Kahn (250,000) in connection with the Bridge Loan with PHD Capital Corp. The Auxer Group received an aggregate of $545,000 in cash for the issuance of such shares. Such investors were a sophisticated investors, had pre-existing relationships with members of management of the Auxer Group and had access to or were provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Section 4(2) under the Act.

In December 2000, the Auxer Group issued an aggregate of 400,000 shares of its common stock in cash consideration of $10,000 to Steve Trobiano. Such investor was a sophisticated investor, had pre- existing relationships with members of management of the Auxer Group and had access to or was provided with relevant financial and other information relating to the Auxer Group. Accordingly, the issuances of shares were exempt from registration requirements of the Act pursuant to Section 4(2) under the Act.

In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Auxer Group, (in general, a person who has a control relationship with the Auxer Group,) who has owned restricted securities of common stock beneficially for a least one year is entitled to sell, within any three month period, that number of shares of a class of securities that does not exceed the greater of (i) one percent (1%) of the shares of that class then outstanding or, if the common stock is quoted on a recognized stock exchange, (ii) the average weekly trading volume of that class during the four calendar weeks preceding such sale. A person who has not been an affiliate of the Auxer Group for at least the three months immediately preceding the sale and has beneficially owned shares of common stock for a least two (2) years is entitled to sell such shares under Rule 144k without regard to any of the limitations described above.

No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of common stock for future sale will have on the market price of the common stock prevailing from time-to-time. Sales of substantial amounts of common stock on the public market could adversely affect the prevailing market price of the common stock.

Terms of Conversion for Convertible Notes

For year ending December 31, 1997, the Auxer Group paid for operations by raising $1,925,175 through common stock issuance and debt borrowings after payments to short term debts. The Auxer Group borrowed $140,000 from FT Trading in convertible notes at 8% dated September 5, 1997 payable on demand plus interest payable semi-annually on January 1, and June 1 with shares of the Auxer Group's common stock. The notes were converted at 70% of the 5 day average bid price prior to conversion. The Auxer Group borrowed $100,000 from the Augustine Fund in convertible notes at 8% dated November 21, 1997 payable on demand plus interest payable semi-annually on March 1, and August 1 with shares of the Auxer Group's common stock. The notes were converted at 70% of the 5 day average bid price prior to conversion. The Auxer Group borrowed $60,000 from the Augustine Fund in convertible notes at 8% dated November 21, 1998 payable on demand plus interest payable semi-annually on March 1, and August 1 with shares of the Auxer Group's common stock. The notes were converted at 70% of the 5 day average bid price prior to conversion.

Item 28. Undertakings

1. The Registrant will, during any period in which it offers or sells securities, file a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)Include any additional or changed material information on the plan of distribution.

2. The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. The Registrant will provide to each purchaser, if any, at the closing certificates in such denominations and registered in such names to permit prompt delivery to each purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

6. For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

                                  Exhibit Index

2.0                   Plan of Reincorporation *

3.1                   Articles of Incorporation of The Auxer Group, Inc. and
                      Articles of Amendment *

3.2                   By-laws of The Auxer Group, Inc. *

4.1                   Certificate of Designations of Preferred Stock of The
                      Auxer Group, Inc. *

4.2                   Non-Statutory Stock Option Plan *

5.1                   Opinion of Anslow & Jaclin, LLP

10.1 Asset Purchase Agreement effective September 27, 2000 with Clifton Telecard, Inc. and Clifton Telecard Alliance, Inc. *

10.2 Contract for the Sale of Goods effective August 10, 2000 by Auxer Telecom, Inc. (our wholly owned subsidiary) from Chasin of Long Beach, Inc. dba Colbie Pacific Capital *

10.3 Acquisition Agreement and Plan of Reorganization between the Auxer Gold Mines and CT Industries Inc. *

10.4                  Acquisition Agreement of Harvey-Westbury Corp. *

10.5                  Carquest Products, Inc. License Agreement *

10.6 Agreement of Business Combination By Exchange of Assets for Stock between The Auxer Group, Inc. and Ernest DeSaye, Jr. doing business as Hardyston Distributors. *

10.7 Agreement and Plan of Acquisition between Auxer Industries, Inc. and Universal Filtration Industries, Inc. *

10.8                  Merchant Financial Corp. Agreement *

10.9                  PMR and Associates Investor Relation Agreement dated
                      January 4, 1999 *

10.10 PMR and Associates Investor Relations Services Agreement dated April 6, 1999 *

10.11 PMR and Associates Management Consulting Services Agreement dated July 1, 1999 *

10.12                 Employment Agreement - Eugene Chiaramonte, Jr. *

10.13                 Employment Agreement - Ronald Shaver *

10.14                 Employment Agreement and Addendum - Ernest DeSaye, Jr. *

10.15                 Employment Agreement - Mustafa Qattous *

10.16                 Form of Securities Purchase Agreement - Recent Financing

10.17                 Form of Registration Rights Agreement - Recent Financing

10.18                 Form of Debenture - Recent Financing

10.19 Joint Venture Agreement between Harvey Westbury Corp. and USA United Suppliers of America, Inc. *

21                    Subsidiaries *

23.1                  Independent Auditors Consent

23.2                  Consent of Anslow & Jaclin, LLP (contained in Exhibit 5)

* - To be filed by Amendment


                                   Signatures

Pursuant to the requirements of the Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the Borough of West Paterson, State of New Jersey on the 25th day of May, 2001.

                              The Auxer Group, Inc.

                              By: /s/ Eugene Chiaramonte, Jr.
                              --------------------------------
                                      EUGENE CHIARAMONTE, JR.
                                      CHIEF EXECUTIVE OFFICER,
                                      PRESIDENT AND
                                      DIRECTOR

                                POWER OF ATTORNEY

Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

We, the undersigned officers and directors of The Auxer Group, Inc. hereby severally constitute and appoint Eugene Chiaramonte, Jr., our true and lawful attorney-in-fact and agent with full power of substitution for us in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent in full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, any lawfully do or cause to be done by virtue hereof.

SIGNATURE                                           TITLE                         DATE
                                                    -----                         ----
/s/ Eugene Chiaramonte, Jr.               Chairman of the Board of                May 25, 2001
----------------------------------        Directors, Chief Executive
    Eugene Chiaramonte, Jr.               Officer and President

/s/ Ronald Shaver                         Executive Vice President                May 25, 2001
----------------------------------
    Ronald Shaver